FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-04

July 1, 2016	JPMCC 2016-JP2

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2016-JP2
$939,196,709 (Approximate Mortgage Pool Balance)

$824,145,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2016-JP2

JPMorgan Chase Bank, National Association Benefit Street Partners CRE Finance LLC German American Capital Corporation Starwood Mortgage Funding VI LLC Mortgage Loan Sellers
J.P. Morgan	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton	Co-Managers	Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

July 1, 2016	JPMCC 2016-JP2

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc. (“DBSI”), Drexel Hamilton, LLC (“Drexel”), or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$31,322,000	30.000%	2.68	8/16 – 1/21	42.4%	15.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$16,213,000	30.000%	4.67	1/21 – 6/21	42.4%	15.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$250,000,000	30.000%	9.56	9/25 – 4/26	42.4%	15.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$301,524,000	30.000%	9.90	4/26 – 7/26	42.4%	15.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$58,379,000	30.000%	7.12	6/21 – 9/25	42.4%	15.3%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf)	$734,921,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	A3(sf) / AA-sf / AAA(sf)	$48,134,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$77,483,000	21.750%	9.96	7/26 – 7/26	47.3%	13.7%
B	A3(sf) / AA-sf / AA(low)(sf)	$48,134,000	16.625%	9.96	7/26 – 7/26	50.4%	12.8%
C	NR / A-sf / A(low)(sf)	$41,090,000	12.250%	9.96	7/26 – 7/26	53.1%	12.2%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C(6)	NR / BBB-sf / AAA(sf)	$86,876,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$45,786,000	7.375%	9.96	7/26 – 7/26	56.0%	11.6%
E	NR / BB-sf / BB(low)(sf)	$22,306,000	5.000%	9.96	7/26 – 7/26	57.5%	11.3%
F	NR / NR / B(low)(sf)	$17,610,000	3.125%	9.96	7/26 – 7/26	58.6%	11.0%
NR	NR / NR / NR	$29,349,708	0.000%	10.09	7/26 – 2/27	60.5%	10.7%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a July 29, 2016 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated July 5, 2016 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Preliminary Prospectus.

(7)	The Class X-C, Class D, Class E, Class F and Class NR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Summary of Transaction Terms

Securities Offered:	$824,145,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (56.8%), Benefit Street Partners CRE Finance LLC (“BSP”) (22.4%), German American Capital Corporation (“GACC”) (10.5%) and Starwood Mortgage Funding VI LLC (“SMF”) (10.3%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	LNR Partners, LLC (“LNR”).
Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate).
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).
Pricing Date:	On or about July [8], 2016.
Closing Date:	On or about July 29, 2016.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2016, or with respect to any mortgage loan that has its first due date in August 2016, the date that would otherwise have been the related due date in July 2016.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2016.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2016.
Assumed Final Distribution Date:	The Distribution Date in February 2027 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2049.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, or (ii) if the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as “Kohl’s Wichita Falls” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as “Kohl’s Wichita Falls” on any date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the mortgage loans as of the Cut-off Date and (y) the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in July 2026. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$939,196,709
Number of Mortgage Loans:	47
Number of Mortgaged Properties:	78
Average Cut-off Date Balance per Mortgage Loan:	$19,982,909
Weighted Average Current Mortgage Rate:	4.56535%
10 Largest Mortgage Loans as % of IPB:	54.4%
Weighted Average Remaining Term to Maturity:	118 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.80x
Weighted Average UW NOI Debt Yield(1):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	60.5%
Weighted Average Maturity Date LTV(1)(3):	53.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	11.5%
% of Mortgaged Properties with Single Tenants:	4.1%

Amortization
Weighted Average Original Amortization Term(4):	350 months
Weighted Average Remaining Amortization Term(4):	349 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	46.8%
% of Mortgage Loans with Amortizing Balloon:	27.6%
% of Mortgage Loans with Interest-Only:	25.6%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	52.2%
% of Mortgage Loans with In-Place, Hard Lockboxes:	25.2%
% of Mortgage Loans with Springing Lockboxes:	21.8%
% of Mortgage Loans with Soft Lockboxes:	0.7%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	63.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	39.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	58.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	45.7%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related subordinate Companion Loans.

(2)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.

(3)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes five mortgage loans that are interest-only for the entire term.

(5)	For a more detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(6)	CapEx Reserves include FF&E reserves for hotel properties.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by mixed use, retail, industrial and office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	15	15	$533,920,544	56.8%
BSP(1)	13	15	210,045,068	22.4%
GACC(2)	9	10	98,371,351	10.5%
SMF VI	10	38	96,859,745	10.3%
Total:	47	78	$939,196,709	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by JPMCB and Citigroup Global Markets Realty Corp. In the case of Loan No. 5, the whole loan was co-originated by JPMCB and BSP. In the case of Loan No. 6, the whole loan was co-originated by JPMCB, Bank of America N.A. and Wells Fargo Bank, National Association.
(2)	In the case of Loan Nos. 41 and 44, the mortgage loans were originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and acquired by GACC.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Opry Mills	JPMCB	1	$80,000,000	8.5%	1,169,633	Retail	2.33x	10.1%	50.8%	50.8%
2	Center 21	JPMCB	1	$80,000,000	8.5%	689,302	Office	2.01x	9.7%	59.3%	59.3%
3	693 Fifth Avenue	JPMCB	1	$65,000,000	6.9%	96,514	Mixed Use	1.00x	6.4%	47.6%	37.4%
4	Marriott Atlanta Buckhead	JPMCB	1	$50,500,000	5.4%	349	Hotel	1.95x	11.6%	64.7%	56.4%
5	100 East Pratt	JPMCB	1	$50,400,000	5.4%	662,708	Office	1.85x	12.5%	58.8%	53.9%
6	The Shops at Crystals	JPMCB	1	$50,000,000	5.3%	262,327	Retail	3.28x	12.9%	34.8%	34.8%
7	Renaissance Center	BSP	1	$40,360,000	4.3%	573,053	Office	1.56x	10.3%	63.9%	58.9%
8	650 Poydras	JPMCB	1	$38,300,000	4.1%	453,255	Office	1.64x	12.1%	71.7%	58.2%
9	Hagerstown Premium Outlets	GACC	1	$31,000,000	3.3%	484,994	Retail	2.34x	14.8%	51.3%	43.6%
10	1000 Parkwood	JPMCB	1	$25,285,000	2.7%	212,705	Office	1.51x	10.4%	64.5%	56.5%

	Top 3 Total/Weighted Average		3	$225,000,000	24.0%			1.83x	8.9%	52.9%	50.0%
	Top 5 Total/Weighted Average		5	$325,900,000	34.7%			1.85x	9.9%	55.6%	51.6%
	Top 10 Total/Weighted Average		10	$510,845,000	54.4%			1.97x	10.7%	55.6%	50.8%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans. In the case of Loan No. 3, UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Opry Mills	$80,000,000	$295,000,000	$375,000,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMCC 2016-JP2
2	Center 21	$80,000,000	$83,000,000	$163,000,000	JPMCC 2016-JP2(2)	Wells Fargo(2)	LNR(2)	(2)
3	693 Fifth Avenue	$65,000,000	$185,000,000	$250,000,000	JPMCC 2016-JP2(2)	Wells Fargo(2)	LNR(2)	(2)
5	100 East Pratt	$50,400,000	$60,000,000	$110,400,000	JPMDB 2016-C2	Wells Fargo	Midland	JPMDB 2016-C2
6	The Shops at Crystals	$50,000,000	$332,700,000	$382,700,000	Shops at Crystals Trust 2016-CSTL	KeyBank	Aegon	Shops at Crystals Trust 2016-CSTL
7	Renaissance Center	$40,360,000	$30,240,000	$70,600,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMCC 2016-JP2
9	Hagerstown Premium Outlets	$31,000,000	$46,000,000	$77,000,000	JPMCC 2016-JP2	Wells Fargo	LNR	JPMCC 2016-JP2
13	Four Penn Center	$20,925,000	$48,000,000	$68,925,000	JPMDB 2016-C2	Wells Fargo	Midland	JPMDB 2016-C2
15	Renaissance Providence Downtown Hotel	$19,908,869	$24,886,087	$44,794,956	DBJPM 2016-C1	Wells Fargo	Midland	DBJPM 2016-C1

(1)	In the case of Loan No. 6, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	In the case of Loan Nos. 2 and 3, the whole loan will be serviced under the JPMCC 2016-JP2 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the whole loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is JPMCB, or an affiliate, as holder of the related controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
6	The Shops at Crystals	$50,000,000	$167,300,000	$550,000,000	3.28x	2.28x	34.8%	50.0%	12.9%	9.0%
8	650 Poydras	$38,300,000	$4,400,000	$42,700,000	1.64x	1.34x	71.7%	80.0%	12.1%	10.8%
16	Springhill Suites Norfolk & Residence Inn Chesapeake	$19,717,217	$3,500,000	$23,217,217	1.85x	1.56x	54.8%	64.5%	14.4%	12.2%
(1)	In the case of Loan No. 6, subordinate debt represents three Subordinate Companion Loans. In the case of Loan Nos. 8 and 16, subordinate debt represents a mezzanine loan.
(2)	In the case of Loan No. 6, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include the related Pari Passu Companion Loans, but exclude the related Subordinate Companion Loans.
(3)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	CBD	7	$242,309,268	25.8%	93.9%	1.80x	10.8%	61.8%	57.0%
	Suburban	5	98,839,636	10.5	94.6%	1.55x	10.4%	66.5%	60.4%
	Data Center	1	8,750,000	0.9	100.0%	2.98x	13.3%	49.2%	49.2%
	Subtotal:	13	$349,898,904	37.3%	94.3%	1.76x	10.8%	62.8%	57.7%

Retail	Anchored	6	$118,679,933	12.6%	89.6%	2.46x	12.5%	50.6%	45.5%
	Super Regional Mall	1	80,000,000	8.5	98.6%	2.33x	10.1%	50.8%	50.8%
	Freestanding	28	21,190,473	2.3	97.4%	1.32x	9.0%	71.8%	58.6%
	Shadow Anchored	3	20,029,693	2.1	91.1%	1.23x	8.3%	63.8%	55.9%
	Subtotal:	38	$239,900,099	25.5%	93.4%	2.21x	11.0%	53.6%	49.3%

Hotel	Full Service	3	$86,382,408	9.2%	73.0%	1.83x	11.4%	64.8%	54.3%
	Limited Service	6	39,611,689	4.2	72.4%	2.03x	14.3%	62.6%	52.1%
	Select Service	1	19,977,568	2.1	80.0%	1.61x	10.8%	63.6%	53.0%
	Extended Stay	1	11,363,901	1.2	85.5%	1.85x	14.4%	54.8%	40.5%
	Subtotal:	11	$157,335,567	16.8%	74.6%	1.85x	12.3%	63.4%	52.6%

Mixed Use	Retail/Office	2	$69,320,307	7.4%	59.8%	1.02x	6.6%	49.3%	39.0%
	Retail/Multifamily	1	16,250,000	1.7	96.7%	1.27x	8.6%	72.2%	64.1%
	Office/Industrial	1	12,345,985	1.3	99.0%	1.42x	9.7%	71.4%	58.9%
	Subtotal:	4	$97,916,292	10.4%	70.8%	1.11x	7.3%	55.9%	45.6%

Multifamily	Garden	6	$54,381,031	5.8%	92.5%	1.44x	9.8%	71.5%	61.6%
	Senior	1	14,904,718	1.6	92.4%	2.08x	13.1%	63.4%	51.8%
	Subtotal:	7	$69,285,749	7.4%	92.5%	1.58x	10.5%	69.8%	59.5%

Industrial	Flex	2	$11,930,318	1.3%	89.4%	1.59x	11.6%	72.3%	60.0%
	Warehouse/Distribution	1	4,500,000	0.5	100.0%	1.73x	11.0%	64.3%	53.4%
	Warehouse	1	4,054,781	0.4	100.0%	1.33x	10.7%	69.9%	53.3%
	Subtotal:	4	$20,485,098	2.2%	93.8%	1.57x	11.3%	70.1%	57.2%

Manufactured Housing	Manufactured Housing	1	$4,375,000	0.5%	70.0%	1.48x	10.5%	66.8%	49.6%
	Subtotal:	1	$4,375,000	0.5%	70.0%	1.48x	10.5%	66.8%	49.6%

Total / Weighted Average:		78	$939,196,709	100.0%	88.1%	1.80x	10.7%	60.5%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.
(3)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
California	4	$132,100,000	14.1%	97.2%	1.88x	9.5%	59.6%	57.3%
Georgia	5	108,616,935	11.6	79.9%	1.81x	11.6%	66.4%	56.2%
Florida	6	82,295,408	8.8	95.1%	1.46x	9.9%	68.3%	62.1%
Maryland	2	81,400,000	8.7	96.0%	2.04x	13.4%	55.9%	50.0%
Tennessee	1	80,000,000	8.5	98.6%	2.33x	10.1%	50.8%	50.8%
New York	1	65,000,000	6.9	57.1%	1.00x	6.4%	47.6%	37.4%
Nevada	2	62,345,985	6.6	89.9%	2.91x	12.3%	42.0%	39.6%
Texas	6	47,218,125	5.0	84.8%	1.53x	10.2%	69.1%	60.2%
Michigan	5	44,105,768	4.7	93.0%	1.75x	11.8%	67.7%	55.8%
Louisiana	1	38,300,000	4.1	86.0%	1.64x	12.1%	71.7%	58.2%
Colorado	4	34,129,693	3.6	92.8%	1.79x	10.7%	54.6%	48.6%
Pennsylvania	2	30,909,268	3.3	82.6%	1.35x	10.3%	74.5%	66.2%
Virginia	3	29,467,217	3.1	80.6%	1.81x	13.3%	60.2%	48.6%
Wisconsin	1	19,977,568	2.1	80.0%	1.61x	10.8%	63.6%	53.0%
Rhode Island	1	19,908,869	2.1	73.6%	1.51x	9.8%	61.4%	50.7%
Arizona	2	14,834,200	1.6	86.2%	1.35x	9.4%	70.0%	61.0%
North Carolina	1	13,950,000	1.5	87.0%	1.88x	12.4%	66.4%	60.9%
Ohio	24	11,567,702	1.2	95.2%	1.31x	9.2%	74.5%	61.2%
Mississippi	1	6,577,484	0.7	99.0%	1.31x	9.2%	68.5%	56.7%
Utah	1	6,485,100	0.7	82.8%	2.53x	18.1%	59.0%	48.5%
Minnesota	1	4,320,307	0.5	100.0%	1.32x	9.2%	74.2%	62.5%
Illinois	1	4,054,781	0.4	100.0%	1.33x	10.7%	69.9%	53.3%
West Virginia	3	1,632,298	0.2	100.0%	1.31x	9.2%	74.5%	61.2%
Total / Weighted Average:	78	$939,196,709	100.0%	88.1%	1.80x	10.7%	60.5%	53.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.
(3)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.
(4)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,720,733	-	$9,999,999	18	$123,671,795	13.2%	4.94242%	111	1.72x	11.5%	67.6%	57.8%
$10,000,000	-	$19,999,999	16	241,054,913	25.7	4.99610%	117	1.54x	10.5%	67.6%	56.8%
$20,000,000	-	$24,999,999	3	63,625,000	6.8	4.56350%	119	1.66x	10.1%	59.6%	55.2%
$25,000,000	-	$49,999,999	4	134,945,000	14.4	4.63721%	117	1.75x	11.9%	63.3%	54.7%
$50,000,000	-	$80,000,000	6	375,900,000	40.0	4.13958%	120	2.04x	10.3%	52.9%	49.3%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.74400%	-	3.99999%	2	$115,000,000	12.2%	3.86948%	120	1.99x	9.2%	42.0%	36.3%
4.00000%	-	4.49999%	7	276,450,000	29.4	4.18112%	119	2.17x	10.9%	56.1%	53.5%
4.50000%	-	4.94999%	19	305,658,880	32.5	4.68855%	116	1.59x	11.0%	67.1%	58.1%
4.95000%	-	6.30500%	19	242,087,829	25.8	5.17912%	116	1.56x	10.9%	66.2%	56.0%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	2	$12,152,057	1.3%	5.54667%	56	1.51x	11.0%	72.4%	68.6%
120	44	919,054,179	97.9	4.54818%	118	1.81x	10.7%	60.3%	53.3%
128	1	7,990,473	0.9	5.04800%	127	1.34x	8.8%	67.3%	54.4%
Total / Weighted Average:	47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
54	-	60	2	$12,152,057	1.3%	5.54667%	56	1.51x	11.0%	72.4%	68.6%
110	-	120	44	919,054,179	97.9	4.54818%	118	1.81x	10.7%	60.3%	53.3%
121	-	127	1	7,990,473	0.9	5.04800%	127	1.34x	8.8%	67.3%	54.4%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.

(2)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.

(3)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	5	$240,450,000	25.6%	4.05018%	120	2.44x	10.7%	50.3%	50.3%
300	6	111,841,270	11.9	4.56683%	119	1.31x	9.2%	53.9%	41.4%
360	36	586,905,439	62.5	4.77613%	116	1.64x	11.0%	66.0%	57.2%
Total / Weighted Average:	47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			5	$240,450,000	25.6%	4.05018%	120	2.44x	10.7%	50.3%	50.3%
293	-	293	1	4,054,781	0.4	5.25000%	113	1.33x	10.7%	69.9%	53.3%
294	-	299	3	38,411,489	4.1	5.48601%	119	1.82x	13.8%	61.5%	45.9%
300	-	355	9	140,582,268	15.0	4.44043%	114	1.38x	9.2%	59.2%	48.1%
356	-	360	29	515,698,171	54.9	4.76565%	117	1.63x	10.9%	65.5%	57.1%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
IO-Balloon	20	$439,716,700	46.8%	4.59912%	117	1.55x	10.2%	62.0%	54.6%
Balloon	22	259,030,009	27.6	4.98623%	116	1.65x	11.6%	67.5%	54.8%
Interest Only	5	240,450,000	25.6	4.05018%	120	2.44x	10.7%	50.3%	50.3%
Total / Weighted Average:	47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.00x	-	1.44x	18	$269,576,748	28.7%	4.66067%	116	1.25x	8.6%	64.4%	54.9%
1.45x	-	1.59x	7	119,129,920	12.7	4.89243%	117	1.54x	10.5%	65.2%	56.4%
1.60x	-	1.74x	6	87,786,194	9.3	4.92242%	115	1.65x	11.6%	69.5%	58.5%
1.75x	-	1.89x	4	100,040,756	10.7	4.95026%	118	1.85x	12.9%	60.8%	52.0%
1.90x	-	2.04x	4	141,533,121	15.1	4.27374%	120	1.99x	10.7%	61.8%	57.9%
2.05x	-	2.19x	2	23,194,870	2.5	4.72078%	115	2.10x	13.3%	63.5%	52.1%
2.20x	-	3.28x	6	197,935,100	21.1	4.07606%	119	2.60x	12.0%	47.1%	45.6%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.

(2)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.

(3)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
34.8%	-	59.9%	11	$434,052,317	46.2%	4.25802%	119	2.07x	10.8%	51.4%	47.6%
60.0%	-	64.9%	11	206,080,391	21.9	4.78937%	117	1.69x	11.0%	63.6%	55.1%
65.0%	-	69.9%	10	88,471,047	9.4	4.96728%	115	1.62x	11.1%	68.5%	57.4%
70.0%	-	75.0%	15	210,592,954	22.4	4.81071%	116	1.44x	10.2%	73.0%	62.7%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
34.8%	-	44.9%	4	$165,717,217	17.6%	4.17204%	119	2.04x	10.9%	45.3%	38.1%
45.0%	-	49.9%	5	43,330,833	4.6	4.82067%	119	1.90x	12.2%	55.1%	47.3%
50.0%	-	54.9%	13	267,333,451	28.5	4.61225%	118	1.94x	11.0%	58.1%	52.2%
55.0%	-	59.9%	10	289,718,239	30.8	4.50287%	119	1.75x	10.6%	65.1%	58.1%
60.0%	-	64.9%	8	92,323,212	9.8	4.92517%	118	1.47x	10.3%	71.9%	61.8%
65.0%	-	69.1%	7	80,773,757	8.6	4.89289%	108	1.39x	9.8%	73.7%	67.3%
Total / Weighted Average:			47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance(4)	35	$690,725,919	73.5%	4.58789%	117	1.93x	11.2%	59.8%	53.7%
Yield Maintenance	8	194,120,790	20.7	4.40389%	119	1.43x	9.2%	60.9%	50.6%
Defeasance or Yield Maintenance	3	38,700,000	4.1	4.76881%	119	1.62x	10.8%	70.9%	64.7%
Yield Maintenance, then Defeasance	1	15,650,000	1.7	5.07000%	114	1.21x	8.1%	60.9%	54.0%
Total / Weighted Average:	47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	29	$517,023,215	55.0%	4.70602%	117	1.74x	11.0%	63.9%	55.1%
Acquisition	13	254,043,176	27.0	4.58791%	117	1.55x	10.1%	59.3%	52.0%
Recapitalization	4	156,200,000	16.6	4.02217%	120	2.44x	10.8%	50.5%	50.2%
Acquisition/Refinance	1	11,930,318	1.3	5.10000%	115	1.59x	11.6%	72.3%	60.0%
Total / Weighted Average:	47	$939,196,709	100.0%	4.56535%	118	1.80x	10.7%	60.5%	53.5%

(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 9, 13 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.

(2)	In the case of Loan No. 16, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 payments following the Cut-off Date based on the principal payment schedule provided in Annex G of the Preliminary Prospectus.

(3)	In the case of Loan Nos. 14, 15, 19, 30, 36 and 46, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 1, 2 and 6, in each case, the loan documents permit the borrower to prepay the related loan with yield maintenance premium in the event the defeasance lockout period has not expired after certain dates. See the individual write-ups in this term sheet and “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans - Defeasance; Collateral Substitution” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
4	Marriott Atlanta Buckhead	Atlanta, GA	Hotel	MSC 2007-XLFA
8	650 Poydras	New Orleans, LA	Office	MLCFC 2007-5
9	Hagerstown Premium Outlets	Hagerstown, MD	Retail	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A
12	700 17th Street	Denver, CO	Office	WBCMT 2006-C28
13	Four Penn Center	Philadelphia, PA	Office	JPMCC 2006-LDP7
15	Renaissance Providence Downtown Hotel	Providence, RI	Hotel	JPMCC 2014-FL5
16.01	Residence Inn Chesapeake	Chesapeake, VA	Hotel	CSMC 2006-C3
17	RC Shoppes	Boynton Beach, FL	Mixed Use	WBCMT 2006-C28
19	K&G Marketplace	Rancho Santa Margarita, CA	Retail	CD 2007-CD4
22	Grass Valley Shopping Center	Grass Valley, CA	Retail	JPMCC 2006-LDP7
23	Gateway of Grand Blanc	Holly, MI	Multifamily	FNA 2014-M9
24	TBC Place	Durham, NC	Office	GCCFC 2007-GG9
25	Dollar General Portfolio	Various, Various	Retail	JPMCC 2006-LDP7
26	Autumn Park Apartments	Victoria, TX	Multifamily	CD 2007-CD4
28.02	Andover Business Park	Plymouth, MI	Industrial	CGCMT 2006-C4
30	417-425 North Eighth Street	Philadelphia, PA	Office	LBUBS 2006-C1
31	Sierra Forest	Mableton, GA	Multifamily	GSMS 2011-GC5
32	Centre at Culpeper	Culpeper, VA	Retail	CD 2007-CD5
34.01	Six Quebec	Minneapolis, MN	Mixed Use	GCCFC 2006-GG7
36	Best Western Plus Austin Central	Austin, TX	Hotel	BACM 2006-6
39.01	Galleria Executive Plaza	Cocoa Beach, FL	Office	BACM 2007-1
40	Starkville	Starkville, MS	Multifamily	CGCMT 2006-C4
42	Hampton Inn – Beaumont	Beaumont, TX	Hotel	LBUBS 2006-C3
46	Holiday Inn Express Clermont	Clermont, FL	Hotel	MSC 2006-IQ11
47	North Kent Shopping Center	Grand Rapids, MI	Retail	CGCMT 2006-C5

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
39	Space Coast Portfolio	Various, FL	$6,702,057	0.7	$6,219,287	38.4%	60	54	1.41x	10.1%	74.5%	69.1%
42	Hampton Inn - Beaumont	Beaumont, TX	5,450,000	0.6	5,297,450	32.7	60	59	1.64x	12.2%	69.9%	67.9%
Total / Weighted Average:			$12,152,057	1.3%	$11,516,737	71.0%	60	56	1.51x	11.0%	72.4%	68.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Structural Overview

¾ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
¾ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B Certificates for the related Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class C and Class D Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

¾ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex F to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balances of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Structural Overview

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class C and Class D Certificates.

¾ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata among four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”), (c) the Class C, Class D and Class X-C Certificates (“YM Group C”), and (d) the Class E, Class F and Class NR certificates (the “YM Group D”). As among the Classes of Certificates in each YM Group, other than the YM Group D, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

As among the Classes of Certificates in the YM Group D, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus.

YM Charge	X	Principal Paid to Class
Total Principal Paid

No Yield Maintenance Charges will be distributed to the Class R Certificates.

¾ Realized Losses:

Losses on the mortgage loans will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-C Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective principal balances. With respect to The Shops at Crystals Whole Loan, losses will be allocated first to the subordinate companion loans until reduced to zero and then to the related mortgage loan and the related pari passu companion loans, pro rata, based on their respective principal balances.

¾ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Structural Overview

“Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
¾ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each pari passu Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective principal balances. With respect to The Shops at Crystals Whole Loan, all appraisal reductions will first be allocated to the subordinate companion loans until reduced to zero and then to the related mortgage loan and the related pari passu companion loans, pro rata, based on their respective principal balances.

¾ Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.
¾ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

¾ Whole Loans:

Nine mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “Opry Mills Whole Loan”, the “Center 21 Whole Loan”, the “693 Fifth Avenue Whole Loan”, the “100 East Pratt Whole Loan”, “The Shops at Crystals Whole Loan”, the “Renaissance Center Whole Loan”, the “Hagerstown Premium Outlets Whole Loan”, the “Four Penn Center Whole Loan” and the “Renaissance Providence Downtown Hotel Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of The Shops at Crystals Whole Loan, in addition to the related Pari Passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Companion Loans, three (3) related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Opry Mills Companion Loans, the Center 21 Companion Loan (prior to the securitization of the related controlling pari passu companion loan), the 693 Fifth Avenue Companion Loans (prior to the securitization of the related controlling pari passu companion loan), the Renaissance Center Companion Loans and the Hagerstown Premium Outlets Companion Loans are referred to as “Serviced Companion Loans”.

The Opry Mills Whole Loan, the Center 21 Whole Loan (prior to the securitization of the related controlling pari passu companion loan), the 693 Fifth Avenue Whole Loan (prior to the securitization of the related controlling pari passu companion loan), the Renaissance Center Whole Loan and the Hagerstown Premium Outlets Whole Loan (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the JPMCC 2016-JP2 transaction (the “Pooling and Servicing Agreement”).

The Center 21 Whole Loan and the 693 Fifth Avenue Whole Loan (each a “Servicing Shift Whole Loan”, and each of the related mortgage loans, a “Servicing Shift Mortgage Loan”) will be initially serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling pari passu companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling pari passu companion loan as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Whole Loans—Center 21 Whole Loan” and “—The 693 Fifth Avenue Whole Loan” in the Preliminary Prospectus.

Each of the 100 East Pratt Whole Loan and the Four Penn Center Whole Loan is being serviced pursuant to the JPMDB 2016-C2 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—100 East Pratt Whole Loan” and “—The Four Penn Center Whole Loan” in the Preliminary Prospectus.

The Shops at Crystals Whole Loan is expected to be serviced pursuant to a trust and servicing agreement relating to a private securitization as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

The Renaissance Providence Downtown Hotel Whole Loan is being serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Renaissance Providence Downtown Hotel Whole Loan” in the Preliminary Prospectus.

The Center 21 Whole Loan (on and after the securitization of the controlling pari passu companion loan), the 693 Fifth Avenue Whole Loan (on and after the securitization of the controlling pari passu companion loan), the 100 East Pratt Whole Loan, The Shops at Crystals Whole Loan, the Four Penn Center Whole Loan and the Renaissance Providence Downtown Hotel Whole Loan are each a “Non-Serviced Whole Loan” and collectively the “Non-Serviced Whole Loans”.

¾ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrused on any junior note(s) if such Mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such Mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates, in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Structural Overview

¾ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any Companion Loans), on a net present value basis.

The Special Servicer is required to accept the highest offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loans) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Pari Passu Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the JPMCC 2016-JP2 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

¾ Control Eligible Certificates:	Classes E, F and NR.
¾ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loans, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling pari passu companion loan will be the holder of such companion loan, and (ii) with respect to each Mortgage Loan (other than non-serviced mortgage loans and Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan, Servicing Shift Mortgage Loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan, Servicing Shift Mortgage Loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or with respect to a borrower, a mortgagor, a manager of a mortgaged property, or an Accelerated Mezzanine Loan Lender, any other Person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, two (2) mortgage loans identified as “TBC Place” and “Centre at Culpeper” on Annex A-1 to the Preliminary Prospectus are expected to be Excluded Loans.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

¾ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all Serviced Mortgage Loans (other than the Servicing Shift Mortgage Loans and the Excluded Loans).
¾ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

¾ Control Termination Event:

A “Control Termination Event” will occur when the Certificate Balance of the Class E Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date; provided that prior to the applicable securitization of the controlling pari passu Companion Loan with respect to any Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the directing certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the pooling and servicing agreement governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

¾ Consultation Termination Event:

A “Consultation Termination Event” will occur when, without regard to the application of any Cumulative Appraisal Reduction Amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class; provided that prior to the applicable securitization of the related controlling pari passu companion loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to the directing certificateholder related to the related Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the directing certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

¾ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

¾ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

¾ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to (i) the Non-Serviced Whole Loans or any related REO Property and (ii) the Servicing Shift Whole Loans or any related REO Property.

However, Pentalpha Surveillance LLC is currently the operating advisor under the JPMDB 2016-C2 pooling and servicing agreement and, in such capacity, has certain obligations and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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consultation rights with respect to the 100 East Pratt Whole Loan and the Four Penn Center Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan and a Servicing Shift Mortgage Loan), the Operating Advisor will be responsible for:

■  after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■    after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

■    prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts or Collateral Deficiency Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount, Collateral Deficiency Amount calculations and/or net present value calculations.

■    after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount (with respect to Appraisal Reduction Amounts or Collateral Deficiency Amounts, if the Special Servicer has calculated such amounts) or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

¾ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

¾ Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no further votes will occur until an additional Mortgage Loan becomes a Delinquent Loan, an additional Asset Review Trigger occurs, and Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders.

¾ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

¾ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

As of the Closing Date, two (2) Mortgage Loans identified as “TBC Place” and “Centre at Culpeper” on Annex A-1 to the Preliminary Prospectus are expected to be Excluded Special Servicer Loans. For so long as the Special Servicer is a Borrower Party with respect to either of the TBC Place Mortgage Loan and the Centre at Culpeper Mortgage Loan, such Mortgage Loan will be an Excluded Special Servicer Loan. LNR is a Borrower Party with respect to the TBC Place Mortgage Loan and the Centre at Culpeper Mortgage Loan. Wells Fargo Bank National Association will act as the Excluded Special Servicer for such Excluded Special Servicer Loan (and, if appointed, may act as the Excluded Special Servicer for other Mortgage Loans that are Excluded Special Servicer Loans in the future) and will be entitled to all special servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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compensation related thereto with respect to such Mortgage Loan earned during such time as it is an Excluded Special Servicer Loan.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

¾ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the JPMCC 2016-JP2 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

¾ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Generally, in the event that a request to repurchase a Mortgage Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Master Servicer or the Special Servicer, as applicable, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

¾ Investor Communications

The Certificate Administrator is required include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMCC 2016-JP2

With a copy to: trustadministrationgroup@wellsfargo.com

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

¾ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any specially serviced mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

¾ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■ special notices

■ summaries of asset status reports

■ appraisals in connection with Appraisal Reductions plus any second appraisals

■ ordered

■ an “Investor Q&A Forum”

■ a voluntary investor registry

■ SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$80,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	8.5%	Net Rentable Area (SF):	1,169,633
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrower:	Opry Mills Mall Limited Partnership	Year Built / Renovated:	2000 / 2012
Sponsor:	Simon Property Group, L.P.	Occupancy(4):	98.6%
Interest Rate:	4.09200%	Occupancy Date:	3/14/2016
Note Date:	6/2/2016	Number of Tenants:	168
Maturity Date:	7/1/2026	2013 NOI(5):	$34,502,158
Interest-only Period:	120 months	2014 NOI:	$34,987,235
Original Term:	120 months	2015 NOI(5):	$36,707,859
Original Amortization:	None	TTM NOI (as of 1/2016)(6):	$36,895,150
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(24),Def(89),O(7)	UW Revenues:	$52,975,528
Lockbox:	CMA	UW Expenses:	$15,212,634
Additional Debt:	Yes	UW NOI(6):	$37,762,894
Additional Debt Balance:	$295,000,000	UW NCF:	$36,274,285
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$738,000,000 / $631
		Appraisal Date:	5/10/2016

Escrows and Reserves(7)	Financial Information(2)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$321
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$321
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.8%
Replacement Reserves:	$0	Springing	$701,780	Maturity Date LTV:	50.8%
TI/LC:	$0	Springing	$5,789,683	UW NCF DSCR:	2.33x
Other:	$3,943,000	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$375,000,000	100.0%	Payoff Existing Debt	$346,592,719	92.4%
Return of Equity	26,280,526	7.0
Closing Costs	2,126,755	0.6
Total Sources	$375,000,000	100.0%	Total Uses	$375,000,000	100.0%

(1)	The Opry Mills Whole Loan was co-originated by JPMCB and Citigroup Global Markets Realty Corp. (“CGMRC”).

(2)	The Opry Mills Loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $375.0 million. The Financial Information presented in the chart above reflects the Opry Mills Whole Loan Cut-off Date balance of $375.0 million.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $375.0 million Opry Mills Whole Loan is permitted after the earlier to occur of (i) August 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2019, the borrower is permitted to prepay the Opry Mills Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Opry Mills Whole Loan that has been securitized for at least two years must be defeased).

(4)	Occupancy includes four tenants, Madame Tussauds (25,854 square feet), Hofbrauhaus Beer Garden (14,658 square feet), Abercrombie & Fitch Outlet (6,500 square feet) and Swarovski (1,231 square feet), all of which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016. Occupancy excluding tenants that have signed leases but not yet taken occupancy is 94.5%.

(5)	The increase in 2015 NOI from 2013 NOI is primarily associated with contractual rent increases.

(6)	UW NOI is higher than TTM NOI primarily due to (i) the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy, accounting for $743,170 of underwritten base rent and $253,025 of reimbursements and (ii) contractual rent increases through June 2017 in the amount of $799,000.

(7)	Initial Other Escrows and Reserves represents a guaranty from the loan sponsor for outstanding tenant improvements and leasing commissions. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

The Loan. The Opry Mills loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 1,169,633 square foot super regional mall located within Opryland in Nashville, Tennessee. The whole loan has an outstanding principal balance as of the Cut-off Date of $375.0 million (the “Opry Mills Whole Loan”) and is comprised of five pari passu notes, each as described below. Note A-1 is being contributed to the JPMCC 2016-JP2 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee (or, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder). However, the holders of the companion notes (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Opry Mills Whole Loan has a 10-year term and is interest-only for the term of the loan. The previously existing debt was originated by and held by Heleba Bank and Nord/LB.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2016-JP2	Yes
A-2	$65,000,000	$65,000,000	JPMCB	No
A-3	$80,000,000	$80,000,000	JPMCB	No
A-4	$70,000,000	$70,000,000	CGMRC	No
A-5	$80,000,000	$80,000,000	CGMRC	No
Total	$375,000,000	$375,000,000

The Borrower. The borrowing entity for the Opry Mills Whole Loan is Opry Mills Mall Limited Partnership, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising approximately 191 million square feet.

SPG purchased Opry Mills in connection with its acquisition of Mills Corporation in 2007 through a joint venture with Farallon Capital Management (“Farallon”). In 2012, SPG purchased Farallon’s equity stake in Opry Mills and now has a 100% ownership interest. SPG’s liability under the nonrecourse carve-out provisions in the loan documents is capped at $75.0 million plus reasonable collection costs.

The Property. Opry Mills is a 1,169,633 square foot, super regional mall located adjacent to the Opryland Resort & Convention Center in Nashville, Tennessee. Opry Mills serves as a shopping, dining and entertainment destination in Tennessee and is the only mall in Nashville that features designer factory outlet shopping. The property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the mall include Bass Pro Shops, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, a Regal Cinema movie theater with IMAX and H&M, among others. Additionally, the property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 square feet of net rentable area.

As of March 14, 2016, the property was approximately 98.6% leased by 168 tenants. The property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12-month period ending December 31, 2015 were approximately $401.2 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 11.8%, 11.8% and 11.8% respectively.

The mall originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps. of Engineers (“USACE”). The property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE outlining how it contributed to the crisis and its intent to use this information in order to reduce consequences of any potential future flooding. Immediately following the flooding, Opry Mills was rebuilt, and re-opened in March 2012 after the loan sponsor spent over $130.0 million to redevelop the property. Operating performance improved following the redevelopment as the re-tenanting of the center resulted in a higher proportion of national and credit tenancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes Opry Mills, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draw a substantial number of visitors per year including 1.5 million hotel guests and 2.6 million banquet facility guests, which support the foot traffic at the property. The Grand Ole Opry, Tennessee’s largest tourist attraction and often called the “home of American music”, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises docks at Opryland.

According to an industry trade group, Nashville is an “18-Hour City” and the “#7 U.S. Market to Watch for 2016.” Factors contributing to Nashville’s emergence in the top 10 markets in the industry trade group’s report include a re-emergent downtown, consistent in-migration, high quality of life, and low costs of doing business. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of Opry Mills along Interstate-40 and is served by 14 carriers with an average of more than 375 flights arriving and departing the airport on a daily basis. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity (Miles)	Major / Anchor Tenants
Opry Mills(2)(3)	2000 / 2012	1,169,633	$485	98.6%	NAP	Bass Pro Shops, Forever 21, Regal Cinema, Dave & Buster’s, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th
Rivergate Mall	1971 / 2011	1,138,169	$280 - $300	94%	9.5	Dillard’s, JCPenney, Macy’s, Sears
The Mall at Green Hills	1955 / 2011	869,000	$650 - $670	98%	13.8	Dillard’s, Macy’s, Nordstrom
Providence Marketplace	2006 / NA	835,000	NAV	98%	14.0	Target, Belk, JCPenney, Kroger, Dick’s Sporting Goods, TJ Maxx, Homegoods
Cool Springs Galleria	1991 / 2006	1,381,800	NAV	99%	22.0	Dillard’s, JCPenney, Macy’s, Belk
Lebanon Premium Outlets(4)	1988 / NA	227,262	NAV	100%	29.0	Gap Factory Store, Nike, AnnTaylor, The Children’s Place
The Avenue Murfreesboro	2007 / NA	747,497	NAV	90%	31.0	Belk, Dick’s Sporting Goods, Best Buy, Haverty’s Furniture
Stones River Mall	1992 / 2008	598,688	NAV	97%	31.0	Dillard’s, JCPenney, Sears
(1)	Based on the appraisal.

(2)	Est. Sales PSF represents in-line sales per square foot for 2015.

(3)	Est. Occ. represents current occupancy as of March 14, 2016.

(4)	Owned by Simon Property Group, Inc.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)(3)
96.0%	97.0%	97.0%	98.6%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.

(2)	Current Occupancy as of March 14, 2016.

(3)	Current Occupancy includes four tenants, Madame Tussauds (25,854 square feet), Hofbrauhaus Beer Garden (14,658 square feet), Abercrombie & Fitch Outlet (6,500 square feet), and Swarovski (1,231 square feet), all of which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016. Occupancy excluding tenants which have signed leases but not yet taken occupancy is 94.5%.

Historical In-line Sales and Occupancy Costs(1)
	2013	2014	2015
In-line Sales PSF	$447	$468	$485
Occupancy Costs	11.8%	11.8%	11.8%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Bass Pro Shops	NA / NA / NA	130,131	11.1%	$7.80	$342	2.8%	4/30/2020
Regal Cinema(4)	Ba1 / B+ / NA	100,056	8.6%	$21.50	$557,200	24.6%	5/31/2020
Dave & Buster’s	NA / NA / NA	56,886	4.9%	$23.20	$277	9.6%	11/30/2021
Forever 21	NA / NA / NA	53,244	4.6%	$27.52	$168	18.9%	1/31/2019
Bed Bath & Beyond	Baa1 / BBB+ / NA	30,966	2.6%	$12.59	$148	10.0%	3/31/2022
Off Broadway Shoes	NA / NA / NA	29,722	2.5%	$32.38	$229	19.2%	1/31/2021
Saks Fifth Avenue Off 5th	B1 / B+ / NA	27,567	2.4%	$7.00	$192	7.8%	4/30/2020
Madame Tussauds(5)	NA / NA / NA	25,854	2.2%	$5.80	N/A	N/A	4/30/2032
H&M	NA / NA / NA	25,022	2.1%	$35.08	$390	9.9%	1/31/2024
Sun & Ski Sports	NA / NA / NA	21,429	1.8%	$21.90	$190	14.5%	5/31/2022
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ending December 31, 2015 for all tenants.

(4)	Sales PSF reflects sales per screen for Regal Cinema. Sales per screen is based on a total of 20 screens. Regal Cinemas has the right to terminate its lease if the occupancy rate at the shopping center falls below 50% of the leasable area (not including the premises of Regal Cinema) and such occupancy rate continues for 12 months.

(5)	Madame Tussauds’ lease commenced May 2016 and therefore Sales PSF figures are not available.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	15,841	1.4%	NAP	NAP	15,841	1.4%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	15,841	1.4%	$0	0.0%
2017	7	10,727	0.9	512,369	1.7%	26,568	2.3%	$512,369	1.7%
2018	6	31,640	2.7	947,674	3.2%	58,208	4.9%	$1,460,043	4.9%
2019	8	74,806	6.4	2,287,343	7.7%	133,014	11.3%	$3,747,386	12.6%
2020	8	302,926	25.9	4,451,505	14.9%	435,940	37.2%	$8,198,891	27.5%
2021	4	109,093	9.3	2,648,138	8.9%	545,033	46.6%	$10,847,029	36.4%
2022	82	343,763	29.4	10,570,758	35.5%	888,796	75.9%	$21,417,787	71.9%
2023	35	168,702	14.4	4,878,116	16.4%	1,057,498	90.4%	$26,295,904	88.3%
2024	5	34,792	3.0	1,389,681	4.7%	1,092,290	93.3%	$27,685,585	92.9%
2025	4	8,597	0.7	598,004	2.0%	1,100,887	94.1%	$28,283,589	94.9%
2026	8	42,892	3.7	1,359,304	4.6%	1,143,779	97.7%	$29,642,892	99.5%
2027 & Beyond	1	25,854	2.2	150,000	0.5%	1,169,633	100.0%	$29,792,892	100.0%
Total	168	1,169,633	100.0%	$29,792,892	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47	59.8%
Vacant Income	0	0	0	0	583,384	0.50	1.2%
Gross Potential Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$30,376,276	$25.97	61.0%
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82	18.4%
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97	4.6%
Other Reimbursements(3)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82	16.0%
Net Rental Income	$43,504,254	$44,530,474	$46,181,018	$46,096,608	$49,802,830	$42.58	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,490,141)	(2.13)	(5.0)%
Other Income(4)	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84	11.4%
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	$51,765,862	$52,975,528	$45.29	106.4%

Total Expenses(5)	$14,625,041	$15,076,680	$15,026,181	$14,870,712	$15,212,634	$13.01	28.7%

Net Operating Income(6)	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$37,762,894	$32.29	71.3%

Total TI/LC, Capex/RR	0	0	0	0	1,488,609	1.27	2.8%
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	$36,895,150	$36,274,285	$31.01	68.5%
(1)	The TTM column represents the trailing 12-months ending January 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Other Reimbursements include utilities and real estate taxes.

(4)	Other Income primarily includes income attributable to temporary tenants (including kiosk, vending machines, events and promotions), marketing income from tenants and ATM rental income.

(5)	Total Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. Borrower has provided a guaranty related to the payment of any future legal expenses in connection with such event.

(6)	Underwritten Net Operating Income is higher than TTM Net Operating Income due primarily to the inclusion of four tenants, Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet and Swarovski, all of which have signed leases but have not yet taken occupancy as well as contractual rent increases through June 2017.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch Outlet, Swarovski and Mission BBQ.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) provides the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $19,494 per month ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $701,780 (approximately $0.60 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $160,825 per month (approximately $1.65 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,789,683 (approximately $4.95 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Opry Mills

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A Lockbox Event (as defined below) may be cured (i) if the Lockbox Event is caused solely by a DSCR Trigger Event (as defined below), by the achievement of a debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination of more than 1.60x for two consecutive quarters, (ii) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default or (iii) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a replacement property manager acceptable to the lender under a new management agreement within 60 days after such bankruptcy action or such property manager is discharged within 90 days after such bankruptcy action without any adverse consequences to the property or the loan (each of the foregoing, a “Lockbox Termination Event”).

Each Lockbox Termination Event is also subject to the following conditions: (i) no event of default shall have occurred and be continuing, (ii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Lockbox Event, including reasonable attorney’s fees and expenses.

A “Lockbox Event” means the occurrence of (a) an event of default, (b) any bankruptcy action of the borrower, (c) a bankruptcy action of manager if manager is an affiliate of borrower and provided manager is not replaced within sixty (60) days with a qualified manager or (d) a DSCR Trigger Event (as defined below).

A “DSCR Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

Litigation Guaranty. In connection with a casualty from a flooding that occurred at the property in 2010, the loan sponsor was involved in a 5-year lawsuit against the insurers. The loan sponsor was initially awarded $50.0 million out of the $200.0 million that the loan sponsor claimed, and was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, awarding the sponsor $204.0 million. The case is currently being appealed and the sponsor has provided a guaranty to the lender related to the payment of all obligations, costs, expenses and liabilities of the borrower or its affiliates incurred in connection with such insurance proceedings, including any post-trial motions and appeals arising therefrom, all attorney’s fees or disbursements, expert witness fees or other related expenses, costs or fees. Neither lender nor servicer has (i) any right to participate in the insurance proceedings in any manner whatsoever or (ii) any right to approve any decisions of borrower with respect to the insurance proceedings or any appeals or settlement thereof. Any amounts received by borrower from the insurance proceedings are not required to be deposited into the lockbox account and belong to the borrower, to be retained or disbursed by the borrower in its sole discretion and control and otherwise in accordance with its organizational documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.5%	Net Rentable Area (SF):	689,302
Loan Purpose:	Recapitalization	Location:	Oakland, CA
Borrower:	CIM/Oakland Center 21, LP	Year Built / Renovated:	1986, 2008 / N/A
Sponsor:	CIM Commercial Trust	Occupancy:	98.8%
	Corporation	Occupancy Date:	3/1/2016
Interest Rate:	4.14000%	Number of Tenants:	23
Note Date:	6/24/2016	2013 NOI:	$10,994,239
Maturity Date:	7/1/2026	2014 NOI:	$12,170,217
Interest-only Period:	120 months	2015 NOI:	$11,399,165
Original Term:	120 months	TTM NOI (as of 3/2016)(3):	$11,476,847
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$25,123,345
Call Protection(2):	L(24),Def(92),O(4)	UW Expenses:	$9,339,732
Lockbox:	CMA	UW NOI(3):	$15,783,613
Additional Debt:	Yes	UW NCF:	$13,746,563
Additional Debt Balance:	$83,000,000	Appraised Value / Per SF:	$275,100,000 / $399
Additional Debt Type:	Pari Passu	Appraisal Date:	5/19/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$236
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$236
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	59.3%
TI/LC:	$0	Springing	$5,500,000	UW NCF DSCR:	2.01x
Other:	$15,702,311	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$163,000,000	100.0%	Return of Equity	$146,924,529	90.1%
			Upfront Reserves	15,702,311	9.6%
			Closing Costs	373,160	0.2%
Total Sources	$163,000,000	100.0%	Total Uses	$163,000,000	100.0%

(1)	The Center 21 loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $163.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $163.0 million Center 21 Whole Loan.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $163.0 million Center 21 Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. If the defeasance lockout period has not occurred by August 1, 2019, the borrower is permitted to prepay the Center 21 Whole Loan with a yield maintenance premium.

(3)	The increase in UW NOI from TTM NOI is related to Pandora’s expansion into suites 400, 600, 700 and 1650, and Occupancy of 98.8% includes the total expansion of 99,871 square feet. The expansion space lease commences on August 1, 2016 with respect to suite 700, September 1, 2016 with respect to suites 400 and 1650 and October 1, 2016 with respect to suite 600. In total, the expansion contributes approximately $3.9 million in annual underwritten base rent.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

The Loan. The Center 21 loan is secured by a first mortgage lien on the borrower’s fee interest in a 689,302 square foot Class A office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $163.0 million (the “Center 21 Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-2 is expected to be contributed to a future securitization trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by JPMCB or, upon such contribution, by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Center 21 Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	JPMCC 2016-JP2	No
A-2	83,000,000	83,000,000	JPMCB	Yes
Total	$163,000,000	$163,000,000

The Borrower. The borrowing entity for the Center 21 Whole Loan is CIM/Oakland Center 21, LP, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and a publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016, CMCT has a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that mitigates risk through the fundamental analysis of the long-term drivers in communities.

The loan sponsor acquired the property in 2008 for approximately $162.1 million (approximately $235 per square foot). Since acquisition, the loan sponsor has invested approximately $58.7 million (approximately $85 per square foot) for a total cost basis of approximately $220.9 million (approximately $320 per square foot).

The Property. Center 21 is a 689,302 square foot Class A multi-tenant office building located in Oakland, California. The property is situated on an approximately 1.3-acre site and is comprised of two separate buildings, 2150 Franklin Street and 2101 Webster Street. 2150 Franklin Street is a nine-story building originally constructed in 2008 consisting of 216,666 square feet, while 2101 Webster Street is a 20-story building originally constructed in 1986 consisting of 472,305 square feet. The two towers are adjacent to one another and are joined by a ground-level lobby and sky-lit atrium located on the 10th floor. The property comprises an entire city block and primary access to the property is provided along 21st Street. Office tenants at the property also benefit from a parking garage located in the basement that offers 127 spaces and a parking ratio of approximately 0.18 spaces per 1,000 square feet of net rentable area. Additionally, the property contains 7,468 square feet of ground floor retail space consisting of an Umami Burger, Burn Pilates and The Octopus Literary Salon, amongst other tenants.

As of March 1, 2016, the property was 98.8% occupied by 23 tenants. The largest tenant at the property, Pandora Media, Inc. (“Pandora”), leases 26.7% of the net rentable area through September 2020 and has occupied its space since October 2009. Additionally, Pandora subleases 7.2% of the net rentable area from Cerexa, Inc. through May 2020. Most recently, Pandora executed an expansion into an additional 99,871 square feet. The property serves as Pandora’s headquarters. Pandora (NYSE:P) is an internet music streaming services company that was originally founded in 2000 and has grown to over 2,000 employees. Additionally, the company offers ticketing and marketing software and services for venues and event promoters to promote their events, as well as allow fans to find and purchase tickets for events. Pandora accounts for 24.8% of the in-place base rent and its lease contains two remaining five-year renewal options. The second largest tenant, Kaiser Foundation Health Plan, Inc. (“KFHP”), leases 13.9% of the net rentable area through December 2022 and has occupied its space since June 2005. KFHP is a subsidiary of Kaiser Permanente (“Kaiser”), one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser brand. Founded in 1945, Kaiser has grown to over 10.6 million members across eight states and the District of Columbia. KFHP accounts for 17.2% of the in-place base rent and its lease contains one remaining five-year renewal option. The third largest tenant, the Federal Bureau of Investigation (“FBI”), leases 11.1% of the net rentable area through October 2026 and has occupied its space since October 2011. The property serves as the FBI’s main location in Oakland, California. The FBI accounts for 16.3% of the in-place base rent and its lease does not contain any renewal options. Additionally, since September 2014, the loan sponsor has signed nine new tenants comprising approximately 20.1% of the net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

Center 21 is located in the downtown Oakland neighborhood of Lake Merritt. The metropolitan area is benefiting from growth from the high tech industry, which is expected to remain the driving force behind the Oakland economy. As the business cycle matures, strong demand for tech workers and real estate is making San Francisco increasingly expensive. Firms are responding by relocating to the Oakland metropolitan area with Uber being the latest and most high profile relocation. Uber recently purchased a historic downtown Oakland building (located two blocks from Center 21) for $123.5 million and reportedly plans to eventually move 3,000 employees to the site in 2017. Additionally, Center 21 has many demand drivers within walking distance of the property, including the Oakland City Center and the City Center BART station; both of which are approximately a 0.5 mile walking distance. There are also a number of diverse restaurants surrounding the property, including Ozumo, Pican, Plum and Umami Burger, which is one of the property’s tenants. The property is also located less than 0.3 miles away from numerous bus stops for commuting needs. Additionally, the property is located approximately 0.6 miles from Highway 980, a regional north and south highway that provides direct access to both Highway 580 and Highway 880. Lake Merritt is located approximately 1.0 mile southeast of the property and is historic for being the United States’ first official wildlife refuge established in 1870. The lake features a 3.4 mile shoreline and several artificial islands for people to enjoy the wide variety of wildlife.

Center 21 is located in the Oakland central business district office submarket of the greater Oakland/East Bay office market. As of the first quarter of 2016, the Oakland central business district submarket totaled approximately 10.7 million square feet of net rentable area with an overall vacancy rate of 4.2% and average rents of $46.56 per square foot. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 6.6 million square feet of net rentable area with an overall vacancy rate of 3.4% and average rents of $51.60 per square foot. Additionally, according to the appraisal, there is only one Class A building that can accommodate a full floor tenant. The appraisal identified six directly comparable office properties built between 1976 and 2002 and ranging in size from 172,077 to 532,150 square feet. Recently executed leases for the comparable office properties ranged from $42.96 to $54.96 per square foot, with a weighted average of $49.45 per square foot. The weighted average underwritten office rents for Center 21 are $37.34 per square foot, which is below the appraisal’s concluded market rent of $49.80 per square foot. Additionally, the appraisal identified three directly comparable retail properties built between 1923 and 1980. Recently executed leases for the comparable retail properties ranged from $22.56 to $36.00 per square foot, with a weighted average of $32.20 per square foot. The weighted average underwritten retail rents for Center 21 are $25.39 per square foot, which is below the appraisal’s concluded market rent of $36.00 per square foot.

The appraisal identified three comparable Class A office properties that are under construction, Uptown Station, EmeryStation West and San Leandro Tech Campus. The new office properties will range in size from 132,000 to 380,000 square feet.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
80.5%	79.5%	90.4%	98.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 1, 2016 and includes Pandora’s expansion into suites 400, 600, 700 and 1650 for a total of 99,871 square feet. The expansion space lease commences on August 1, 2016 with respect to suite 700, September 1, 2016 with respect to suites 400 and 1650 and October 1, 2016 with respect to suite 600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Pandora Media, Inc.(3)(4)	NA / NA / NA	183,783	26.7%	$37.63	27.3%	9/30/2020
Kaiser Foundation Health Plan, Inc.(5)	NA / AA- / NA	96,002	13.9%	$36.19	13.7%	12/31/2022
Federal Bureau of Investigation(6)	Aaa / NA / NA	76,737	11.1%	$41.47	12.6%	10/4/2026
Cerexa, Inc.(4)	Baa3 / NA / BBB-	49,311	7.2%	$32.50	6.3%	5/31/2020
iParadigms, LLC(7)	B3 / B- / NA	48,912	7.1%	$37.70	7.3%	6/30/2025
Sierra Club	NA / NA / NA	38,776	5.6%	$41.04	6.3%	7/31/2026
Sedgwick CMS, Inc.	NA / NA / NA	37,206	5.4%	$34.09	5.0%	11/30/2018
The Regents of the University of California(8)	NA / NA / NA	34,631	5.0%	$39.60	5.4%	10/17/2021
Social Security Administration(9)	NA / NA / NA	30,416	4.4%	$41.27	5.0%	7/31/2019
Gensler & Associates(10)	NA / NA / NA	23,535	3.4%	$36.23	3.4%	5/31/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Pandora has a one-time right to contract its space occupying part of the sixth or 16th floor as of March 1, 2018, upon immediate notice and payment of a termination fee.
(4)	Pandora occupies 49,311 square feet of additional space (7.2% of the net rentable area) under a sublease from Cerexa, Inc.
(5)	Kaiser Foundation Health Plan, Inc. has the right (i) to contract its space at any time by up to two full floors with 12 months’ notice and the payment of a contraction fee, and (ii) to terminate its lease any time after (A) with respect to Suite 900, December 31, 2020, (B) with respect to Suite 1100, March 2, 2020, (C) with respect to Suite 1400, December 31, 2019, (D) with respect to Suite 1700, November 30, 2020, and (E) with respect to Suite 2000, October 31, 2018, in each case with 9 months’ notice and the payment of a termination fee.
(6)	FBI has the right to terminate its lease at any time on or after October 4, 2021 with 120 days’ notice.
(7)	iParadigms, LLC has a one-time right to terminate its lease as of April 1, 2024, with 15 months’ notice and the payment of a termination fee.
(8)	The Regents of the University of California has a one-time right to terminate its lease as of February 28, 2018, with 12 months’ notice and the payment of a termination fee.
(9)	Social Security Administration has the right to terminate its lease at any time after the eighth lease year with 60 days’ notice.
(10)	Gensler & Associates has a one-time right to terminate its lease or contract its space by up to 9,000 square feet as of June 30, 2018, with 12 months’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,242	1.2%	NAP	NAP	8,242	1.2%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	8,242	1.2%	$0	0.0%
2017	0	0	0.0%	0	0.0%	8,242	1.2%	$0	0.0%
2018	3	41,756	6.1%	1,429,379	5.6%	49,998	7.3%	$1,429,379	5.6%
2019	1	30,416	4.4%	1,255,268	5.0%	80,414	11.7%	$2,684,647	10.6%
2020	6	261,767	38.0%	9,379,148	37.0%	342,181	49.6%	$12,063,795	47.6%
2021	2	35,349	5.1%	1,395,943	5.5%	377,530	54.8%	$13,459,738	53.1%
2022	4	130,388	18.9%	4,754,036	18.8%	507,918	73.7%	$18,213,774	71.9%
2023	1	3,000	0.4%	85,860	0.3%	510,918	74.1%	$18,299,634	72.2%
2024	0	0	0.0%	0	0.0%	510,918	74.1%	$18,299,634	72.2%
2025	3	60,089	8.7%	2,183,933	8.6%	571,007	82.8%	$20,483,567	80.9%
2026	2	115,513	16.8%	4,773,650	18.8%	686,520	99.6%	$25,257,218	99.7%
2027 & Beyond(2)	1	2,782	0.4%	77,942	0.3%	689,302	100.0%	$25,335,159	100.0%
Total	23	689,302	100.0%	$25,335,159	100.0%
(1)	Based on the underwritten rent roll.
(2)	2027 & Beyond includes 2,451 square feet used as a management office and 331 square feet used as storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$20,529,691	$19,254,562	$20,029,225	$20,235,728	$25,335,159	$36.75	97.5%
Vacant Income	0	0	0	0	188,707	0.27	0.7%
Gross Potential Rent	$20,529,691	$19,254,562	$20,029,225	$20,235,728	$25,523,866	$37.03	98.2%
Parking(4)	160,000	160,000	160,000	160,000	160,000	0.23	0.6%
CAM Reimbursements	236,672	657,371	101,865	118,749	312,703	0.45	1.2%
Net Rental Income	$20,926,363	$20,071,933	$20,291,090	$20,514,477	$25,996,569	$37.71	100.0%
(Vacancy/Credit Loss)	(2,291,500)	(239,137)	(563,973)	(464,825)	(1,299,828)	(1.89)	(5.0))
Other Income(5)	542,478	889,194	489,158	466,319	426,604	0.62	1.6%
Effective Gross Income	$19,177,341	$20,721,990	$20,216,275	$20,515,971	$25,123,345	$36.45	96.6%

Total Expenses	$8,183,102	$8,551,773	$8,817,110	$9,039,124	$9,339,732	$13.55	37.2%

Net Operating Income	$10,994,239	$12,170,217	$11,399,165	$11,476,847	$15,783,613	$22.90	62.8%

Total TI/LC, Capex/RR	0	0	0	0	2,037,050	2.96	8.1%
Net Cash Flow	$10,994,239	$12,170,217	$11,399,165	$11,476,847	$13,746,563	$19.94	54.7%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is related to Pandora’s expansion into suites 400, 600, 700 and 1650. The expansion space lease commences on August 1, 2016 with respect to suite 700, September 1, 2016 with respect to suites 400 and 1650 and October 1, 2016 with respect to suite 600. In total, the expansion contributes approximately $3.9 million in annual underwritten base rent.
(4)	The property contains 127 parking garage spaces that are leased to Ace Parking at an annual fee of $160,000.
(5)	Other Income represents after hours HVAC usage revenue, telecom revenue and miscellaneous revenue.

Property Management. The Center 21 property is managed by CIM Management Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $11,893,677 for outstanding tenant improvements and leasing commissions related to eight tenants, $2,308,634 for outstanding free rent related to four tenants and $1,500,000 for upfront immediate repairs related to a roof replacement at 2101 Webster Street. The guarantor also delivered the guaranty referenced in “TI/LC Reserves” below at origination.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that all taxes have been paid on or prior to their due date.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - So long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits to the tenant improvement and leasing commission reserve at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii) if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. The borrower may also deliver a letter of credit in the amount of the reserve cap in lieu of monthly deposits. In the event that monthly deposits are required, the borrower is required to deposit an amount that is equal to the quotient of the reserve cap divided by the number of payment dates remaining through and including the payment date in May 2020. The reserve is subject to a cap of $5,500,000 (approximately $7.98 per square foot). The loan documents require that the reserve cap be reduced by the amount attributed under the loan documents to Pandora Media, Inc. ($4,336,500 attributed) and Cerexa, Inc. ($1,163,500 attributed), when either (i) such tenant(s) has either renewed or extended its lease or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants, provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender, or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Center 21

Lockbox / Cash Management. The Center 21 Whole Loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence of a Cash Sweep Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent a Cash Sweep Event is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) any bankruptcy or insolvency action of the borrower or property manager (provided, to the extent the manager is not affiliated with the borrower, the manager is not replaced with a qualified manager in accordance with the loan documents within 60 days, or such filing is not dismissed within 30 days following the filing).

A Cash Sweep Event may be cured by (a) if caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if caused solely by clause (ii) above only with respect to the property manager, the borrower replacing such manager in accordance with the loan documents or if the bankruptcy action of property manager is dismissed or discharged within 30 days following its filing and (c) with respect to an involuntary bankruptcy filing by the borrower in which neither the borrower nor the guarantor (or their affiliates) colludes with any creditor for such filing, the dismissal of such action within 90 days without adverse consequences to the property or the borrower (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default shall have occurred and be continuing and (ii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	6.9%	Net Rentable Area (SF)(2):	96,514
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	693 Fifth Owner LLC	Year Built / Renovated:	1993 / 2015
Sponsor:	Marc de Lacharrière	Occupancy:	57.1%
Interest Rate:	3.96600%	Occupancy Date:	4/1/2016
Note Date:	6/10/2016	Number of Tenants:	7
Maturity Date:	7/1/2026	2013 NOI:	N/A
Interest-only Period:	24 months	2014 NOI(3):	$4,902,318
Original Term:	120 months	2015 NOI(3):	$14,208,201
Original Amortization:	300 months	TTM NOI (as of 3/2016):	$14,590,731
Amortization Type:	IO-Balloon	UW Economic Occupancy:	86.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$20,153,750
Lockbox:	Hard	UW Expenses:	$4,235,787
Additional Debt:	Yes	UW NOI:	$15,917,963
Additional Debt Balance:	$185,000,000	UW NCF:	$15,711,152
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$525,000,000 / $5,440
		Appraisal Date:	5/24/2016

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$2,590
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$2,032
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.6%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	37.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.00x
Other:	$3,327,853	$0	N/A	UW NOI Debt Yield:	6.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Sponsor Equity	$284,819,681	53.3%	Purchase Price	$525,000,000	98.2%
Mortgage Loan(1)	250,000,000	46.7	Closing Costs	6,491,828	1.2%
Upfront Reserves	3,327,853	0.6%
Total Sources	$534,819,681	100.0%	Total Uses	$534,819,681	100.0%

(1)	The 693 Fifth Avenue loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $250.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $250.0 million 693 Fifth Avenue Whole Loan.
(2)	Net Rentable Area (SF) consists of 82,089 square feet (85.1% of net rentable area) of office space and 14,425 square feet (14.9% of net rentable area) of retail space.
(3)	The increase in 2015 NOI from 2014 NOI is primarily due to the rent commencement under Valentino’s lease.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)

The UW NCF DSCR of 1.00x is calculated based on a 25-year amortization schedule. The current UW NCF DSCR based on the interest-only period for the first two years of the loan term is 1.56x. Valentino has a contractual rent increase in August 2018, which increases its annual rent payment from $16.5 million to approximately $19.0 million. Including the Valentino contractual rent increase in August 2018, the implied UW NCF would result in an UW NCF DSCR of approximately 1.15x based on a 25-year amortization schedule.

The Loan. The 693 Fifth Avenue loan is secured by a first mortgage lien on the fee interest in a 20-story, 96,514 square feet, Class A office building with four levels of retail along Fifth Avenue between East 54th and East 55th Streets in Midtown Manhattan. The whole loan has an outstanding principal balance as of the Cut-off Date of $250.0 million (the “693 Fifth Avenue Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-2 is expected to be contributed to a future securitization trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by JPMCB or, upon such contribution, by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 693 Fifth Avenue Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 25-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCC 2016-JP2	No
A-2	75,000,000	75,000,000	JPMCB	Yes
A-3	55,000,000	55,000,000	JPMCB	No
A-4	55,000,000	55,000,000	JPMCB	No
Total	$250,000,000	$250,000,000

The Borrower. The borrowing entity for the 693 Fifth Avenue loan is 693 Fifth Owner LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Marc Ladreit de Lacharrière. Mr. Lacharrière is a French investor with a reported net worth of approximately $2.8 billion and Chairman and CEO of Fimalac, a Paris-based holding company with investments in financial services, hotels, entertainment and real estate. As of December 31, 2015, Fimalac’s financial services investments include an approximately 20.0% non-controlling equity interest in the parent company of one of the NRSROs engaged by the depositor to rate the certificates. There is no separate nonrecourse carve-out guarantor for the 693 Fifth Avenue Whole Loan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity.

The Property. The 693 Fifth Avenue property is a 20-story, 96,514 square foot, Class A boutique office building with a four-level retail component located along Fifth Avenue between East 54th and East 55th Streets within Midtown Manhattan. The office and retail components of the property consist of 82,089 square feet (85.1% of net rentable area) and 14,425 square feet (14.9% of net rentable area), respectively. The 693 Fifth Avenue property was built in 1993 and was renovated in 2015 to include a new eight-story glass and steel façade and new lobby. The floors range from approximately 4,978 to 5,671 square feet on floors two through eight and are 4,975 square feet on floors nine to 18. The top two floors range between 2,090 and 2,566 square feet. The retail ceiling heights range from 14 to 17.5 feet. Typical office floor ceiling heights range from 13 to 15 feet and the penthouse extends just over 35 feet.

As of April 1, 2016, the property was 57.1% occupied by seven tenants. The retail component of the property is 100.0% occupied by Valentino U.S.A., Inc. (“Valentino”) and the office component of the property is approximately 49.6% occupied by six tenants. The prior owner was primarily focused on leasing the retail component of the property, which accounts for approximately 82.7% of the in-place base rent. The current loan sponsor plans to focus on leasing the office space up to market level.

The property’s largest tenant is Valentino, a luxury fashion company based in Milan, Italy, which leases 14.9% of the net rentable area through July 2029 across four floors and has occupied the space since August 2013. The property serves as Valentino’s flagship U.S. location. According to the loan sponsor, prior to taking occupancy, Valentino invested $40.0 million ($2,773 per square foot) into its space in addition to approximately $10.0 million ($693 per square foot) invested by the previous owner, Thor Equities. Valentino’s annual base rent is currently $16.5 million ($1,144 per square foot) and increases contractually by 15.0% to approximately $19.0 million ($1,315 per square foot) in August 2018 and by an additional 15.0% to approximately $21.8 million ($1,513 per square foot) in August 2023. Valentino currently accounts for approximately 82.7% of the total in-place base rent at the property. Valentino has no renewal or termination options. The second largest tenant, JDS Development Group (“JDS”), leases 12.1% of the net rentable area through April 2020 and has occupied the space since February 2015. JDS is a Manhattan-based real estate development company, which purchases and develops luxury real estate in New York and Miami, including developments at 626 First Avenue and 111 West 57th Street in New York. JDS accounts for approximately 4.1% of the total in-place base rent at the property. The third largest tenant, Pierson Capital (“Pierson”), leases 10.0% of the net rentable area through August 2020 and has occupied the space since September 2015. Pierson is an international construction firm focused on the development of social housing programs, highways, railways, pipelines, power stations and other government projects. Pierson accounts for approximately 3.8% of the total in-place base rent at the property.

The property is surrounded by a number of New York’s landmarks, restaurants, hotels, retail shops and tourist attractions, and is made accessible by several major transportation hubs. The property is located in the Upper Fifth Avenue retail submarket. According to the appraisal, this portion of Fifth Avenue is the single most expensive area in Manhattan and the second most expensive retail corridor in the world. As of the first quarter of 2016, the Upper Fifth Avenue retail submarket reported an overall vacancy rate of 13.0% and overall average asking rents of $2,906 per square foot (ranging between $2,700 and $4,450 per square foot). The appraisal identified 11 comparable ground floor retail leases on Fifth Avenue ranging from $3,175 to $5,337 per square foot, including Bulgari ($5,337 per square foot; August 2015), Harry Winston ($4,146; April 2015) and Ermeneglido Zegna ($3,800; February 2016).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

The property is located within the Madison/Fifth Avenue office submarket, which consists of approximately 21.1 million square feet of Class A office space. According to the appraisal, as of the first quarter of 2016, the Madison/Fifth Avenue office submarket reported an overall vacancy rate of 13.3% and overall average asking rents of $99.98 per square foot. The appraisal identified six directly comparable office properties built between 1926 and 1987 and ranging in size from approximately 52,500 to 142,023 square feet. The comparable office properties reported average asking rents ranging from $70.00 to $85.00 per square foot with a weighted average of $79.80 per square foot. The appraisal identified six comparable office projects currently under construction in Midtown Manhattan as well as seven proposed developments.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015	Current(3)
36.7%	62.0%	62.0%	57.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in 2014 occupancy from 2013 occupancy is primarily driven by the lease up associated with Valentino.
(3)	Current Occupancy is as of April 1, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Valentino	Retail	NA / NA / NA	14,425	14.9%	$1,143.85	83.7%	7/31/2029
JDS Development Group	Office	NA / NA / NA	11,635	12.1%	$72.15	4.3%	4/30/2020
Pierson Capital	Office	NA / NA / NA	9,629	10.0%	$80.30	3.9%	8/31/2020
Carpenters Workshop Gallery	Office	NA / NA / NA	5,075	5.3%	$95.38	2.5%	2/28/2031
Louis Licari	Office	NA / NA / NA	4,847	5.0%	$84.40	2.1%	5/31/2025
New York Smile Institute	Office	NA / NA / NA	4,838	5.0%	$73.96	1.8%	10/31/2031
Hays Worldwide Research	Office	NA / NA / NA	4,665	4.8%	$76.16	1.8%	6/30/2020
(1)	Based on the underwritten rent roll.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	41,400	42.9%	NAP	NAP	41,400	42.9%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	41,400	42.9%	$0	0.0%
2017	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2018	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2019	0	0	0.0%	0	0.0%	41,400	42.9%	$0	0.0%
2020	3	25,929	26.9%	1,967,960	10.0%	67,329	69.8%	$1,967,960	10.0%
2021	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2022	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2023	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2024	0	0	0.0%	0	0.0%	67,329	69.8%	$1,967,960	10.0%
2025	1	4,847	5.0%	409,087	2.1%	72,176	74.8%	$2,377,047	12.1%
2026	0	0	0.0%	0	0.0%	72,176	74.8%	$2,377,047	12.1%
2027 & Beyond	3	24,338	25.2%	17,341,872	87.9%	96,514	100.0%	$19,718,919	100.0%
Total	7	96,514	100.0%	$19,718,919	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

Operating History and Underwritten Net Cash Flow
	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,976,634	$18,395,122	$18,934,587	$19,718,919	$204.31	85.1%
Vacant Income	0	0	0	3,025,669	31.35	13.1
Gross Potential Rent	$7,976,634	$18,395,122	$18,934,587	$22,744,589	$235.66	98.1%
Total Reimbursements	724,651	341,761	368,637	434,831	4.51	1.9
Net Rental Income	$8,701,285	$18,736,883	$19,303,224	$23,179,420	$240.17	100.0%
(Vacancy/Credit Loss)	0	0	0	(3,025,669)	(31.35)	(13.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$8,701,285	$18,736,883	$19,303,224	$20,153,750	$208.82	86.9%

Total Expenses	$3,798,967	$4,528,682	$4,712,493	$4,235,787	$43.89	21.0%

Net Operating Income	$4,902,318	$14,208,201	$14,590,731	$15,917,963	$164.93	79.0%

Total TI/LC, Capex/RR	0	0	0	206,811	2.14	1.0

Net Cash Flow	$4,902,318	$14,208,201	$14,590,731	$15,711,152	$162.79	78.0%

(1)	TTM Column represents the trailing 12-month period ending March 31, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Rents in Place from 2014 to 2015 is primarily due to the rent commencement under Valentino’s lease.

Property Management. The 693 Fifth Avenue property is managed by Savitt Partners LLC, a New York limited liability company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $3,022,060 for outstanding tenant improvements and leasing commissions related to two existing tenants and $305,793 for free rent related to one existing tenant.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default and (ii) the lender receives evidence reasonably satisfactory that the taxes are paid by the borrower no later than the date on which taxes are due.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the property is insured under a stand-alone insurance policy in accordance with the loan documents and (iii) the lender receives evidence reasonably satisfactory that such premiums have been paid on or prior to their due date.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or the property manager, unless the property manager that files bankruptcy is not an affiliate of the borrower and is replaced in accordance with the loan agreement within 30 days, (iii) a DSCR Trigger Event (as defined below) has occurred and is ongoing or (iv) a Specified Tenant Trigger Event (as defined below) has occurred and is ongoing. A Cash Sweep Event arising from a DSCR Trigger Event may be prevented if the borrower provides cash or a letter of credit that, if used to reduce the outstanding principal balance of the loan, would otherwise prevent or cure the applicable DSCR Trigger Event (a “DSCR Trigger Cure Deposit”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

693 Fifth Avenue

A Cash Sweep Event may be cured by the following: if the Cash Sweep Event is caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above only with respect to the property manager, the lender replacing such property manager or if such bankruptcy action by the property manager is dismissed without any material adverse modifications to the terms of the loan documents, (c) clause (ii) above only with respect to the borrower, if such bankruptcy is caused by a party filing an involuntary petition against the borrower and neither the borrower nor its affiliates has colluded with such party or has solicited creditors for any involuntary petition against the borrower, and such bankruptcy action is dismissed without any material adverse modifications to the terms of the loan documents, (d) clause (iii) above, either (1) the applicable debt service coverage ratio for two consecutive three month periods is not less than (A) from the origination date through and including July 31, 2018, 1.05x, and (B) thereafter, 1.10x, or (2) the borrower delivers a DSCR Trigger Cure Deposit or (e) clause (iv) above, if (1) Valentino is in possession of its space and open to the public for business during customary hours, (2) Valentino has revoked all termination or cancellation notices with respect to its lease and has re-affirmed the lease as being in full force and effect, (3) with respect to any bankruptcy or insolvency proceedings involving Valentino, Valentino is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (4) Valentino is paying full, unabated rent under its lease (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default shall have occurred and be continuing, (ii) the borrower may cure a Cash Sweep Event caused by the clause (i) above no more than a total of two times in the aggregate during the term of the loan and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower shall have no right to cure a Cash Sweep Event caused by a voluntary or collusive involuntary bankruptcy action of the borrower.

A “DSCR Trigger Event” means the trailing three-month debt service coverage ratio as calculated in accordance with the loan documents is less than (i) 1.00x through and including July 31, 2018 and (ii) 1.10x thereafter.

A “Specified Tenant Trigger Event” means (i) Valentino “going dark”, (ii) the occurrence of a bankruptcy action with respect to Valentino, (iii) Valentino giving notice that it is terminating its lease for all or any material portion of its lease and such notice is not fully rescinded within 10 business days or (iv) any termination or cancellation of Valentino’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding).

Right of First Offer. The largest tenant, Valentino, has a right of first offer in the event the borrower intends to sell the space currently occupied by Valentino or the entire property. The option is not applicable to any foreclosure or deed-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,500,000	Title:	Fee
Cut-off Date Principal Balance:	$50,500,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	5.4%	Net Rentable Area (Rooms):	349
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	PHF II Buckhead LLC	Year Built / Renovated:	1975 / 2008
Sponsors:	HRO Funding LLC and	Occupancy / ADR / RevPAR:	79.7% / $149.05 / $118.73
	Atrium Leveraged Loan Fund, LLC	Occupancy / ADR / RevPAR Date:	4/30/2016
Interest Rate:	4.30000%	Number of Tenants:	N/A
Note Date:	6/24/2016	2013 NOI:	$4,150,038
Maturity Date:	7/1/2026	2014 NOI:	$4,826,230
Interest-only Period:	36 months	2015 NOI:	$5,614,309
Original Term:	120 months	TTM NOI (as of 4/2016):	$5,886,394
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	79.7% / $149.05 / $118.73
Amortization Type:	IO-Balloon	UW Revenues:	$24,358,209
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW Expenses:	$18,498,314
Lockbox:	Hard	UW NOI:	$5,859,895
Additional Debt:	N/A	UW NCF:	$5,859,895
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$78,000,000 / $223,496
Additional Debt Type:	N/A	Appraisal Date:	4/1/2016

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$144,699
Taxes:	$714,632	$59,553	N/A	Maturity Date Loan / Room:	$126,085
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.7%
FF&E:	$0	Springing	N/A	Maturity Date LTV:	56.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.95x
Other:	$1,000,000	Springing	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,500,000	99.6%	Payoff Existing Debt	$48,600,000	95.8%
Sponsor Equity	209,352	0.4%	Upfront Reserves	1,714,632	3.4%
			Closing Costs	394,720	0.8%
Total Sources	$50,709,352	100.0%	Total Uses	$50,709,352	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Marriott Atlanta Buckhead loan has an outstanding principal balance as of the Cut-off Date of $50.5 million and is secured by a first mortgage lien on the fee interest in the 349-room Marriott Atlanta Buckhead. The loan has a 10-year term and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The property was previously securitized as part of a portfolio in the MSC 2007-XLFA securitization.

The Borrower. The borrowing entity for the Marriott Atlanta Buckhead loan is PHF II Buckhead LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are HRO Funding LLC and Atrium Leveraged Loan Fund, LLC, each a Delaware limited liability company and affiliate of Atrium Holding Company (“Atrium”). Atrium is a hotel and asset management company headquartered in Alpharetta, Georgia. Atrium owns 51 properties representing 13,876 rooms across 26 states and 13 flags including Hilton, Marriott and Renaissance. Ron Brown, the chief executive officer of Atrium, has over 30 years of experience in the hotel industry. Mr. Brown previously served as Chairman and President of Doubletree Hotels Corporation and subsequently as Chief Financial Officer of Starwood Hotels & Resorts from 1995 to 2003.

The property was previously securitized as part of a seven property portfolio in MSC 2007-XFLA. In 2013, the loan sponsor acquired the rake bonds associated with the previous securitization which gave them a control position. The loan sponsor then bought the senior and junior mezzanine debt and subsequently purchased the equity in 2013. Two of the properties in the original seven property portfolio were released prior to Atrium assuming the loan and the remaining four are in the process of being refinanced. The sponsors’ cost basis for the property is approximately $47.4 million as of the Cut-off Date.

The Property. Marriott Atlanta Buckhead is a 10-story, 349-room, full service hotel located in Atlanta, Georgia. Built in 1975, the Marriott Atlanta Buckhead property is located in the Buckhead district of Atlanta. The property has 349 rooms including 142 king rooms, 187 double-double rooms, three suites, 13 accessible rooms and four parlor rooms. The hotel features approximately 32,007 square feet of meeting space, a business center, a terrace, a fitness center and an outdoor swimming pool. Of the total meeting space available, approximately 24,000 square feet is International Association of Conference Center (“IACC”) certified. In order for a property to have IACC certified meeting space, they must meet the requirements for 10 quality standards categories. According to the appraisal, the IACC certification helps drive a portion of group demand, particularly that of training. As the only hotel in Buckhead with IACC space, many groups looking for these type of facilities will not consider other hotels. There are only two other IACC facilities in the Atlanta area, both of which are located in Peachtree City, which is over 35 miles away. The hotel also offers dining options including Lenox Road Bar & Grill, The Patio on Lenox Road and Starbucks, which together contain 430 seats. Marriott Atlanta Buckhead has a four-story parking garage and surface parking consisting of a total of 425 spaces for a parking ratio of approximately 1.22 spaces per room.

In 2008, the property completed an approximately $45.0 million (approximately $128,940 per room) renovation to convert the hotel from a Sheraton to a Marriott. According to the loan sponsor, there has been approximately $1.4 million ($3,991 per room) in capital expenditures at the property from 2010 to 2015.

The property is located within two blocks of two Simon-owned malls, Lenox Square Mall (approximately 1.5 million square feet) and Phipps Plaza (approximately 830,000 square feet), and within walking distance to the Metropolitan Atlanta Rapid Transit Authority (“MARTA”) Buckhead train station. The property is approximately 0.7 miles from Route 400, which runs into Interstate-85 and provides access to Downtown Atlanta and Hartsfield-Jackson Atlanta International Airport, which are located nine miles and 20 miles south of the property, respectively. The property also has direct access to Interstate-285, which encircles Atlanta and provides access throughout the metro area, via Route 400, Interstate-85 or Peachtree Road. The Atlanta central business district is located approximately nine miles south of the property. For 2015, Atlanta was named the busiest airport in the world by Airports Council International, with over 100 million passengers passing through. Atlanta is also home to 13 Fortune 500 company headquarters, including Delta, Coca-Cola, UPS, Home Depot and Southern Company. According to the appraisal, recent development in the Buckhead area includes the 2014 completion of The Shops at Buckhead, a high-end retail development located approximately 1.5 miles from the property that cost a reported $1.0 billion to complete. The Shops at Buckhead, developed by Oliver McMillan, consists of over 800,000 square feet of which approximately 300,000 is retail, 100,000 is office and 400,000 is high-rise residential. As of the end of 2015, Buckhead contained over 16.5 million square feet of office space, helping Marriott Atlanta Buckhead cater to corporate accounts from multinational companies such as AT&T, IBM and Capgemini. According to a third-party data provider, as of 2015, the estimated population within a one- and five-mile radius was 16,958 and 295,900, respectively. The median income within a one- and five-mile radius was $88,913 and $69,742, respectively.

The appraisal identified one hotel currently under construction in the Buckhead area that is not expected to be directly competitive with the property. The 166-room Marriott AC Hotel is a select service hotel with nominal meeting space and is anticipated to open mid-July 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set(2)			Marriott Atlanta Buckhead(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	72.9%	$145.64	$106.12	76.2%	$133.42	$101.71	104.5%	91.6%	95.8%
2014	74.2%	$150.83	$111.86	75.1%	$143.64	$107.94	101.2%	95.2%	96.5%
2015	75.9%	$160.33	$121.72	78.8%	$146.77	$115.66	103.8%	91.5%	95.0%
TTM(5)	77.1%	$163.42	$126.02	79.7%	$149.05	$118.73	103.4%	91.2%	94.2%

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott Atlanta Buckhead property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by a third-party data provider. The competitive set contains the following properties: Doubletree Atlanta Buckhead, Embassy Suites Atlanta Buckhead, JW Marriott Hotel Buckhead Atlanta, Westin Buckhead Atlanta and Courtyard Atlanta Buckhead.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by a third-party data provider for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on April 30, 2016.

Competitive Hotels Profile(1)

			2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient(2)	Meeting and Group	Occupancy	ADR	RevPAR
Marriott Atlanta Buckhead(3)(4)	349	1975	32,007	60%	40%	78.8%	$146.77	$115.66
DoubleTree Atlanta Buckhead	230	1974	7,323	80%	20%	77.0%	$132.00	$101.64
Embassy Suites Atlanta Buckhead	316	1988	2,234	90%	10%	79.0%	$148.00	$116.92
JW Marriott Atlanta Buckhead	371	1988	22,300	60%	40%	77.0%	$185.00	$142.45
The Westin Buckhead Atlanta	365	1991	23,382	65%	35%	73.0%	$177.00	$129.21
Courtyard Atlanta Buckhead	181	1996	1,500	90%	10%	73.0%	$135.00	$98.55
Total(5)	1,463

(1)	Based on the appraisal.
(2)	Transient consists of Commercial and Leisure.
(3)	2015 Estimated Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(4)	Of the Marriott Atlanta Buckheads 32,007 square feet of Meeting Space, approximately 24,000 square feet is IACC certified.
(5)	Excludes the Marriott Atlanta Buckhead property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	76.2%	75.1%	78.8%	79.7%	79.7%
ADR	$133.42	$143.64	$146.77	$149.05	$149.05
RevPAR	$101.71	$107.94	$115.66	$118.73	$118.73

Room Revenue	$12,956,033	$13,749,316	$14,733,800	$15,166,826	$15,166,826	$43,458	62.3%
Food and Beverage Revenue	6,446,118	6,857,778	7,272,083	7,608,384	7,608,384	21,801	31.2
Other Departmental Revenue	1,282,216	1,266,367	1,515,067	1,582,999	1,582,999	4,536	6.5

Total Revenue	$20,684,367	$21,873,461	$23,520,950	$24,358,209	$24,358,209	$69,794	100.0%

Room Expense	$2,968,143	$3,106,384	$3,224,555	$3,456,445	$3,456,445	$9,904	22.8%
Food and Beverage Expense	4,469,331	4,510,059	4,701,598	4,694,911	4,694,911	13,452	61.7
Other Departmental Expenses	691,723	663,032	516,389	508,117	495,288	1,419	31.3
Departmental Expenses	$8,129,197	$8,279,475	$8,442,542	$8,659,473	$8,646,644	$24,775	35.5%

Departmental Profit	$12,555,170	$13,593,986	$15,078,408	$15,698,736	$15,711,565	$45,019	64.5%

Operating Expenses	$6,047,353	$6,438,350	$6,967,525	$7,222,700	$7,222,700	$20,695	29.7%
Gross Operating Profit	$6,507,817	$7,155,636	$8,110,883	$8,476,036	$8,488,865	$24,323	34.9%

Management Fees	$413,687	$437,469	$470,419	$487,164	$487,164	$1,396	2.0%
Property Taxes	798,483	617,200	747,795	774,865	788,439	2,259	3.2
Property Insurance	111,390	181,064	102,312	109,702	135,456	388	0.6
FF&E	1,034,218	1,093,673	1,176,047	1,217,910	1,217,910	3,490	5.0
Total Other Expenses	$2,357,779	$2,329,406	$2,496,573	$2,589,642	$2,628,970	$7,533	10.8%

Net Operating Income	$4,150,038	$4,826,230	$5,614,309	$5,886,394	$5,859,895	$16,791	24.1%
Net Cash Flow	$4,150,038	$4,826,230	$5,614,309	$5,886,394	$5,859,895	$16,791	24.1%
(1)	TTM represents the trailing 12-month period ending on April 30, 2016.
(2)	Per Room values based on 349 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

Property Management. The property is managed by Atrium Hospitality LP, a Delaware limited partnership and an affiliate of the loan sponsors.

Franchise Agreement. The property has a franchise agreement with Marriott International, Inc., a Delaware corporation. The current franchise agreement is effective as of December 20, 2007 for a term of approximately 32 years. The franchise agreement provides for a fee of 6.0% of gross room sales, 3.0% of gross food and beverage sales and an agreed upon amount of any meeting package sales. The fees are due on a monthly basis.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,000,000 for other reserves representing an amended and restated declaration of easement and covenants holdback, as described below, and approximately $714,632 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $59,553.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - The requirement for the borrower to make monthly deposits into the FF&E reserves for FF&E or any property improvement plan is waived to the extent the borrower reserves such amounts with the franchisor. To the extent the FF&E monthly deposit is required, the borrower is required to make monthly deposits in the amount equal to the greater of (i) all amounts required to be deposited under the franchise agreement or management agreement (without duplication) and (ii) 4.0% of the gross income from operations from the property for the calendar month occurring two calendar months prior to such payment date for FF&E. In lieu of the full amount required to be deposited in the reserve, the borrower is permitted to deliver a letter of credit in the amount not less than the aggregate amount required to be deposited at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

Other Reserves - At origination, the borrower was required to reserve $1,000,000 from the loan proceeds (the “REA Holdback”) in connection with a pending arbitration involving a declaration of easement and restrictive covenants that provides an adjacent property owner with an easement over the mortgaged property. The parties are currently negotiating an amended and restated declaration of easement and covenants (the “REA”), and the borrower is required to use commercially reasonable efforts to enter into and record the REA by September 15, 2016, and to subsequently cause the related arbitration to be dismissed. The lender will release the REA Holdback if (i) the REA has been executed and recorded and the arbitration has been dismissed or (ii) a new pool has been constructed at the property. Please see “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus for additional detail.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. In addition, the borrower and property manager are required to deposit all revenue received into the lockbox account at least two times per week. All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of debt service, hotel taxes and custodial funds, required reserves and operating expenses, will be held in the excess cash flow subaccount as additional collateral for the loan. Notwithstanding the foregoing sentence, during a Cash Sweep Event caused solely by a DSCR Trigger Event (as defined below) and/or a bankruptcy or insolvency action of an unaffiliated property manager and so long as no other Cash Sweep Event has occurred and is continuing, upon written request of the borrower, the lender is required to disburse funds from the excess cash flow subaccount not more than once monthly for (i) payment of any operating expenses (after application of amounts (if any) then on deposit in the reserve funds designated for such purposes) or any extraordinary expenses approved by the lender, (ii) emergency repairs and/or life safety issues, (iii) replacements, FF&E and any property improvement plan (after application of amounts then on deposit in the reserve funds designated for such purposes), (iv) hotel taxes and custodial funds, (v) any voluntary prepayment in accordance with the loan documents, (vi) legal fees (in certain circumstances), audit, accounting and tax expenses arising in connection with the property, (vii) costs of restoration after a casualty in excess of available proceeds, (viii) monthly debt service or other fees, (ix) leasing costs, (x) payment of shortfalls in the required deposits into the reserve funds, and (xi) distributions for income taxes then due and payable by any direct or indirect owner of the borrower (provided that (A) the lender receives reasonably acceptable evidence setting forth the amounts of the income taxes then due and payable and (B) such payment does not exceed $25,000, in the aggregate, during any calendar quarter). The lender has a first priority security interest in the cash management account.

Notwithstanding the foregoing, upon a Cash Sweep Event triggered solely by an event of default or any bankruptcy or insolvency action of the borrower, all funds on deposit in the cash management account are required to be applied as follows: (i) if no Priority Payment Cessation Event has occurred, (A) first, to pay any hotel taxes and custodial funds then due and payable, (B) second, to pay for any operating expenses set forth in the approved annual budget (provided that no receiver has been appointed for the property, there is no bankruptcy or insolvency action of the borrower or property manager and there is no event of default relating to fraud or manager negligence), and (C) finally, to the excess cash flow subaccount; and (ii) if Priority Payment Cessation Event has occurred, all funds are required to be deposited into the excess cash flow subaccount after payment of any hotel taxes and custodial funds then due and payable.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the property, so long as no bankruptcy or insolvency action of the borrower or its single purpose entity principal has occurred and (b) the satisfaction or other termination of the mortgage loan.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy of the borrower, its principal or the property manager or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period falls below 1.35x (a “DSCR Trigger Event”).

A Cash Sweep Event will be cured if (a) with respect to clause (i) above, the lender accepts a cure of such event of default, (b) with respect to the bankruptcy or insolvency action of the property manager in clause (ii) above, the property manager is replaced with a qualified property manager under a replacement management agreement within 90 days or, solely with respect to an involuntary bankruptcy or insolvency action of the manager, such involuntary bankruptcy or insolvency is discharged or dismissed within 90 days and (c) with respect to clause (iii) above, the debt service coverage ratio is 1.35x or greater for two consecutive quarters based on the trailing 12-month period. The borrower may not cure a Cash Sweep Event to the extent there is an event of default under the loan documents (other than an event of default which gave rise to a Cash Sweep Event and which is being cured), and the borrower is required to pay for the lender’s recoverable expenses incurred in connection with a cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Marriott Atlanta Buckhead

Key Money Financing. The borrower entered into an agreement with the franchisor to receive $2.0 million for renovations to the property, which were completed in 2009. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date, and the borrower’s obligations to repay these funds, if any, are unsecured. If the franchise agreement is terminated prior to the expiration date, the borrower is required to pay an amount equal to $5,555 (which represents $2,000,000 amortized without interest on a straight-line, monthly basis over the term of the franchise agreement) times the number of full months remaining until the expiration date. The loan documents include a nonrecourse carve-out against the borrower and guarantors for any losses associated with this financing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$50,400,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,400,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	662,708
Loan Purpose:	Acquisition	Location:	Baltimore, MD
Borrowers(3):	100 Pratt St. Ventures, LLC	Year Built / Renovated:	1975, 1991 / 2015
	and 100 Pratt St. Holdings, LLC	Occupancy:	99.4%
Sponsor:	Dennis Troesh	Occupancy Date:	2/26/2016
Interest Rate:	4.67000%	Number of Tenants:	24
Note Date:	3/31/2016	2013 NOI:	$15,469,907
Maturity Date:	4/6/2026	2014 NOI(4):	$13,996,942
Interest-only Period:	60 months	2015 NOI(4):	$14,950,426
Original Term:	120 months	TTM NOI (as of 2/2016):	$14,936,552
Original Amortization:	360 months	UW Economic Occupancy:	91.7%
Amortization Type:	IO-Balloon	UW Revenues:	$25,662,031
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$11,861,769
Lockbox:	CMA	UW NOI:	$13,800,262
Additional Debt:	Yes	UW NCF:	$12,651,717
Additional Debt Balance:	$60,000,000	Appraised Value / Per SF:	$187,800,000 / $283
Additional Debt Type:	Pari Passu	Appraisal Date:	3/2/2016

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$167
Taxes:	$3,571,156	$357,116	N/A	Maturity Date Loan / SF:	$153
Insurance:	$44,100	$22,050	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves:	$1,201,053	$11,045	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$69,032	N/A	UW NCF DSCR:	1.85x
Other:	$17,552,053	Springing	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$110,400,000	57.4%	Purchase Price(6)	$166,187,223	86.4%
Sponsor Equity	81,851,787	42.6	Upfront Reserves	22,368,362	11.6
			Closing Costs	3,696,202	1.9
Total Sources	$192,251,787	100.0%	Total Uses	$192,251,787	100.0%
(1)	The 100 East Pratt Whole Loan was co-originated by BSP and JPMCB.
(2)	The 100 East Pratt loan is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance of $110.4 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $110.4 million 100 East Pratt Whole Loan.
(3)	The borrowers own the property as tenants-in-common. Please refer to “Risks Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus for additional information.
(4)	The increase in 2015 NOI from 2014 NOI was due to (i) an increase in average occupancy from 97.5% in 2014 to 98.7% in 2015 and (ii) a reassessment of the property which resulted in real estate taxes declining from $4,559,229 in 2014 to $4,174,074 in 2015.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The borrowers received approximately $20.8 million in seller credits against the stated purchase price of $187.0 million to account for, among other things, outstanding tenant improvement obligations of approximately $13.8 million, outstanding free rent of approximately $4.5 million, outstanding capital expenditures obligations of approximately $2.7 million, security deposits of $66,004 and partial month rents of $34,082.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

The Loan. The 100 East Pratt loan is secured by a first mortgage lien on a 28-story, 662,708 square foot office building located in Baltimore, Maryland. The whole loan has an outstanding principal balance as of the Cut-off Date of $110.4 million (the “100 East Pratt Whole Loan”) and is comprised of six pari passu notes, each as described below. Note A-1 is one of the notes held by the JPMDB 2016-C2 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event. The 100 East Pratt Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the CD 2005-CD1 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-4	$60,000,000	$60,000,000	JPMDB 2016-C2	Yes
A-2, A-3, A-5, A-6	50,400,000	50,400,000	JPMCC 2016-JP2	No
Total	$110,400,000	$110,400,000

The Borrowers. The borrowing entities for the 100 East Pratt Whole Loan are 100 Pratt St. Ventures, LLC and 100 Pratt St. Holdings, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common. Please refer to “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus for additional information.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Dennis Troesh (“Troesh”). Troesh owns and manages more than 6.0 million square feet of commercial real estate and over 2,000 multifamily units valued at over $1.4 billion. Other office properties owned by Troesh include One Met Center located in East Rutherford, New Jersey and Wildwood Center located in Atlanta, Georgia. The proceeds of the 100 East Pratt Whole Loan, along with approximately $81.9 million in cash equity contributed by the loan sponsor, were used to purchase the 100 East Pratt property from Columbia Property Trust at an acquisition cost of $187.0 million (approximately $282 per square foot) less seller prorations in the amount of approximately $20.8 million.

The Property. The 100 East Pratt property is a 28-story, 662,708 square foot, landmarked Class A, LEED Silver certified office building situated on a 2.1-acre site occupying an entire city block on East Pratt Street along the Pratt Street Corridor, just north of the Inner Harbor in downtown Baltimore City. The 100 East Pratt property features uninhibited views of the Baltimore Inner Harbor and contains 615,282 square feet of office space, 26,795 square feet of ground level retail space, 11,297 square feet of amenity space and 9,334 square feet of storage space. The 100 East Pratt property was completed in two phases: (i) the base building, which includes floors one through 10, was completed in 1975 and (ii) the tower portion encompassing floors 11 through 28 was completed in 1991. According to the previous owner, Columbia Property Trust, the 100 East Pratt property has benefited from approximately $12 million (approximately $18 per square foot) in capital improvements since 2005. In 2015, Columbia Property Trust completed an approximately $2.3 million capital improvement program that included a major lobby renovation and replacement of the roof. The property also includes an eight-level parking garage with 932 parking spaces (approximately 1.4 parking spaces per 1,000 square feet) currently operated by a third party vendor, LAZ Parking. The 100 East Pratt property also features newly renovated conference facilities, a modern fitness center (offering personal trainers and group fitness classes), a Brio Tuscan Grille Restaurant and a Starbucks on the first level.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

Since 2006, the yearly physical occupancy rate at the property has averaged approximately 96.9% and has not fallen below 92.2%. As of February 26, 2016, the property was 99.4% leased to 24 tenants. The property serves as global headquarters to its largest tenant, T. Rowe Price Associates, Inc. (“T. Rowe Price”), a publically traded global investment management firm (NASDAQ: TROW) with a market capitalization of over $18 billion and no outstanding debt (as of December 31, 2015). T. Rowe Price is a first generation tenant at the property (in occupancy since 1975) and has expanded over the years, currently leasing 66.9% of the net rentable area (as of February 26, 2016) through December 2027. In 2014, T. Rowe Price executed a 14-year lease renewal with two five-year extension options. In 2016, T. Rowe Price expanded into the 15th floor of the property and executed a coterminous lease for an additional 15,971 square feet with two five-year extension options. The second largest tenant, Tydings & Rosenberg, LLP (“Tydings Rosenberg”), has been a tenant at the 100 East Pratt property since 1991 (renewing its lease in 2006) and occupies the top three floors of the property totaling 5.7% of the net rentable area. Tydings Rosenberg is a Maryland-based law firm that has advocated on the behalf of large corporations, businesses and individuals for the past 80 years. The firm employs 38 attorneys who provide legal services to clients such as Mercedes-Benz, IBM Corporation and M&T Bank. Tydings Rosenberg’s lease expires in July 2017, and the tenant has two five-year extension options. The third largest tenant, Merrill Lynch, occupies 4.8% of the net rentable area and is a wholly-owned indirect subsidiary of Bank of America (NYSE: BAC, Market Cap: $154 billion as of April 22, 2016, Moody’s: Baa1, S&P: BBB+, Fitch: A). Merrill Lynch uses its space at the 100 East Pratt property as a regional office for its financial advisors and private wealth managers for high net worth clients. Merrill Lynch has been a tenant at the 100 East Pratt property since 1992, most recently renewing its lease in 2011. The tenant’s lease expires in February 2018 and the tenant has one five-year extension option available.

The 100 East Pratt property is located on an entire city block on East Pratt Street along the Pratt Street Corridor, just north of the Inner Harbor in downtown Baltimore City bounded by East Pratt Street to the south, South Calvert Street to the east, East Lombard Street to the north and Light Street to the west. Pratt Street Corridor is the primary west-east thoroughfare that fronts the Inner Harbor and is improved with office buildings with street level retail and hotels. Two blocks west of the 100 East Pratt property is the convention center complex, which includes a total of approximately 1.2 million square feet and a 20-story, 756-room Hilton Hotel connected to the convention center by an enclosed skywalk bridge. There are five educational facilities within one mile of the property with more than 35,000 students and employees in total, including Johns Hopkins University, the University of Maryland, Baltimore (UMB) and the University of Baltimore in Midtown. The property also benefits from close proximity to public transportation, including the light rail system, the Baltimore Light Rail, the metro subway system, the Maryland Area Regional Commuter (“MARC”) and local buses. The Baltimore Light Rail is an above ground trolley system that runs along Howard Street within the central business district and extends northward to Hunt Valley (Baltimore County) and southward to Glen Burnie (Anne Arundel County). A Light Rail stop is located three blocks west of the property along S. Howard Street. The metro subway system is a 14-mile subway line that extends from the Johns Hopkins Hospital on Franklin Street westward to Owings Mills (Baltimore County). There is also a Metrorail station located three blocks north of the 100 East Pratt property at Charles Center.

Harborplace, a market with restaurants, fast food vendors and boutiques, which is adjacent to the property, is currently undergoing a large scale renovation including re-tenanting a portion of the retail space and upgrades to the awnings, lighting and street landscaping. In addition, in 2008, the Downtown Partnership unveiled a $100 million, 10-year plan for Pratt Street, designed to make the busy thoroughfare more pedestrian-friendly by removing skywalks and berms, overhauling McKeldin Plaza and adding new retail buildings on the corridor’s sidewalks. According to the appraisal, many former Class C office buildings in the Westside and City Center districts have been converted for alternative uses over the past five years and have become apartments, condominiums and hotels. In addition, there is about two million square feet of additional Class B and C office space within downtown Baltimore planned for future adaptive reuse for apartments totaling more than 4,000 units, which has been promoted by Baltimore City officials who passed a 15-year tax credit program in 2013 to spur redevelopment of functionally obsolete office space.

According to the appraisal, the property is located in the Baltimore central business district submarket. As of the fourth quarter of 2015, the submarket consisted of approximately 12.6 million square feet of office space with an overall vacancy rate of 15.4%. Furthermore, the appraisal indicated that the vacancy rate for directly competitive properties is 8.8%. In the central business district, overall average asking rents were $21.29 per square foot as of the fourth quarter of 2015, while asking rents for comparable office properties range from $21.54 to $32.50 per square foot. The appraisal concluded a market rent of $18.50 per square foot for T. Rowe Price’s contiguous space, $35.00 per square foot for the remainder of the office space, $22.00 per square foot for the lobby retail space, $45.00 per square foot for the ground floor retail space and $50.00 per square foot for Starbucks’ retail space. The appraisal also concluded that the 100 East Pratt property’s rents are at market.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
96.3%	97.5%	98.7%	99.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 26, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
T. Rowe Price Associates, Inc.(4)	NA / NA / NA	443,235	66.9%	$19.80	54.1%	12/31/2027
Tydings & Rosenberg, LLP	NA / NA / NA	37,539	5.7%	$36.03	8.3%	7/31/2017
Merrill Lynch	Baa1 /BBB+/ A	31,942	4.8%	$35.45	7.0%	2/28/2018
PricewaterhouseCoopers, LLP	NA / NA / NA	31,942	4.8%	$36.38	7.2%	6/30/2017
Jones Lang LaSalle(5)	Baa2 /BBB+/ NA	23,956	3.6%	$45.83	6.8%	4/30/2020
CBRE, Inc.(6)	Baa3 /BBB/ NA	15,971	2.4%	$34.04	3.4%	6/30/2025
Zuckerman Spaeder	NA / NA / NA	10,112	1.5%	$33.88	2.1%	12/31/2022
Insight Global	NA / NA / NA	7,848	1.2%	$36.58	1.8%	6/30/2020
Bravio Brio Restaurant Group Inc. (Retail)	NA / NA / NA	7,772	1.2%	$43.67	2.1%	12/31/2022
Jos. A. Bank Clothiers Inc. (Retail)	NA / NA / NA	7,475	1.1%	$34.97	1.6%	1/31/2023

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Base Rent PSF for T. Rowe Price is based on a triple net lease. The other tenants at the property have gross or modified gross leases.
(4)	T. Rowe Price has a one-time right as of July 2024 to terminate its entire lease of 443,235 square feet with 18 months’ prior notice and payment of a termination fee equal to approximately $20.4 million (approximately $46 per square foot). Additionally, T. Rowe Price has a one-time contraction right for one or more of its 13th, 14th and 16th floor spaces (which includes a total of 47,913 square feet), on a full-floor basis with 18 months’ notice prior to December 31, 2024 and payment of a contraction fee equal to $486,007 (approximately $30 per square foot) per floor. T. Rowe Price also has the right to terminate its lease with respect to the investor center space (which includes 3,336 square feet) any time after June 30, 2017, with 18 months’ notice and the payment of a termination fee equal to the sum of the unamortized costs of the renovation improvement allowance.
(5)	Jones Lang LaSalle has the right to terminate its lease as of April 30, 2017, with 12 months’ notice and the payment of a termination fee of four months of base rent plus unamortized tenant improvements and leasing commissions.
(6)	CBRE, Inc. has the right to terminate its lease as of June 30, 2022, with 12 months’ notice and the payment of a termination fee of unamortized tenant improvements, leasing commissions and abated rent under the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,202	0.6%	NAP	NAP	4,202	0.6%	NAP	NAP
2016 & MTM	4	2,772	0.4%	$57,159	0.4%	6,974	1.1%	$57,159	0.4%
2017	4	75,136	11.3%	2,702,370	16.7%	82,110	12.4%	$2,759,529	17.0%
2018	1	31,942	4.8%	1,132,344	7.0%	114,052	17.2%	$3,891,873	24.0%
2019	3	6,035	0.9%	190,596	1.2%	120,087	18.1%	$4,082,469	25.2%
2020	3	35,470	5.4%	1,505,829	9.3%	155,557	23.5%	$5,588,298	34.4%
2021	1	6,056	0.9%	196,483	1.2%	161,613	24.4%	$5,784,781	35.7%
2022	4	21,359	3.2%	801,404	4.9%	182,972	27.6%	$6,586,186	40.6%
2023	1	7,475	1.1%	261,431	1.6%	190,447	28.7%	$6,847,617	42.2%
2024	1	1,758	0.3%	56,383	0.3%	192,205	29.0%	$6,904,000	42.6%
2025	1	15,971	2.4%	543,679	3.4%	208,176	31.4%	$7,447,678	45.9%
2026	0	0	0.0%	0	0.0%	208,176	31.4%	$7,447,678	45.9%
2027 & Beyond(2)	1	454,532	68.6%	8,775,973	54.1%	662,708	100.0%	$16,223,652	100.0%
Total	24	662,708	100.0%	$16,223,652	100.0%

(1)	Based on the underwritten rent roll.
(2)	Includes amenity floor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,315,569	$14,731,177	$15,311,066	$15,300,266	$16,223,652	$24.48	64.6%
Vacant Income	0	0	0	0	55,424	0.08	0.2
Gross Potential Rent	$16,315,569	$14,731,177	$15,311,066	$15,300,266	$16,279,076	$24.56	64.8%
Total Reimbursements	8,406,521	8,700,984	9,005,482	8,854,403	8,854,102	13.36	35.2
Net Rental Income	$24,722,090	$23,432,161	$24,316,548	$24,154,669	$25,133,177	$37.92	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,080,705)	(3.14)	(8.3)
Parking Garage Income	2,574,101	2,644,495	2,609,125	2,578,997	2,578,997	3.89	10.3
Other Income	13,140	13,392	29,258	30,562	30,562	0.05	0.1
Effective Gross Income	$27,309,331	$26,090,048	$26,954,931	$26,764,228	$25,662,031	$38.72	102.1%

Total Expenses	$11,839,424	$12,093,106	$12,004,504	$11,827,676	$11,861,769	$17.90	47.2%

Net Operating Income	$15,469,907	$13,996,942	$14,950,426	$14,936,552	$13,800,262	$20.82	54.9%

Total TI/LC, Capex/RR	0	0	0	0	1,148,545	1.73	4.6
Net Cash Flow	$15,469,907	$13,996,942	$14,950,426	$14,936,552	$12,651,717	$19.09	50.3%
(1)	TTM represents the trailing 12-month period ending February 29, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents per the rent roll dated February 26, 2016, however, T. Rowe Price has multiple free rent periods over its lease term totaling approximately $3.8 million which were reserved for a closing.

Property Management. The property is subject to a management agreement with CBRE, Inc.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $17.6 million for reserves for unfunded obligations (which include approximately $13.8 million for outstanding tenant improvements and leasing commissions and approximately $3.8 million for free rent reserves), approximately $3.6 million for tax reserves, approximately $1.2 million for replacement reserves and $44,100 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $357,116.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $22,050.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $11,045 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $69,032 (approximately $1.25 per square foot annually) per month for tenant improvements and leasing commission reserves.

Lease Contraction Reserve - On a monthly basis, the borrowers are required to deposit an amount equal to the aggregate total of all rent associated with any lease for which a Lease Contraction Event (as defined below) has occurred. The borrowers are required to deposit any early lease termination or contraction fee in connection with a Lease Contraction Event within three business days of receipt.

Lease Sweep Reserve - During a Cash Sweep Period (as defined below) that exists solely due to the continuance of a Specified Tenant Sweep Event (as defined below), all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

100 East Pratt

Specified Tenant. T. Rowe Price, the largest tenant at the property, leases approximately 66.9% of the net rentable area through December 2027. Upon certain events described below (including the bankruptcy of T. Rowe Price or T. Rowe Price failing to renew its lease, giving notice of termination or vacating its space), the lender will sweep all excess cash flow at the property into the lease sweep reserve account. In addition, T. Rowe Price has a one-time contraction right with respect to its 13th, 14th and 16th floor spaces, as well as a one-time full termination right before the maturity date of the 100 East Pratt Whole Loan. However, in the event of such contraction or termination, the lender will be entitled to a contraction fee of $486,007 (approximately $30 per square foot) per floor or a termination fee of approximately $20.4 million (approximately $46 per square foot) in connection with a termination or contraction of any of the 13th, 14th or 16th floor spaces, exclusive of the ongoing TI/LC collections, and such fees will be deposited into the TI/LC reserve account. For further descriptions of the cash sweep events in connection with T. Rowe Price, please refer to “Lockbox / Cash Management” and “Escrows and Reserves”.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept every business day to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow (other than amounts that are required to be deposited in the Lease Sweep Reserve account as described above) after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months, is less than 1.15x, (iii) a Specified Tenant Sweep Event (as defined below) or (iv) the occurrence of a Maturity Cash Sweep Event (as defined below). A Cash Sweep Period may be terminated by (a) with respect to clause (i) above, a cure or waiver of the related event of default, (b) with respect to clause (ii) above, a debt service coverage ratio equal to or greater than 1.20x for two consecutive calendar quarters, (c) with respect to clause (iii) above, cure of all defaults under the applicable specified tenant’s lease, the tenant resuming operations, revoking any notice of termination or no longer being subject to a bankruptcy proceeding, as applicable and (d) with respect to clause (iv) above, satisfactory evidence of the extension or renewal of not less than 75.0% of T. Rowe Price’s leased space. Notwithstanding the foregoing, a Cash Sweep Period may not be terminated to the extent that a Cash Sweep Period exists for any other reason.

A “Specified Tenant Sweep Event” means any of the following: T. Rowe Price (or any tenant which leases more than 66,270 square feet at the property or any replacement tenant thereof) (i) defaults (other than with respect to an immaterial non-monetary terms) under the terms of its lease, (ii) vacates, abandons, ceases ordinary business operations or otherwise “goes dark” or gives notice of its intent to do any of the foregoing, (iii) gives notice of its intention to cancel or terminate its lease, (iv) becomes subject to any bankruptcy or insolvency proceeding or (v) fails to provide notice to extend its lease prior to the earlier to occur of the date that is 12 months prior to the expiration date of the lease or the date that the related tenant is required to give notice of renewal under its lease.

A “Maturity Cash Sweep Event” means the failure of T. Rowe Price to renew its lease for at least 75.0% of its space on the date that is nine months prior to the maturity date of the 100 East Pratt Whole Loan.

A “Lease Contraction Event” means the exercise of a contraction or termination option under any tenant’s lease (provided that such lease was in effect on the date of origination or reviewed or approved by the lender in accordance with the loan documents).

Right of First Offer / Refusal. T. Rowe Price has a right of first offer in the event the borrowers intend to sell the property as a single asset, as well as a right of first refusal in the event the borrowers receive an offer to purchase the building as a single asset. These rights are not applicable to any foreclosure or sale-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment (M/F/D)(2):	A2/AAAsf/BBB(high)	Title:	Fee
Original Principal Balance(3):	$50,000,000	Property Type - Subtype:	Retail – Anchored
Cut-off Date Principal Balance(3):	$50,000,000	Net Rentable Area (SF)(6):	262,327
% of Pool by IPB:	5.3%	Location:	Las Vegas, NV
Loan Purpose(4):	Recapitalization	Year Built / Renovated:	2009 / N/A
Borrower:	The Crystals Las Vegas, LLC	Occupancy(7):	87.6%
Sponsors:	Simon Property Group, L.P. and	Occupancy Date:	4/21/2016
	ICRE REIT Holdings	Number of Tenants:	50
Interest Rate:	3.74400%	2013 NOI(8):	$40,054,352
Note Date:	6/9/2016	2014 NOI:	$43,642,314
Maturity Date:	7/1/2026	2015 NOI(8)(9):	$46,376,811
Interest-only Period:	120 months	UW Economic Occupancy:	91.9%
Original Term:	120 months	UW Revenues:	$64,805,737
Original Amortization:	None	UW Expenses:	$15,337,877
Amortization Type:	Interest Only	UW NOI(9):	$49,467,860
Call Protection(5):	L(24),Def(89),O(7)	UW NCF:	$47,610,231
Lockbox:	CMA	Appraised Value / Per SF(10):	$1,100,000,000 / $4,193
Additional Debt:	Yes	Appraisal Date:	4/26/2016
Additional Debt Balance:	$332,700,000 / $167,300,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(11)				Financial Information(3)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$1,459	$2,097
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,459	$2,097
Replacement Reserves:	$0	Springing	$104,931	Cut-off Date LTV:	34.8%	50.0%
TI/LC(12):	$185,000	Springing	$4,440,000	Maturity Date LTV:	34.8%	50.0%
Other:	$0	$0	N/A	UW NCF DSCR:	3.28x	2.28x
				UW NOI Debt Yield:	12.9%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(3)	$550,000,000	100.0%	Return of Equity(4)	$548,047,098	99.6%
			Closing Costs	1,952,902	0.4
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)	The Shops at Crystals Whole Loan was co-originated by JPMCB, Bank of America, N.A. and Wells Fargo Bank, National Association.

(2)	Moody’s, Fitch and DBRS have confirmed that The Shops at Crystals Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The Shops at Crystals loan is part of a whole loan comprised of (i) a mortgage loan (evidenced by two tranches of debt (each comprised of one pari passu note) with an aggregate original principal balance of $50.0 million), (ii) companion loans, each of which is pari passu with respect to one tranche of The Shops at Crystals Mortgage Loan (each such companion loan being comprised of 10 pari passu notes) with an aggregate outstanding principal balance of approximately $332.7 million, and (iii) three subordinate companion loans (each companion loan being comprised of three pari passu notes) with an aggregate original principal balance of $167.3 million. The Financial Information presented in the chart above reflects the $382.7 million aggregate Cut-off Date balance of The Shops at Crystals Mortgage Loan and The Shops at Crystals Pari Passu Companion Loans and the Cut-off Date balance of the $550.0 million The Shops at Crystals Whole Loan.

(4)	In April 2016, the borrower, an affiliate of a joint venture between the loan sponsors, acquired the property from MGM and Infinity World in an all-cash transaction for approximately $1.1 billion. In June 2016, the Shops at Crystals Whole Loan proceeds were used to recapitalize the joint venture and return equity to affiliates of the loan sponsors.

(5)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of the full $550.0 million The Shops at Crystals Whole Loan is permitted after the date that is the earlier of (i) August 1, 2019 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by August 1, 2019, the borrower is permitted to prepay The Shops of Crystals Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of The Shops at Crystals Whole Loan that has been securitized for at least two years must be defeased). The Shops at Crystals Whole Loan is prepayable without penalty after December 1, 2025 through the maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Shops at Crystals

(6)	Represents the total rentable space at the property, equal to approximately 262,327 square feet, which excludes the space on the third floor of the property. The third floor of the property is currently used as mezzanine and storage space, a portion of which is unimproved. No income was underwritten related to this third floor space but it does serve as collateral for The Shops at Crystals Mortgage Loan. There are currently no plans for developing the unimproved portion of the third floor space.

(7)	Current occupancy does not include three tenants shown on the loan sponsors’ rent roll dated April 21, 2016 (Donna Karan, Miu Miu and Kiki de Montparnasse) that are no longer in occupancy and/or are expected to vacate. Current occupancy includes DSquared2 (2,200 square feet) and Berluti (960 square feet), which have executed leases but are not yet in occupancy.

(8)	The increase in 2015 NOI from 2013 NOI is primarily associated with increases in rents in place.

(9)	The increase in UW NOI from 2015 NOI is predominantly driven by five new tenant leases (excluding the Hermès expansion lease) since September 2015, which contribute approximately $1.6 million in annual underwritten rent, in addition to rent bumps totaling $939,332.

(10)	The Appraised Value includes 7,485 square feet on the third floor, which Hermès is expected to occupy.

(11)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(12)	At origination, the Borrower provided a guaranty to the mortgage lenders, which guaranteed payment of the TI/LC reserve deposit amounts (including the monthly deposit required at origination) as required under the mortgage loan documents, subject to the capped amount.

The Loan. The Shops at Crystals loan is secured by a first mortgage lien on an approximately 262,327 square foot luxury shopping center located in Las Vegas, Nevada. The whole loan was co-originated by JPMCB, Bank of America, N.A. and Wells Fargo Bank, National Association and has an outstanding principal balance as of the Cut-off Date of $550.0 million (“The Shops at Crystals Whole Loan”). The Shops at Crystals Whole Loan is comprised of (i) two tranches of companion loans, each comprised of 11 pari passu notes (Note A-1-B-1 and Note B-1-B-1 from each tranche are, collectively, “The Shops at Crystals Mortgage Loan” and the remaining notes in each such tranche are “The Shops at Crystals Pari Passu Companion Loans”), and (ii) three subordinate companion loans, each comprised of three pari passu notes (“The Shops at Crystals Subordinate Companion Loans”) as described below. Each of The Shops at Crystals Pari Passu Companion Loans and each of The Shops at Crystals Subordinate Companion Loans are comprised of one or more pari passu notes. Each tranche of debt comprising The Shops at Crystals Mortgage Loan and each related tranche comprising The Shops at Crystals Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to The Shops at Crystals Subordinate Companion Loans as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Shops at Crystals Whole Loan” in the Preliminary Prospectus. Note A-1-A is expected to be contributed to a private CMBS securitization that governs the servicing and administration of The Shops at Crystals Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control event under the related trust and servicing agreement (“The Shops at Crystals Trust and Servicing Agreement”), the directing certificateholder under The Shops at Crystals Trust and Servicing Agreement). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Shops at Crystals Whole Loan has a 10-year term and will be interest-only for the term of the loan.

The Borrower. The borrowing entity for The Shops at Crystals Whole Loan is The Crystals Las Vegas, LLC, a Delaware limited liability company and special purpose entity. The borrower is indirectly owned by a joint venture between Simon Property Group, L.P. and a joint venture indirectly owned by subsidiaries of Invesco Core Real Estate - U.S.A., L.P., a private subsidiary of investment partnership managed by an affiliate of Invesco, Ltd.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

The Loan Sponsors. The nonrecourse carve-out guarantors are Simon Property Group, L.P. and ICRE REIT Holdings. Simon Property Group, L.P. is an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million square feet. ICRE REIT Holdings, a Maryland real estate investment trust, is an affiliate of Invesco, Ltd., a publicly traded independent global investment management firm.

The loan sponsors purchased The Shops at Crystals in April 2016 from MGM Resorts International (“MGM”) and Infinity World Development Corporation (“Infinity World”), a wholly-owned subsidiary of Dubai World, for approximately $1.1 billion. The liability of the guarantors under the nonrecourse carve-out provisions in the loan documents together with the guarantors’ indemnification obligations with respect to the private CMBS securitization is capped at $110.0 million plus reasonable collection costs.

The Property. The Shops at Crystals (“Crystals”) is an approximately 262,327 square foot, luxury shopping center located in the CityCenter development in the heart of the Las Vegas strip. Developed in 2009, the property is highly visible with 374 feet of frontage along the strip and easily accessible. Crystals is attached to the Aria Resort & Casino, accessible via the ARIA Express Tram from the Bellagio Resort & Casino and the Monte Carlo and adjacent to the Mandarin Oriental, The Cosmopolitan and the Vdara Hotel & Spa. The property also forms the base of the twin, 37-story, 674-unit Veer Towers luxury condominium. CityCenter is an approximately 18 million square foot development and the largest retail district to receive LEED+ Gold Core & Shell certification from the United States Green Building Council. The development is situated on the west side of Las Vegas Boulevard and was completed by MGM Resorts International and Dubai World.

Crystals provides a luxury shopping experience featuring a collection of globally-renowned brands. Tenants occupying 10,000 or more square feet (“Major Tenants”) include Louis Vuitton, Gucci, Prada and Tiffany & Co., which collectively comprise approximately 22.6% of the property’s net rentable area. Crystals also serves as the Las Vegas flagship location for nine of the tenants (Louis Vuitton, Gucci, Tom Ford, Prada, Roberto Cavalli, Ermenegildo Zegna, Dolce & Gabbana, Tourbillon and Hermès (post expansion)). Crystals also features 23 unique-to-market tenants such as Audemars Piguet, Richard Mille and Yves Saint Laurent and three restaurants: Mastro’s Ocean Club, Todd English Pub and Wolfgang Puck Pizzeria and Cucina. Approximately 39.7% of 2015 sales and 32.0% of net rentable area comes from investment grade tenants such as LVMH (Bulgari, Christian Dior, Emilio Pucci, Fendi, Loro Piana, Louis Vuitton and TAG Heuer), Kering (Yves Saint Laurent, Bottega Veneta, Balenciaga, Gucci and Stella McCartney), JAB Holdings (Bally and Jimmy Choo), Tiffany & Co. and Luxottica (Ilori).

As of April 21, 2016, Crystals was approximately 87.6% occupied by 50 tenants (excluding the Hermès expansion space). Hermès has executed a new lease to relocate from its 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, Crystals is 88.2% leased as of April 21, 2016. Crystals had 2015 aggregate sales of approximately $317.8 million and sales per square foot of $1,330. Based on underwritten gross rent and 2015 total sales, the 2015 occupancy cost was 19.2%. Total sales have increased by approximately 10.1% from 2012 to 2015 and net operating income has increased by approximately 35.0% during the same period.

According to the appraisal, the Las Vegas market has rebounded since the financial crisis and retail spending continues to increase as visitor spending becomes more diversified from its historical gaming focus. According to the Nevada Gaming Control Board, non-gaming revenues have increased from 42.1% of Las Vegas revenues in 1990 to 63.1% in 2015. According to the appraisal, visitor spending also reached an all-time high of approximately $42.7 billion in 2015. Retail spending was the third largest non-gaming expenditure after accommodations and food and beverage, at an average of approximately $123 per person for the year. Additionally, Las Vegas experienced a record volume of approximately 42.3 million visitors in 2015, and total 2016 visitations through February 2016 increased from the record level at the same time in 2015 by approximately 3.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occupancy	Proximity (miles)	Major/ Anchor Tenants
The Shops at Crystals(2)	2009 / N/A	262,327	$1,279	87.6%	NAP	Louis Vuitton, Gucci, Prada and Tiffany & Co.
Fashion Show Mall	1981 / 2003	1,890,000	$900-$1,000	93%	1.3	Macy’s, Dillard’s, Saks Fifth Avenue and Neiman Marcus
Grand Canal Shoppes	1999 / 2007	806,000	$900-$1,100	95%	1.1	Barneys New York, Burberry, Canali, Dooney & Bourke and Armani
Forum Shops at Caesars(3)	1992 / 2004	650,000	$1,500-$1,700	100%	0.8	Apple, Marc Jacobs, Christian Louboutin, Montblanc and Hugo Boss
Miracle Mile Shops	2000 / 2016	500,000	$825-$875	94%	Adjacent	H&M, Guess, bebe, BCBG MAXAZRIA and LOFT
Bellagio Shops	1998 / N/A	N/A	N/A	100%	0.3	Bottega Veneta, Fendi, Gucci, Chanel, Valentino and Prada
(1)	Based on the appraisal.

(2)	Total GLA, Est. Sales PSF and Est. Occupancy based on the underwritten rent roll.

(3)	Owned by Simon Property Group, Inc.

Historical and Current Occupancy(1)

2013	2014	2015	Current(2)
95.7%	93.8%	91.0%	87.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current occupancy does not include three tenants shown on the loan sponsors’ rent roll dated April 21, 2016 (Donna Karan, Miu Miu and Kiki de Montparnasse) that are no longer in occupancy and/or are expected to vacate. Current occupancy includes DSquared2 (2,200 square feet) and Berluti (960 square feet), which have executed leases but are not yet in occupancy.

Historical Sales and Occupancy Costs

	2013	2014	2015
<10,000 Square Feet(1)
Comparable Sales PSF	$1,110	$1,277	$1,270
Occupancy Cost	20.1%	20.3%	19.9%
Major Tenants(1)
Comparable Sales PSF	$1,673	$1,680	$1,513
Occupancy Cost	13.5%	14.1%	17.0%
All Tenants(1)
Comparable Sales PSF	$1,246	$1,378	$1,279
Occupancy Cost	18.2%	18.6%	19.2%

(1)	Occupancy costs are calculated based on underwritten gross rent divided by tenant sales for the given year. Occupancy costs are not inclusive of tenants that are no longer in occupancy and are weighted based on the square footage of tenants with sales for each respective year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date(5)
Louis Vuitton(6)	NA / A+ / NA	22,745	8.7%	$192.57	$2,140	9.0%	12/31/2019
Prada	NA / NA / NA	15,525	5.9%	$243.45	$729	33.4%	12/31/2019
Gucci	NA / BBB / NA	10,952	4.2%	$166.45	$1,380	12.1%	12/31/2025
Tiffany & Co.(7)	Baa2 / BBB+ / BBB+	10,000	3.8%	$220.00	$1,450	15.2%	1/31/2024
Ermenegildo Zegna	NA / NA / NA	9,926	3.8%	$277.46	$685	40.5%	12/31/2020
Roberto Cavalli	NA / NA / NA	9,814	3.7%	$175.05	$566	30.9%	12/31/2019
Dolce & Gabbana (Men’s)	NA / NA / NA	9,000	3.4%	$79.57	$535	14.9%	12/31/2021
Mastro’s Ocean Club	NA / NA / NA	8,568	3.3%	$81.23	$1,632	5.0%	12/31/2024
Todd English Pub	NA / NA / NA	7,963	3.0%	$91.89	$1,317	7.0%	2/11/2020
Tom Ford	NA / NA / NA	7,693	2.9%	$275.55	$1,654	16.7%	12/31/2019
(1)	Based on the underwritten rent roll.

(2)	Hermès recently executed a lease to expand its space from 4,582 square feet to 13,507 square feet starting in December 2017, which would make Hermès the third largest tenant by net rentable area.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	Sales PSF and Occupancy Costs represent sales for the 12 month period ending December 31, 2015 for all tenants.

(5)	Certain tenants, including the fourth largest tenant at Crystals, Tiffany & Co., have the right to terminate their lease if a certain number of luxury retailers go dark or their occupancy level decreases below certain thresholds or if the tenant fails to meet certain sales targets.

(6)	Louis Vuitton pays percentage rent in lieu of base rent, calculated using fiscal year 2015 sales and corresponding tenant break points.

(7)	Tiffany & Co. has the right to terminate its lease if it does not achieve gross sales of at least $30 million during the seventh lease year, with 182 days’ notice and the payment of a termination fee. The tenant may exercise the right at any time during the period that is 60 days after the date on which the tenant is obligated to furnish its written report of its gross sales for the year to the borrower.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	32,418	12.4%	NAP	NAP	32,418	12.4%	NAP	NAP
2016 & MTM	1	1,949	0.7%	$104,775	0.2%	34,367	13.1%	$104,775	0.2%
2017	0	0	0.0%	0	0.0%	34,367	13.1%	$104,775	0.2%
2018	5	12,359	4.7%	2,899,100	6.3%	46,726	17.8%	$3,003,875	6.5%
2019	9	69,021	26.3%	15,221,420	33.0%	115,747	44.1%	$18,225,295	39.5%
2020(2)	11	45,909	17.5%	10,280,922	22.3%	161,656	61.6%	$28,506,217	61.8%
2021	4	18,448	7.0%	2,017,846	4.4%	180,104	68.7%	$30,524,063	66.1%
2022	3	6,560	2.5%	1,709,609	3.7%	186,664	71.2%	$32,233,672	69.9%
2023	3	9,061	3.5%	2,617,389	5.7%	195,725	74.6%	$34,851,061	75.5%
2024	10	47,908	18.3%	7,488,292	16.2%	243,633	92.9%	$42,339,353	91.8%
2025	1	10,952	4.2%	1,822,983	4.0%	254,585	97.0%	$44,162,336	95.7%
2026	2	3,160	1.2%	800,000	1.7%	257,745	98.3%	$44,962,336	97.4%
2027 & Beyond(3)	1	4,582	1.7%	1,183,409	2.6%	262,327	100.0%	$46,145,746	100.0%
Total	50	262,327	100.0%	$46,145,746	100.0%
(1)	Based on the underwritten rent roll.
(2)	Square Feet Expiring in 2020 includes a concierge desk for Aria Resort & Casino (250 square feet), which has no base rent or sales.
(3)	2027 & Beyond reflects the expiration date of the lease for Hermès’ expansion space but otherwise reflects the current space that is underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$40,421,000	$44,060,423	$46,579,251	$46,145,746	$175.91	67.0%
Vacant Income	0	0	0	5,578,700	21.27	8.1%
Gross Potential Rent	$40,421,000	$44,060,423	$46,579,251	$51,724,446	$197.18	75.2%
CAM Reimbursements	11,632,612	12,610,775	13,318,306	10,749,943	40.98	15.6%
Utilities Reimbursements	1,772,837	1,946,894	2,018,180	2,099,033	8.00	3.0%
Real Estate Reimbursements	2,197,183	1,697,721	421,799	1,494,516	5.70	2.2%
Percentage Rent	895,608	992,270	1,040,320	1,899,212	7.24	2.8%
Other Rental Storage	351,035	376,977	772,003	858,240	3.27	1.2%
Net Rental Income	$57,270,275	$61,685,060	$64,149,859	$68,825,390	$262.36	100.0%
(Vacancy/Credit Loss)	(95,577)	(187,033)	(477,517)	(5,578,700)	(21.27)	(8.1) %
Other Income	925,597	1,148,318	1,530,859	1,559,047	5.94	2.3%
Effective Gross Income	$58,100,295	$62,646,345	$65,203,201	$64,805,737	$247.04	94.2%

Total Expenses	$18,045,943	$19,004,031	$18,826,390	$15,337,877	$58.47	23.7%

Net Operating Income	$40,054,352	$43,642,314	$46,376,811	$49,467,860	$188.57	76.3%

Total TI/LC, Capex/RR	0	0	0	1,857,629	7.08	2.9%
Net Cash Flow	$40,054,352	$43,642,314	$46,376,811	$47,610,231	$181.49	73.5%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rents in Place is based on the Borrower’s rent roll dated April 21, 2016, with rent steps underwritten through May 2017 (totaling $939,332), and, in addition, includes the following rents: (i) percentage rent in lieu of base rent of $5.4 million from Louis Vuitton and Christian Dior, calculated using fiscal year 2015 sales and corresponding tenant break points, (ii) profit rent for Wolfgang Puck Pizzeria & Cucina equal to 68% of the trailing twelve month net profits for the period ending August 31, 2015; (iii) $440,000 of base rent that DSquared2 will be required to pay under the related executed new lease when it opens its store in fall 2016; and (iv) annual base rent of $360,000 that Berluti, after taking 960 square feet from Wolfgang Puck Pizzeria & Cucina, will be required to pay under the related executed new lease when it opens its store in fall 2016. Rents in Place excludes rent from Donna Karan, Miu Miu and Kiki de Montparnasse that are no longer in occupancy and/or are expected to vacate.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of SPG.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) upon request, provides the lender with satisfactory evidence of such payment of taxes.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $4,372.12 per month ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $104,931 ($0.40 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits (including the monthly deposit required at origination) in cash into the tenant improvement and leasing commissions reserve is waived in the event that the borrower delivers either (i) a guaranty from the guarantors (or replacement guarantors) for all monthly deposits to the tenant improvement and leasing commissions reserve required by the loan documents with the related liabilities of the guarantors capped at the TI/LC Reserve Cap (as defined below) plus all of the reasonable out-of-pocket costs and expenses in enforcing such guaranty or (ii) the borrower delivers a letter of credit in the amount of the TI/LC Reserve Cap, provided that the borrower does not have the right to deliver such guaranty or letter of credit if an event of default is continuing. In the event that the borrower has not delivered such guaranty or letter of credit, the borrower is required to deposit $185,000 per month (approximately $8.46 per square foot annually) in cash for TI/LC reserves. The reserve is subject to a cap of $4,440,000 (approximately $16.93 per square foot) (the “TI/LC Reserve Cap”). The guarantors delivered a guaranty of such amounts on the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

The Shops at Crystals

A “DSCR Reserve Trigger Event” means the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.60x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants within 30 days of origination instructing them to deposit all rents and payments into the lockbox account controlled by the designated agent for the benefit of the lenders. The funds are then swept to an account controlled by the designated agent for the benefit of the borrower until the lockbox bank is notified of the occurrence of a Lockbox Event (defined below). During the continuance of a Lockbox Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lenders. The designated agent for the benefit of the lenders will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event (as defined below), after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager in accordance with the loan documents); or (iv) the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.30x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Lockbox Event may be cured (a) if the Lockbox Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination, (b) if the Lockbox Event is caused solely by clause (i) above, the acceptance by the lenders of a cure of such event of default, provided that the lenders has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings, or (c) if the Lockbox Event is caused solely by clause (iii) above, if the borrower replaces the property manager in accordance with the loan documents or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no event of default shall have occurred and be continuing, (ii) the borrower pays all of the lenders’ reasonable out-of-pocket expenses incurred in connection with curing such Lockbox Event including, reasonable attorney’s fees and expenses and (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,360,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,360,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	573,053
Loan Purpose:	Acquisition	Location:	Tampa, FL
Borrower:	Ren Center Tampa LLC	Year Built / Renovated:	1997-2001 / N/A
Sponsor:	Dennis Troesh	Occupancy:	100.0%
Interest Rate:	5.02000%	Occupancy Date:	4/30/2016
Note Date:	2/11/2016	Number of Tenants:	3
Maturity Date:	3/6/2026	2013 NOI:	$8,242,290
Interest-only Period:	60 months	2014 NOI:	$8,521,462
Original Term:	120 months	2015 NOI:	$8,750,290
Original Amortization:	360 months	TTM NOI (as of 4/2016)(2):	$8,514,148
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.0%
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$13,700,053
Lockbox:	CMA	UW Expenses:	$6,412,398
Additional Debt:	Yes	UW NOI(2):	$7,287,656
Additional Debt Balance:	$30,240,000	UW NCF:	$7,098,746
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$110,500,000 / $193
		Appraisal Date:	12/16/2015

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$595,833	$119,167	N/A	Maturity Date Loan / SF:	$114
Insurance:	$35,000	$11,667	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$0	$9,551	N/A	Maturity Date LTV:	58.9%
TI/LC:	$5,500,000	$59,693	$6,500,000	UW NCF DSCR:	1.56x
Other:	$1,871,784	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$75,600,000	64.6%	Purchase Price	$108,000,000	92.2%
Sponsor Equity	41,483,643	35.4%	Upfront Reserves	8,002,618	6.8%
			Closing Costs	1,081,026	0.9%
Total Sources	$117,083,643	100.0%	Total Uses	$117,083,643	100.0%
(1)	The Renaissance Center loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $75.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $70.6 million Renaissance Center Whole Loan.
(2)	The decrease in UW NOI from TTM NOI is predominantly driven by WellCare as the tenant is subject to contractual rent step-downs for its 10,450 square feet and 111,012 square feet space. The rent step down came into effect on June 1, 2016.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Center

The Loan. The Renaissance Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 100.0% occupied, 573,053 square foot Class A, five-building suburban office located in Tampa, Florida. The whole loan has an outstanding principal balance as of the Cut-off Date of $70.6 million (the “Renaissance Center Whole Loan”), and is comprised of three pari passu notes, each as described below. Note A-1 is one of the notes being contributed to the JPMCC 2016-JP2 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee (or, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder). However, the holders of companion notes (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Renaissance Center Whole Loan has a 10-year term and, subsequent to a five-year interest only period, will amortize on a 30-year schedule.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$22,680,000	$17,680,000	JPMCC 2016-JP2	Yes
Note A-2	$22,680,000	$22,680,000	JPMCC 2016-JP2	No
Note A-3	$30,240,000	$30,240,000	SGCMS 2016-C5	No
Total	$75,600,000	$70,600,000

The Borrower. The borrowing entity for the Renaissance Center Whole Loan is Ren Center Tampa LLC, a Delaware limited liability company and a special purpose entity.

The Loan Sponsor. The sponsor and carve-out guarantor is Dennis Troesh. Dennis Troesh’s holdings encompass over 50 assets that comprise more than 6.0 million square feet of commercial space and over 2,000 multifamily units. Within his portfolio, Mr. Troesh owns approximately 1.5 million square feet of office properties in the Southeast.

The Property. The Renaissance Center property is a 100.0% occupied, 573,053 square foot (which includes 40,682 square feet of amenity space) Class A, five-building institutional-quality suburban office located in the North Westshore submarket of Tampa, Florida. Renaissance Center was built between 1997 and 2001 and is situated on 71.4 acres of land. Renaissance Center has two parking garages that offer 3,373 spaces and a parking ratio of approximately 5.89 spaces per 1,000 square feet of net rentable area. Additional amenities include a gym, health and fitness center, outdoor softball fields, volleyball courts, tennis courts, jogging trails, learning center, media center, game room, internet café, coffee bar and full service cafeteria.

As of April 30, 2016, the property was 100.0% leased by three tenants and is home to approximately 4,000 employees. The largest tenant at the property, WellCare Health Plans, Inc. (“WellCare”), leases 378,412 square feet (66.0% of the net rentable area). WellCare has rolling lease expirations between 2019 and 2024. WellCare has been a tenant at the Renaissance Center property since 2004 and has expanded its footprint at the property five times. The tenant has one five-year renewal option for each lease expiring, which would extend the tenant’s expiration dates out to 2024-2029. WellCare (Moody’s: Ba2 / S&P: BB / Fitch: NA) operates its corporate headquarters at the Renaissance Center property. The tenant focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans. As of December 31, 2015, the company served approximately 3.8 million members in 49 states and the District of Columbia. For the fiscal year ending December 31, 2015, WellCare reported $14 billion in revenue and $119 million in net income. The second largest tenant, Capital One Services, LLC (“Capital One”) leases 153,812 square feet (26.8% of the NRA). Capital One’s lease expiration is August 31, 2024. Capital One (Moody’s: Baa1 / S&P: BBB / Fitch: A-) operates its credit card customer service center at the Renaissance Center property. Capital One is one of the nation’s 10 largest banks, offering a broad array of financial products and services to consumers, small businesses and commercial clients. For the fiscal year ending December 31, 2015, Capital One reported approximately $23 billion in revenue and approximately $4 billion in net income. Capital One has been at the Renaissance Center property since 1999.

The Renaissance Center property is located less than one mile from the Veteran’s Expressway (Route-589), which is a major highway that leads to the Tampa central business district (seven miles away) and the Tampa International Airport (three miles away). The Renaissance Center property is also located approximately six miles west of I-275. Residents of northern suburbs of Tampa take I-275 and Veteran’s Expressway for their daily work commute to Westshore and the Tampa central business district.

The Renaissance Center property is located in an area known as North Westshore, which is a subset of the Northwest Tampa market. Due to the property’s close proximity to the Westshore submarket, which is located just south of the property, the area surrounding Renaissance Center is heavily influenced by the Westshore submarket, and real estate fundamentals are often better correlated with movements in the Westshore submarket. The Westshore submarket is the metro’s largest employment center, home to several major employers including PwC, Bloomin’ Brands, New York Life, IBM and Florida Blue. Laser Spine Institute is currently building its approximately 176,000 square foot national headquarters in Westshore, and Fortune 500 Company Bristol-Myers Squibb opened its new North America Capability Center in Westshore in 2014. According to a third party market research report, there is approximately 1.2 million square feet of Class A office space in Northwest Tampa that operates at a 6.1% vacancy rate, and approximately 8 million square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Renaissance Center

feet of Class A office space in Westshore that operates at an 11.3% vacancy rate. Within a three-, five- and seven- mile radius from the property, there is approximately 1 million, 4 million and 10 million square feet of Class A office space that operate at vacancy rates of 4.4%, 7.9%, and 10.4%, respectively. The appraisal identified a competitive set which consisted of 19 properties within eight miles of the Renaissance Center property, covering approximately 2.4 million square feet of Class A space. The comparable office properties were built between 1969 and 2012 and range in size from approximately 23,491 to 264,718 square feet. The comparable properties reported occupancies ranging from 82.0% to 100.0% with a weighted average occupancy of 93.8%. The appraisal concluded market rents of $16.00 per square foot for office space greater than 30,000 square feet, $18.00 per square foot for office space less than 30,000 square feet and a vacancy factor of 5.0% for the Renaissance Center property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
94.3%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 30, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)(3)	% of Total NRA(3)	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
WellCare(4)	Ba2 / BB / NA	378,412	66.0%	$14.91	60.5%	Various
Capital One(5)	Baa1 / BBB / A-	153,812	26.8%	$23.92	39.5%	8/31/2024
Regions Bank	Baa3 / BBB / BBB	147	0.0%	$24.49	0.0%	6/30/2017
(1)	Based on the underwritten rent roll as of April 30, 2016.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	The total square footage of the property includes 40,682 square feet of amenities space (20,831 square feet of fitness center and a 19,851 square feet of dining and entertainment services), operated under a license agreement with Sodexo. The 40,682 square feet amenities space and the amenities income of $123,128 is not shown in the chart above.
(4)	WellCare has staggered lease expirations: 105,110 square feet expires October 31, 2019; 105,165 square feet expires December 31, 2020; 111,012 square feet expires February 28, 2023; and 57,125 square feet expires February 29, 2024. Weighted average underwritten base rent is $14.91 per square foot.
(5)	Capital One has a one-time contraction option on August 31, 2019 for 10,931 square feet with at least nine months’ notice and payment of a termination fee of $191,104. If the contraction option is exercised, the lender will collect the termination fee as additional leasing reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Renaissance Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring(2)	% of NRA Expiring(2)	Base Rent Expiring(2)(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	1	147	0.0	3,600	0.0	147	0.0%	$3,600	0.0%
2018	0	0	0.0	0	0.0	147	0.0%	$3,600	0.0%
2019	1	105,110	18.3	1,439,802	15.4	105,257	18.4%	$1,443,402	15.5%
2020	1	105,165	18.4	1,589,963	17.0	210,422	36.7%	$3,033,365	32.5%
2021	0	0	0.0	0	0.0	210,422	36.7%	$3,033,365	32.5%
2022	0	0	0.0	0	0.0	210,422	36.7%	$3,033,365	32.5%
2023	1	111,012	19.4	1,746,219	18.7	321,434	56.1%	$4,779,584	51.3%
2024	2	210,937	36.8	4,546,205	48.7	532,371	92.9%	$9,325,788	100.0%
2025	0	0	0.0	0	0.0	532,371	92.9%	$9,325,788	100.0%
2026	0	0	0.0	0	0.0	532,371	92.9%	$9,325,788	100.0%
2027 & Beyond	0	40,682	7.1	0	0.0	573,053	100.0%	$9,325,788	100.0%
Total	6	573,053	100.0%	$9,325,788	100.0%
(1)	Based on the underwritten rent roll as of April 30, 2016.

(2)	The Net Rentable Area Expiring includes 40,682 square feet of amenities space (20,831 square feet of fitness center and a 19,851 square feet of dining and entertainment services), operated under a license agreement with Sodexo. The amenities income of $123,128 is not included in the Base Rent Expiring in the chart above but is included in “Other Income” in the “Operating History and Underwritten Net Cash Flow” chart.

(3)	The total Base Rent Expiring of $9,325,788 is derived from leases with WellCare, Capital One and Regions Bank and includes rent steps through October 2016.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,807,388	$9,444,185	$9,643,097	$9,620,502	$9,325,788	$16.27	63.7%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$9,807,388	$9,444,185	$9,643,097	$9,620,502	$9,325,788	$16.27	63.7%
CAM Reimbursements	4,257,971	4,663,916	4,939,092	4,546,946	5,322,446	9.29	36.3%
Net Rental Income	$14,065,359	$14,108,101	$14,582,189	$14,167,448	$14,648,234	$25.56	100.0%
(Vacancy)(3)	1,177	0	3,536	(3,857)	(1,191,309)	(2.08)	(8.0)
Other Income(4)	96,247	136,164	123,128	89,922	243,128	0.42	1.7%
Effective Gross Income	$14,162,783	$14,244,265	$14,708,853	$14,253,513	$13,700,053	$23.91	93.5%

Total Expenses	$5,920,493	$5,722,803	$5,958,563	$5,739,365	$6,412,398	$11.19	46.8%

Net Operating Income	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,287,656	$12.72	53.2%

Total TI/LC, Capex/RR	0	0	0	0	738,909	1.29	5.4%
Non-Recurring Item(5)	0	0	0	0	(550,000)	(0.96)	(4.0))-
Net Cash Flow	$8,242,290	$8,521,462	$8,750,290	$8,514,148	$7,098,746	$12.39	51.8%
(1)	The TTM column is based on the annualized 11 months financial data from May 2015 through April 2016, excluding January 2016. Due to acquisition timing, January 2016 financials were not available.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	An economic vacancy of 8.0% was underwritten by the lender based on the percentage of gross potential rent (which is the sum of Net Rental Income and Other Income). The Renaissance Center property was 100.0% physically occupied as of April 30, 2016.

(4)	Underwritten Other Income represents a ground rent payment of $120,000 per year pursuant to the 99-year ground lease entered at loan origination (See “Ground Lease” section) and $123,128 in income from the license agreement with Sodexo for use of the amenities space.

(5)	The Underwritten Non-Recurring Item represents the general tenant improvements and leasing commissions reserve of $5,500,000 collected at loan origination, averaged over the 10-year loan term.

Property Management. The Renaissance Center property is subject to a management agreement with CBRE, Inc., which is effective as February 11, 2016 for a term of one year with automatic one-year renewals unless terminated by either party in accordance with the agreement. The management agreement provides for a fee equal to the greater of $23,333 per month or 2.5% of gross revenues from the property. The management fees related to the Renaissance Center property are subordinate to the liens and interests of the Renaissance Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Renaissance Center

Escrows and Reserves. At origination, the borrower deposited into escrow $5,500,000 for general tenant improvements and leasing commissions, $1,861,784 for outstanding tenant improvement allowances and leasing commissions related to two tenants ($1,750,079 for WellCare and $111,706 Capital One), $595,833 for real estate taxes, $35,000 for property insurance and $10,000 for an environmental reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $119,167.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $11,667.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,551 ($0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves – An upfront reserve of $5,500,000 (an average of $0.96 per square foot annually) was collected at closing for general tenant improvements and leasing commissions. On a monthly basis, the borrower is required to escrow $59,693 ($1.25 per square foot annually) for general tenant improvements and leasing commissions. On or after the payment date occurring in April 2021, the reserve is subject to a cap of $6,500,000 ($11.36 per square foot).

Lockbox / Cash Management. The Renaissance Center Whole Loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. However, to the extent a Cash Sweep Period occurs solely as a result of a Major Tenant Sweep Event, such excess cash flow will be held in the TI/LC Reserve and will be available to the borrower for tenant improvements and leasing commissions and will be subject to a cap of $4,000,000. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” will commence upon: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.15x for the trailing 12-month period or (iii) the occurrence and continuance of a Major Tenant Sweep Event (as defined below). A Cash Sweep Period will expire, with respect to clause (i), upon the cure of such event of default, with respect to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, and with respect to clause (iii), upon the expiration of the Major Tenant Sweep Event.

A “Major Tenant Sweep Event” means (I) with respect to the WellCare lease (or any replacement lease covering at least 100,000 square feet or constituting at least 20% of the annual rents of the WellCare space), a period commencing upon (A) the earlier of (i) October 31, 2018 and (ii) the date by which WellCare is required to provide a renewal notice for its 105,110 square foot space, if such renewal option is not exercised, (B) the earlier of (i) March 1, 2022 and (ii) the date by which WellCare is required to provide a renewal notice for its 111,012 square foot space, if such renewal option is not exercised, (C) an early termination, surrender or cancellation of such lease or (D) WellCare (or replacement tenant) going dark or filing bankruptcy, or (II) the senior unsecured credit rating of Capital One or WellCare (or any parent company thereof), as assigned by either S&P or Moody’s, falling two or more notches from such tenant’s rating at loan origination (to the extent the only existing Major Tenant Sweep Event is caused solely by the downgrading of Capital One’s credit rating, only the amount of rent due and payable under the Capital One Lease for the corresponding month will be swept). A Major Tenant Sweep Event will expire if at least 70% of the WellCare space is leased to a replacement tenant and such tenant is in occupancy, open for business and paying the full amount of rent due under its lease, and, with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(A) above, the earlier to occur of (i) October 31, 2019 and (ii) the lease for 105,110 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(B) above, the earlier to occur of (i) February 28, 2023 and (ii) the lease for 111,012 square feet of WellCare space has been renewed for at least five years; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(C) above, WellCare rescinding all termination notices; with regard to any Major Tenant Sweep Event commenced in connection with clause (I)(D) above, confirmation that WellCare has re-commenced operations and paying rent, and WellCare, or its parent, is not in bankruptcy or insolvent; and with regard to any Major Tenant Sweep Event commenced in connection with clause (II) above, the senior unsecured credit rating of Capital One or WellCare (or applicable parent company thereof), as assigned by each of S&P and Moody’s, rising to at least the same rating assigned to such tenant as of loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Renaissance Center

Ground Lease. An affiliate of the borrower ground leases an approximately 4.2 acre parcel (out of a total of approximately 71.4 acres) from the borrower under a 99-year ground lease entered into at loan origination (whereby the affiliate (as ground tenant) is required to pay the borrower (as ground landlord) $10,000 per month in ground rent payments). The affiliate has certain development rights with respect to such parcel. The borrower also has a pre-approved right (subject to satisfaction of certain conditions) to enter into, at a future date, a ground lease for a second ground parcel of approximately 1.26 acres, allowing the sponsor the opportunity to build an additional building to be used as a daycare center, office space or as an amenity center for existing tenants or other tenants approved by the lender at the Renaissance Center property. The borrower-proposed form ground lease is a 99-year ground lease with an affiliate, enabling the sponsor to obtain financing for the expansion development. The affiliate will pay the borrower the greater of $2,000 per month or the market rate at the time of execution in triple net ground rent payments. The Renaissance Center Whole Loan is structured with anti-poaching provisions to prevent the sponsor from moving tenants from the Renaissance Center property to new expansion buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

650 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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650 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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650 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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650 Poydras

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,300,000	Title:	Fee
Cut-off Date Principal Balance:	$38,300,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	453,255
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	Poydras Center, LLC	Year Built / Renovated:	1983 / 2005
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	86.0%
	and Sarah Hertz	Occupancy Date:	3/15/2016
Interest Rate:	4.59752%	Number of Tenants:	97
Note Date:	6/7/2016	2013 NOI:	$4,401,298
Maturity Date:	7/1/2026	2014 NOI:	$4,678,784
Interest-only Period:	None	2015 NOI:	$4,627,844
Original Term:	120 months	TTM NOI (as of 2/2016)	$4,592,968
Original Amortization:	360 months	UW Economic Occupancy:	88.2%
Amortization Type:	Balloon	UW Revenues:	$8,531,901
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$3,916,164
Lockbox:	Hard	UW NOI:	$4,615,737
Additional Debt:	Yes	UW NCF:	$3,867,083
Additional Debt Balance:	$4,400,000	Appraised Value / Per SF:	$53,400,000 / $118
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	3/24/2016

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$84
Taxes:	$402,577	$57,600	N/A	Maturity Date Loan / SF:	$69
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.7%
Replacement Reserves:	$7,555	$7,555	N/A	Maturity Date LTV:	58.2%
TI/LC:	$54,833	$54,833	N/A	UW NCF DSCR:	1.64x
Other:	$301,729	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,300,000	89.7%	Payoff Existing Debt	$31,437,023	73.6%
Mezzanine Loan	4,400,000	10.3%	Return of Equity	9,517,864	22.3%
			Closing Costs	978,419	2.3%
			Upfront Reserves	766,694	1.8%
Total Sources	$42,700,000	100.0%	Total Uses	$42,700,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 650 Poydras loan has an outstanding principal balance as of the Cut-off Date of $38.3 million and is secured by a first mortgage lien on the fee interest in a 453,255 square foot Class A office tower located in New Orleans, Louisiana. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the MLCFC 2007-5 transaction.

The Borrower. The borrowing entity for the 650 Poydras loan is Poydras Center, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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650 Poydras

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 16.8 million square feet of commercial real estate with an aggregate portfolio market value of approximately $1.9 billion. In addition to 650 Poydras, the Hertz Investment Group currently owns four other assets in New Orleans (909 Poydras, 400 Poydras, 1100 Poydras and 701 Poydras). The five assets total approximately 3.6 million square feet within the New Orleans central business district.

The loan sponsors purchased the property for approximately $35.0 million in December 2002. According to the loan sponsors, they have a total cost basis in the property of approximately $45.2 million.

The Property. The property is a 28-story, 453,255 square foot Class A multi-tenant office building located in the central business district of New Orleans, Louisiana. The property was constructed in 1983 and is situated on approximately 0.91 acres. The property, originally designed by architectural firm Smallwood, Reynolds, Stewart, Stewart & Associates, is a known asset in the New Orleans market. The lobby features 20 foot ceilings and serves as a gallery for several pieces of regional artwork. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and the central business district. Other building amenities include a three-story high terrace located on the 11th floor, shared conference room, 24-hour security desk and on-site management office, sundry shop, dry cleaners and shoe shine service. Office tenants at the property also have access to a parking garage located on floors two through nine that offers 947 spaces and a parking ratio of approximately 2.1 spaces per 1,000 square feet of net rentable area. A total of 478 spaces are available exclusively to tenants of the property with the balance available to the general public. The property also contains 2,823 square feet of ground floor retail space consisting of Community Coffee Company and Francis Hair Studio.

As of March 15, 2016, the property was 86.0% occupied by 97 tenants. The largest tenant, The General Services Administration – Department of Justice (“GSA/DOJ”), leases 14.0% of the net rentable area through February 2026 and has occupied its space since February 2011. The tenant’s space serves as the Eastern District of Louisiana’s office of the United States Attorney’s office. GSA/DOJ accounts for 17.8% of the in-place base rent at the property. The second largest tenant, Zehnder Communications, leases 3.6% of the net rentable area through September 2018 and has occupied its space since August 2004. Zehnder Communications is a full-service marketing agency specializing in advertising, public relations, media, digital, mobile, interactive design and programming and social media. The firm was originally founded in 1996 and has grown to three offices within Louisiana and Tennessee. The tenant’s space serves as the company’s headquarters. Zehnder Communications accounts for 3.6% of the in-place base rent and its lease contains one remaining five-year renewal option. The third largest tenant, Regus Group, leases 3.1% of the net rentable area through July 2020 and has occupied its space since August 2011. Regus Group (LSE: RGU) offers bespoke and pre-built office space on both a short-term and long-term basis. Regus Group is the world’s largest provider of flexible workplaces with 2,768 centers across 977 cities in 106 countries and approximately 2.3 million global members. The company was originally founded in 1989 in Brussels, Belgium and is currently headquartered in Luxembourg City, Luxembourg. Regus Group accounts for 2.8% of the in-place base rent and its lease contains two remaining five-year renewal options.

The property is located in the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. Additionally, the property is adjacent to the Federal Court House, the U.S. Post Office and Lafayette Square. Lafayette Square, an 8,300 square foot plaza, is located across the street directly south of the property. Access to the property is provided by Poydras Street, Camp Street, St Charles Avenue and North Maestri Street. US Highway 90 is located approximately 0.6 miles south of the office property and provides regional access, as well as direct access to Interstate 10. The property is also in close proximity to major public transportation lines, including the St Charles at Poydras Station and Poydras Station, which are located one block north and five blocks east, respectively. Additionally, the property is located approximately 13.1 miles east of Louis Armstrong New Orleans International Airport and approximately 3.9 miles east of Tulane University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

650 Poydras

According to the appraisal, the property is located in the New Orleans central business district submarket of the New Orleans / Metairie / Kenner market. As of the first quarter of 2016, the submarket consisted of 136 buildings totaling approximately 9.0 million square feet of office space with an overall vacancy rate of 13.6% and average rents of $16.65 per square foot. The appraisal identified five directly comparable office properties built between 1972 and 1986 and ranging in size from approximately 414,519 to 1,249,500 square feet. The comparable properties reported occupancies ranging from 87.5% to 97.9% with a weighted average of 93.2%. Asking rents for the comparable properties range from $16.50 to $20.00 per square foot. The appraisal concluded an office market rent of $17.50 per square foot for the property’s low-rise floors and $18.50 per square foot for the property’s high-rise floors. The weighted average in-place rents for the property’s low-rise and high-rise floors are $18.17 per square foot and $17.70 per square foot, respectively, which is in-line with the appraisal’s concluded office market rents. Additionally, the appraisal did not identify any new supply that will be delivered in the New Orleans central business district submarket that will compete with the property.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
87.4%	89.2%	91.9%	86.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of March 15, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
GSA/DOJ	Aaa / AA+ / AAA	63,615	14.0%	$20.39	18.6%	2/26/2026
Zehnder Communications	NA / NA / NA	16,443	3.6%	$17.34	4.1%	9/30/2018
Regus Group	NA / NA / NA	14,043	3.1%	$14.40	2.9%	7/31/2020
Shields Mott, LLP	NA / NA / NA	11,100	2.4%	$18.00	2.9%	6/30/2018
Proskauer Rose LLP	NA / NA / NA	10,978	2.4%	$18.50	2.9%	12/31/2019
Murray Law Firm(3)	NA / NA / NA	10,402	2.3%	$18.38	2.7%	Various
Heller, Draper, Patrick & Horn, LLC(4)	NA / NA / NA	9,995	2.2%	$17.75	2.5%	8/31/2019
Looper Goodwine, PC	NA / NA / NA	8,765	1.9%	$18.42	2.3%	2/28/2023
Assured Partners Gulf Coast, Inc.	NA / NA / NA	8,102	1.8%	$18.50	2.1%	3/31/2020
Cogent/360 Networks (USA), Inc.	NA / B+ / NA	7,812	1.7%	$18.00	2.0%	1/31/2026
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government of the entity listed in the “Tenant” field, whether or not the parent company or government guarantees the lease.

(3)	Murray Law Firm occupies two suites at the property consisting of 7,771 square feet and 2,631 square feet, respectively. The $18.38 per square foot rent represents a weighted average of the underwritten rent that Murray Law Firm pays. Murray Law Firm has a one-time right to contract its 2,631 square-foot space, Suite 2110, through August 31, 2019 with six months’ notice and the payment of a contraction fee.

(4)	Heller, Draper, Patrick & Horn, LLC has the right to terminate its lease as of August 31, 2017 with nine months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

650 Poydras

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	63,259	14.0%	NAP	NAP	63,259	14.0%	NAP	NAP
2016 & MTM	12	34,279	7.6%	$630,371	9.0%	97,538	21.5%	$630,371	9.0%
2017	11	32,267	7.1%	588,609	8.4%	129,805	28.6%	$1,218,980	17.5%
2018	27	87,787	19.4%	1,598,286	22.9%	217,592	48.0%	$2,817,266	40.4%
2019	21	65,551	14.5%	1,180,292	16.9%	283,143	62.5%	$3,997,558	57.3%
2020	11	53,805	11.9%	916,466	13.1%	336,948	74.3%	$4,914,024	70.5%
2021	7	19,999	4.4%	364,248	5.2%	356,947	78.8%	$5,278,272	75.7%
2022	1	3,988	0.9%	68,105	1.0%	360,935	79.6%	$5,346,377	76.7%
2023	1	8,765	1.9%	161,451	2.3%	369,700	81.6%	$5,507,829	79.0%
2024	0	0	0.0%	0	0.0%	369,700	81.6%	$5,507,829	79.0%
2025	1	1,576	0.3%	27,974	0.4%	371,276	81.9%	$5,535,803	79.4%
2026	2	71,427	15.8%	1,437,732	20.6%	442,703	97.7%	$6,973,535	100.0%
2027 & Beyond(2)	3	10,552	2.3%	0	0.0%	453,255	100.0%	$6,973,535	100.0%
Total	97	453,255	100.0%	$6,973,535	100.0%
(1)	Based on the underwritten rent roll as of March 15, 2016.

(2)	2027 & Beyond includes a building storage space totaling 4,432 square feet, a Hertz Investment Group, Inc. management office totaling 2,645 square feet and a communal conference room shared by office tenants, none of which have base rent attributable to the net rentable area. The space is not considered vacant as it is used to contribute to building amenities and services.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,961,484	$7,072,519	$7,103,878	$7,117,674	$6,973,535	$15.39	72.3%
Vacant Income	0	0	0	0	1,140,444	2.52	11.8%
Gross Potential Rent	$6,961,484	$7,072,519	$7,103,878	$7,117,674	$8,113,979	$17.90	84.2%
Parking	910,489	996,490	972,938	974,853	974,853	2.15	10.1%
CAM Reimbursements	350,205	610,616	488,511	503,245	458,558	1.01	4.8%
Other Rental Income	163,669	152,307	189,341	192,034	93,349	0.21	1.0%
Net Rental Income	$8,385,847	$8,831,932	$8,754,668	$8,787,806	$9,640,739	$21.27	100.0%
(Vacancy/Credit Loss)	(141,252)	(142,226)	(279,176)	(302,568)	(1,140,444)	(2.52)	(11.8))
Other Income	16,647	23,804	27,405	31,606	31,606	0.07	0.3%
Effective Gross Income	$8,261,242	$8,713,510	$8,502,897	$8,516,844	$8,531,901	$18.82	88.5%

Total Expenses	$3,859,944	$4,034,726	$3,875,053	$3,923,876	$3,916,164	$8.64	45.9%

Net Operating Income	$4,401,298	$4,678,784	$4,627,844	$4,592,968	$4,615,737	$10.18	54.1%

Total TI/LC, Capex/RR	0	0	0	0	748,654	1.65	8.8%
Net Cash Flow	$4,401,298	$4,678,784	$4,627,844	$4,592,968	$3,867,083	$8.53	45.3%
(1)	TTM represents the trailing 12-month period ending on February 29, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The 650 Poydras Office property is managed by Hertz Investment Group, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $402,577 for real estate taxes, $249,234 for outstanding tenant improvements and leasing commissions, $54,833 for tenant improvement and leasing commission reserves, $52,495 for free rent reserves related to two tenants and $7,555 for capital expenditure reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $57,600.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

650 Poydras

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $7,555 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $54,833 (approximately $1.45 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is not subject to a cap.

GSA Reserve - In the event the lease for GSA/DOJ is not renewed prior to the date that is nine months prior to the current expiration date, that date being May 26, 2025, the lender will escrow excess cash flow after payment of debt service and required reserves for the purpose of paying tenant improvements and leasing commissions associated with re-leasing the space leased by GSA/DOJ. The borrower is no longer required to reserve such amounts upon the occurrence of the earliest of the following: (i) the lease for GSA/DOJ is renewed in accordance with its terms, (ii) the amount on deposit in the reserve equals or exceeds $1,272,300 or (iii) the space demised by GSA/DOJ is fully leased to replacement tenants as evidenced by a tenant estoppel.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender. To the extent a Cash Sweep Event (as defined below) occurs and is continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) is less than 1.10x (a “DSCR Trigger Event”) or (iv) if the GSA/DOJ lease not being renewed prior to May 26, 2025 (a “Tenant Trigger Event”).

A Cash Sweep Event may be cured by (a) if the Cash Sweep Event is caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (b) if the Cash Sweep Event is caused solely by clause (ii) above, the borrower replacing the property manager with a replacement manager acceptable to the lender under a new management agreement within 60 days after such bankruptcy action, (c) if a Cash Sweep Event is caused solely by clause (iii) above, the achievement of a debt service coverage ratio of 1.10x or greater for two consecutive quarters or (d) if the Cash Sweep Event is caused by clause (iv) above, if (1) any GSA/DOJ lease is renewed in accordance with its terms, (2) the amount on deposit in the GSA/DOJ reserve fund (as defined in the loan documents) equals or exceeds $1,272,300 or (3) the space demised by GSA/DOJ is fully leased to replacement tenants and each replacement tenants provides an acceptable tenant estoppel (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default shall have occurred and be continuing, (ii) the borrower may cure a Cash Sweep Event no more than a total of four times in the aggregate during the term of the loan (except that a DSCR Trigger Event and a Tenant Trigger Event may be cured on an unlimited basis), and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with curing any Cash Sweep Event, including reasonable attorney’s fees and expenses. The borrower shall have no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Additional Debt. The $4.4 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine debt is expected to be sold to a third party investor. The mezzanine loan is interest-only for the entire term of the loan and has an 11.90000% coupon. Including the mezzanine loan, the cumulative Cut-off Date LTV is 80.0%, the cumulative UW NCF DSCR is 1.34x and the cumulative UW NOI Debt Yield is 10.8%. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$31,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$31,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	484,994
Loan Purpose:	Refinance	Location:	Hagerstown, MD
Borrower:	Outlet Village of Hagerstown	Year Built / Renovated:	1988-2000 / N/A
	Limited Partnership	Occupancy:	90.4%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	4/1/2016
Interest Rate:	4.25900%	Number of Tenants:	95
Note Date:	1/7/2016	2013 NOI:	$10,292,735
Maturity Date:	2/6/2026	2014 NOI:	$11,045,220
Interest-only Period:	24 months	2015 NOI:	$11,201,240
Original Term:	120 months	TTM NOI (as of 5/2016):	$11,037,039
Original Amortization:	360 months	UW Economic Occupancy:	95.3%
Amortization Type:	IO-Balloon	UW Revenues:	$16,370,416
Call Protection(2):	L(29),Def(84),O(7)	UW Expenses:	$4,999,235
Lockbox:	CMA	UW NOI:	$11,371,181
Additional Debt:	Yes	UW NCF:	$10,640,926
Additional Debt Balance:	$46,000,000	Appraised Value / Per SF:	$150,000,000 / $309
Additional Debt Type:	Pari Passu	Appraisal Date:	11/30/2015

Escrows and Reserves(3)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$159
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.3%
Replacement Reserves:	$0	Springing	$242,497	Maturity Date LTV:	43.6%
TI/LC:	$0	Springing	$1,197,390	UW NCF DSCR:	2.34x
Other:	$0	$0	N/A	UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,000,000	90.1%	Payoff Existing Debt	$84,843,872	99.3%
Sponsor Equity	8,469,850	9.9%	Closing Costs	625,979	0.7
Total Sources	$85,469,850	100.0%	Total Uses	$85,469,850	100.0%

(1)	The Hagerstown Premium Outlets loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $77.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $77.0 million Hagerstown Premium Outlets Whole Loan.

(2)	The lockout period will be at least 29 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $77.0 million Hagerstown Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

The Loan. The Hagerstown Premium Outlets loan is secured by a first mortgage lien on a 484,994 square foot outlet center located in Hagerstown, Maryland. The whole loan has an outstanding principal balance as of the Cut-off Date of $77.0 million (“Hagerstown Premium Outlets Whole Loan”) and is comprised of five pari passu notes, each as described below. Note A-2 is one of the notes being contributed to the JPMCC 2016-JP2 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee (or, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder). However, the holders of companion notes (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The Hagerstown Premium Outlets Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A transactions.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	DBJPM 2016-C1	No
A-2 & A-3-A	31,000,000	31,000,000	JPMCC 2016-JP2	Note A-2
A-3-B & A-4	16,000,000	16,000,000	GACC	No
Total	$77,000,000	$77,000,000

The Borrower. The borrowing entity for the Hagerstown Premium Outlets Whole Loan is Outlet Village of Hagerstown Limited Partnership, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., which is an operating partnership of Simon Property Group, Inc. (“Simon”). Simon (rated A3/A/NA by Moody’s/S&P/Fitch) is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2015, Simon operated 209 income-producing properties in the United States, consisting of 108 malls, 71 outlet centers, 14 Mills, four lifestyle centers and 12 other retail properties located in 37 states and Puerto Rico. As of December 31, 2015, Simon had approximately $30.7 billion in assets, which is up 3.8% from approximately $29.5 billion in December 31, 2014. Consolidated net income for the full year ended December 31, 2015 was approximately $2.1 billion, which is up 29.5% from approximately $1.7 billion for the full year ended December 31, 2014. The Hagerstown Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard nonrecourse carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $15.4 million in the aggregate (20.0% of the original loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Hagerstown Premium Outlets property consists of a 484,994 square foot open-air outlet center situated on a 64.1 acre site located in Hagerstown, Maryland. The property was developed in 1988 with additional buildouts through 2000. In 2010, the property was acquired by its current sponsor, Simon Property Group, L.P., for approximately $89.5 million ($184 per square foot) on an allocated cost basis, as a part of its acquisition of Prime Outlets. Over the course of the ownership, the loan sponsor invested approximately $9.6 million ($20 per square foot) in the Hagerstown Premium Outlets property, mainly for tenant improvements and leasing commissions.

As of April 1, 2016, the property was 90.4% leased to a mix of approximately 95 retailers anchored by Wolf Furniture and Outlet and Nike Factory Store. Additional national and international retailers at the property include Reebok Outlet, Under Armour, Dress Barn, Gap Outlet, The North Face, Banana Republic, Polo Ralph Lauren, Coach, American Eagle, Columbia, Ann Taylor and J. Crew, among others. The Hagerstown Premium Outlets property features approximately 2,794 surface parking spaces, which equates to a ratio of 5.74 spaces per 1,000 square feet of space.

For the trailing 12-month period ended March 31, 2016, the property reported sales and occupancy cost of approximately $347 per square foot and 10.8%, respectively. Sales and occupancy cost for in-line tenants with less than 10,000 square feet reported to be $333 per square foot and 11.2%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hagerstown Premium Outlets

The Market. The Hagerstown Premium Outlets property is located along and with visibility from Interstate 70 and just west of the intersection of Interstate 81. The property is within close proximity to the borders of three states: Pennsylvania, West Virginia and Virginia and is approximately 70 miles northwest of Washington, D.C., 72 miles west-northwest of Baltimore, Maryland and 74 miles southwest of Harrisburg, Pennsylvania. The area has a developed transportation network, which, in addition to Interstates 70 and 81, is served by four major rail lines, CSX, Norfolk Southern and the Winchester and Western Railroads, as well as the Hagerstown Regional Airport.

The Hagerstown Premium Outlets property is the only premium outlet center within a 30-mile radius and according to the appraisal, the center draws shoppers beyond its 10-mile primary trade area from neighboring communities in western Maryland, southern Pennsylvania and eastern West Virginia including the cities of Hagerstown, Chambersburg, Gettysburg and Cumberland. There is a significant population in the Hagerstown area, as it is the sixth largest city in Maryland and the largest city in Western Maryland. The major employers within the Hagerstown metropolitan statistical area include Citicorp Credit Services Inc., First Data Corp. and Volvo Powertrain North America and according to the Census population reported growth of approximately 3.1% between 2010 and 2014. The 2015 average household income was $71,220 with a population of 147,335 within the 10-mile primary trade radius of the property, which is projected to increase approximately 1.0% annually from 2015 to 2020 according to the appraisal.

The appraisal identified two existing competing outlet centers: Leesburg Corner Premium Outlets and The Outlet Shops at Gettysburg. Both of the centers are located more than 30 miles from the property and are outside of the 10-mile primary trade area. The Leesburg Corner Premium Outlets is a Simon-owned center that is located 35 miles southwest of the subject. Leesburg Corner Premium Outlets has various luxury retailers, including Armani, Burberry, Michael Kors and Saks Off 5th Avenue. The Outlet Shoppes at Gettysburg is owned by the Horizon Group and is located approximately 32 miles northeast. The Outlet Shoppes at Gettysburg has tenant overlap with Hagerstown Premium Outlets and targets a middle-class demographic.

A new outlet center, Clarksburg Premium Outlets, is expected to be completed by Simon in the fall of 2016, approximately 35 miles southeast of Hagerstown Premium Outlets according to the appraisal. The Clarksburg property is not expected to compete directly with the subject as it will feature an upscale tenant roster and target a more affluent shopper demographic in Montgomery County, according to the sponsor.

Beginning in early 2016, Hagerstown Premium Outlets became one of the few local stores for retailers such as Tommy Hilfiger, Guess and Polo Ralph Lauren, according to the sponsor. This is mainly due to the closure of a Macy’s store approximately two miles northwest of Hagerstown Premium Outlets, within the regional shopping mall - Valley Mall - and the elimination of the store-within-a-store concept for such retailers.

The table below summarizes the Hagerstown Premium Outlets property’s competitive set.

Competitive Set Summary(1)
Property (Primary/Secondary Competition)	Year Built / Renovated	Property Type	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Hagerstown Premium Outlets (NAP)(2)	1988-2000 / NA	Retail - Anchored	484,994	90.4%	NAP	Wolf Furniture and Outlet, Nike Factory Store
Leesburg Corner Premium Outlets (Primary)	1998 / NA	Outlet Center	483,700	99.0%	35 miles	Jos. A. Bank, Ann Taylor, Gap, Nike, Loft
The Outlet Shops at Gettysburg (Primary)	2000 / NA	Outlet Center	250,000	100.0%	32 miles	Old Navy
Valley Mall (Secondary)	1970 / 2000	Regional Center	897,464	99.0%	2 miles	Macy’s, JCPenney, Sears, The Bon-Ton, RC Theater
Martinsburg Mall (Secondary)	1981 / 2014	Regional Center	480,766	84.0%	16 miles	The Bon-Ton, JCPenney, Wal-Mart
Francis Scott Key Mall (Secondary)	1977 / 1991	Regional Center	756,405	99.0%	22 miles	JCPenney, Macy’s, Sears, Value City, Barnes & Noble
Chambersburg Mall (Secondary)	1982 / 1998	Regional Center	455,000	89.0%	25 miles	The Bon-Ton, JCPenney, Sears, Burlington Coat Factory
(1)	Based on the appraisal.

(2)	Total GLA and Estimated Occupancy are based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

The table below presents historical sales at the Hagerstown Premium Outlets.

Historical Sales PSF(1)
	2012	2013	2014	2015	TTM(2)
Anchor
Wolf Furniture and Outlet(3)	NA	NA	NA	NA	NA
Nike Factory Store	$550	$558	$608	$622	$652

In-Line Tenants (<10,000 SF)
Reebok Outlet	$257	$228	$201	$166	$163
Under Armour(4)	$570	$1,019	$880	$892	$898
Dress Barn	$158	$171	$160	$158	$160
Gap Outlet	$469	$430	$452	$420	$427
The North Face	NA	NA	$575	$673	$656
Banana Republic Factory Store	$434	$421	$367	$324	$316
Polo Ralph Lauren	$761	$714	$627	$624	$640
Coach Factory(5)	$921	NA	NA	$717	$707
Other In-Line (<10,000 SF) Tenants	$294	$298	$288	$289	$291
In-Line (<10,000 SF) Tenants Subtotal / Wtd. Avg.(6)	$336	$316	$326	$331	$333

Food Court	$726	$673	$692	$694	$682
Total/Wtd. Avg.(7)	$348	$331	$339	$345	$347
(1)	Sales figures were provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.

(2)	TTM represents sales through March 31, 2016.

(3)	Wolf Furniture and Outlet does not report sales.

(4)	Under Armour 2013 figure reflects the sales per square foot at one of its two suites - the 1,425 square foot suite, because sales at the 8,107 square foot suite were not reported.

(5)	The gap in 2013 and 2014 sales reporting from Coach is due to the tenants move to a larger 7,519 square foot suite from 3,102 square foot suite in June 2014.

(6)	In-Line Tenants (<10,000 SF) reporting sales through TTM represent 83.4% of the total NRA In-Line Tenant (<10,000 SF) NRA.

(7)	Tenants reporting sales through TTM represent 73.3% of the total NRA.

Historical and Current Occupancy(1)
2013	2014	2015(2)	Current(3)
99.9%	96.7%	90.4%	90.4%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The decline in 2015 occupancy is attributed to the departure of Restoration Hardware which occupied approximately 17,000 square feet (3.5% NRA) in 2015 as well as the global closure of Kasper, Jones New York and IZOD.

(3)	Current Occupancy is as of April 1, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Wolf Furniture and Outlet	NA / NA / NA	66,829	13.8%	$8.25	NAV	NAV	5/31/2019
Nike Factory Store	A1 / AA- / NA	13,425	2.8%	$12.24	$652	3.9%	7/31/2019
Reebok Outlet	NA / NA / NA	9,911	2.0%	$22.28	$163	23.7%	7/31/2018
Under Armour(3)	NA / NA / NA	9,532	2.0%	$32.10	$898	5.3%	Various(3)
Dress Barn	Ba2 / BB / NA	8,978	1.9%	$19.50	$160	19.3%	12/31/2018
Gap Outlet	Baa2 / BB+ / BB+	8,972	1.8%	$19.12	$427	7.4%	7/31/2021
The North Face	A3 / A / NA	8,873	1.8%	$21.22	$656	6.0%	10/31/2023
Banana Republic Factory	Baa2 / BB+ / BB+	8,850	1.8%	$27.65	$316	13.8%	4/30/2018
Polo Ralph Lauren	A2 / A / NA	8,524	1.8%	$11.00	$640	1.7%	8/31/2018
Coach Factory	Baa2 / BBB- / BBB	7,519	1.6%	$30.00	$707	6.5%	1/31/2025
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Under Armour leases two separate suites at the center, including a 8,107 square foot suite at $26.52 per square foot, with sales of $834 per square foot and occupancy cost of 5.3% with a lease expiration date of July 31, 2023 and a 1,425 square foot suite at $63.86 per square foot that reports sales of $1,263 per square foot and 5.4% occupancy cost with a lease expiration date of October 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Hagerstown Premium Outlets

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant	NAP	46,335	9.6%	NAP	NAP	46,335	9.6%	NAP	NAP
2016 & MTM	7	24,392	5.0	$283,224	2.9%	70,727	14.6%	$283,224	2.9%
2017	9	36,872	7.6	996,188	10.3	107,599	22.2%	$1,279,412	13.3%
2018	22	96,839	20.0	2,582,136	26.8	204,438	42.2%	$3,861,548	40.1%
2019	10	101,392	20.9	1,423,672	14.8	305,830	63.1%	$5,285,220	54.8%
2020	11	35,714	7.4	864,846	9.0	341,544	70.4%	$6,150,066	63.8%
2021	10	42,825	8.8	1,039,197	10.8	384,369	79.3%	$7,189,262	74.6%
2022	5	13,717	2.8	346,094	3.6	398,086	82.1%	$7,535,357	78.2%
2023	8	32,470	6.7	832,485	8.6	430,556	88.8%	$8,367,842	86.8%
2024	5	28,821	5.9	653,666	6.8	459,377	94.7%	$9,021,508	93.6%
2025	5	16,639	3.4	454,755	4.7	476,016	98.1%	$9,476,263	98.3%
2026	2	8,978	1.9	164,690	1.7	484,994	100.0%	$9,640,953	100.0%
2027 & Beyond(3)	1	0	0.0	0	0.0	484,994	100.0%	$9,640,953	100.0%
Total	95	484,994	100.0%	$9,640,953	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring does not include $111,069 in contractual rent steps through January 1, 2017 or $187,000 of temporary tenant rent.

(3)	The single lease expiring in 2027 & Beyond reflects a reciprocal easement agreement between the sponsor and South Hagerstown, LLC. As such, it is not assigned any net rentable area or any annual rent.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(2)	$9,703,291	$9,776,345	$9,947,911	$9,916,529	$9,939,022	$20.49	59.9%
Vacant Income	0	0	0	0	1,147,097	2.37	6.9%
Gross Potential Rent	$9,703,291	$9,776,345	$9,947,911	$9,916,529	$11,086,119	$22.86	66.9%
Total Reimbursements	4,602,524	5,226,321	5,201,018	$5,209,572	5,497,201	11.33	33.1%
Net Rental Income	$14,305,815	$15,002,666	$15,148,929	$15,126,101	$16,583,320	$34.19	100.0%
(Vacancy/Credit Loss)(3)	(47,191)	(34,830)	9,050	9,050	(779,407)	(1.61)	(4.7)))
Other Income	771,251	1,009,798	582,316	$527,184	566,503	1.17	3.4%
Effective Gross Income	$15,029,875	$15,977,634	$15,740,295	$15,662,335	$16,370,416	$33.75	98.7%

Total Expenses	$4,737,140	$4,932,414	$4,539,055	$4,625,296	$4,999,235	$10.31	30.5%

Net Operating Income	$10,292,735	$11,045,220	$11,201,240	$11,037,039	$11,371,181	$23.45	69.5%

Total TI/LC, Capex/RR	0	0	0	0	730,254	1.51	4.5%
Net Cash Flow	$10,292,735	$11,045,220	$11,201,240	$11,037,039	$10,640,926	$21.94	65.0%
(1)	TTM represents the trailing 12-month period ending on May 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place includes $111,069 in contractual rent steps through January 1, 2017 and $187,000 of temporary tenant rent.

(4)	The Underwritten Vacancy represents 6.7% of gross potential rent plus total other income and is based on the in-place economic vacancy rate applied to total gross income less recoveries.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no DSCR Reserve Trigger Event (as defined below) exists and the borrower does not become delinquent on taxes or fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hagerstown Premium Outlets

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserves is waived so long as no DSCR Reserve Trigger or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger or an event of default, the borrower is required to deposit $10,104 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $242,497 (approximately $0.50 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no DSCR Reserve Trigger or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger or an event of default, the borrower is required to deposit $49,891 per month (approximately $1.23 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is subject to a cap of $1,197,390 (approximately $2.47 per square foot).

A “DSCR Reserve Trigger” means the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.20x for two consecutive calendar quarters.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower on a weekly basis until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Lockbox Event” means (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or manager, (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period falls below 1.10x for two consecutive calendar quarters and will end if (a) with respect to clause (i), such event of default is cured and (b) with respect to clause (ii), if the borrower replaces the manager with a qualified manager within 60 days or such bankruptcy action of manager is discharged or dismissed within 90 days without any adverse consequences to the property, and with respect to clause (iii), the debt service coverage ratio based on a trailing 12-month basis is at least 1.10x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,285,000	Title:	Fee
Cut-off Date Principal Balance:	$25,285,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	212,705
Loan Purpose:	Acquisition	Location:	Atlanta, GA
Borrower:	Adventus US Realty #11 LP	Year Built / Renovated:	1985 / 2007
Sponsor:	Adventus Holdings LP	Occupancy(1):	94.3%
Interest Rate:	4.55000%	Occupancy Date:	5/1/2016
Note Date:	5/12/2016	Number of Tenants:	23
Maturity Date:	6/1/2026	2013 NOI:	$1,604,126
Interest-only Period:	36 months	2014 NOI:	$2,143,052
Original Term:	120 months	2015 NOI:	$2,400,071
Original Amortization:	360 months	TTM NOI (as of 5/2016)(2):	$2,470,286
Amortization Type:	IO-Balloon	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Def(92),O(3)	UW Revenues:	$4,516,815
Lockbox:	CMA	UW Expenses:	$1,886,789
Additional Debt:	N/A	UW NOI(2):	$2,630,025
Additional Debt Balance:	N/A	UW NCF:	$2,332,623
Additional Debt Type:	N/A	Appraised Value / Per SF:	$39,200,000 / $184
		Appraisal Date:	4/13/2016

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$306,131	$34,015	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.5%
Replacement Reserves:	$3,545	$3,545	$212,700	Maturity Date LTV:	56.5%
TI/LC:	$17,725	$17,725	$425,400	UW NCF DSCR:	1.51x
Other:	$311,456	Springing	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,285,000	62.8%	Purchase Price(4)	$38,900,000	96.6%
Sponsor Equity	15,003,158	37.2	Closing Costs	749,301	1.9
			Upfront Reserves	638,857	1.6
Total Sources	$40,288,158	100.0%	Total Uses	$40,288,158	100.0%

(1)	Occupancy includes 1,401 square feet of non-revenue generating space utilized as a common conference room. Occupancy also includes ITOrizons (4,039 square feet), which has signed a lease but has not yet taken occupancy.

(2)	UW NOI is higher than TTM NOI partly due to the inclusion of one tenant, ITOrizons (4,039 square feet), which has signed a lease but has not yet taken occupancy. Three additional tenants took occupancy between June 2015 and March 2016 (approximately 7,204 square feet).

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The sponsor purchased the property for $38.9 million. This amount is unadjusted for $268,100 in outstanding free rent and TI/LCs that the sponsor was credited, as well as real estate taxes, tenant security deposits and other adjustments that were made to the purchase price.

The Loan. The 1000 Parkwood loan has an outstanding principal balance as of the Cut-off Date of $25.285 million and is secured by a first mortgage lien on fee interest in a 10-story, 212,705 square foot Class A/B office building located in Atlanta, Georgia. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

The Borrower. The borrowing entity for the loan is Adventus US Realty #11 LP, a Delaware limited partnership owned by Adventus Holdings LP (“Adventus”).

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adventus Holdings LP, a Delaware limited partnership and affiliate of the Adventus Realty Services Inc (“Adventus Realty”). Adventus Realty is a real estate investment trust based in Vancouver, Canada. Founded in 2012, Adventus Realty is focused on the acquisition and management of commercial real estate properties in the suburban office markets of Chicago and Atlanta. Adventus Realty’s portfolio, including 1000 Parkwood, consists of nine properties totaling approximately 2.9 million square feet of commercial real estate with a combined purchase price of approximately $394.5 million.

Adventus Realty acquired the property in May 2016 from Atlanta Property Group for approximately $38.9 million and contributed approximately $15.0 million of equity. Prior to the acquisition, the property underwent approximately $1.2 million of renovations, including elevator modernization, common area upgrades, lobby renovations, upgrades to the conference room and fitness center, parking deck improvements and a cooling tower rebuild.

The Property. 1000 Parkwood is a LEED Gold-certified class A/B office building located in Atlanta, Georgia. The property was constructed in 1985 and renovated in 2007. The 10-story property totals 212,705 square feet of net rentable area and consists of office space and an adjacent four-story parking deck totaling 666 spaces (resulting in a parking ratio of approximately 3.1 spaces per 1,000 square feet). The property is situated in a developed suburban corridor, adjacent to other office buildings and apartment buildings, and serves as an employment center for the area. Amenities at the property include an on-site fitness center with showers, a 50-person, state-of-the-art conference center and a full-service bistro. 1000 Parkwood is located adjacent to Interstate-75 and Powers Ferry Road and approximately 14 miles northwest of Atlanta’s central business district, near the suburban community of Marietta. Across Interstate-75 from the property, SunTrust Park, the new home field of Major League Baseball’s Atlanta Braves, is being constructed and is expected to be completed for the beginning of the 2017 season.

As of May 1, 2016, the property was 94.3% leased by 23 tenants. The largest tenant at the property, Kemira Chemicals (Helsinki: KRA1V) (“Kemira”), has been a tenant since August 2011 and currently leases 21.6% of the net rentable area through March 2024. Kemira Chemicals is a global chemicals company serving customers in water-intensive industries, including pulp and paper, oil and gas, mining and water treatment. Kemira utilizes the property as its North American headquarters and operates its North American research and development center in the Atlanta area. The second largest tenant, Central Garden & Pet Co. (NASDAQ: CENT), leases 12.3% of the net rentable area through April 2019, has been in occupancy at the property since July 2013 and utilizes 1000 Parkwood as office space for Amdro, a provider of Central Garden & Pet Co.’s pest control products. Central Garden & Pet Co. is a leading innovator, marketer, and producer of quality branded products for consumer and professional use in the lawn, garden and pet supplies markets. The company is also traded on the NASDAQ with a market capitalization of approximately $1.1 billion as of June 23, 2016. The company is rated B2/BB-by Moody’s and S&P, respectively. The third largest tenant, PIC Group, leases 10.8% of the net rentable area through June 2018. PIC Group has been a tenant at the property since October 2012 and utilizes 1000 Parkwood as its worldwide headquarters. PIC Group provides consulting and contract staffing in the power generation industry. PIC Group is a subsidiary of Marubeni, a Fortune Global 500 company headquartered in Tokyo, Japan. Marubeni is rated Baa2/BBB by Moody’s and S&P, respectively.

1000 Parkwood is located in the Atlanta, Georgia suburban market of Marietta. According to the appraisal, the property is situated approximately 12 miles northwest of the Atlanta central business district. The property is located near Cumberland Mall, a 1.2 million square foot super-regional mall, as well as Dobbins Air Force Base. The property is located near Interstate-75 and Interstate-285, offering 30-minute access to Downtown Atlanta and Atlanta’s Hartsfield-Jackson International Airport. The Atlanta area is home to 13 Fortune 500 company headquarters, including Delta, Coca-Cola, UPS, Home Depot and Southern Company. According to the appraisal as of the end of the first quarter 2016, the Northwest Atlanta office submarket contained approximately 32.0 million square feet of existing supply and maintained an overall occupancy rate of approximately 84.8%. Class A office property vacancy rate for the submarket over the same time period was 14.1% with asking rents of $25.75 per square foot for Class A as of the end of the first quarter 2016. As of the end of the first quarter 2016 there was approximately 3.0 million square feet under construction of which approximately 2.8 million square feet is Class A. The appraisal identified six properties that are directly competitive with 1000 Parkwood. The properties range in size from 151,141 to 716,484 square feet and occupancy from 68.0% to 97.0%. The weighted average occupancy and rental rates are approximately 81.8% and $24.50 per square foot, respectively. The estimated 2016 population within a one-, three- and five-mile radius is approximately 10,120, 80,964 and 208,483, respectively with median household income of $59,617, $53,949 and $59,336, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
83.3%	88.3%	90.9%	94.3%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 1, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kemira Chemicals(3)	NA / NA / NA	45,950	21.6%	$20.46	20.9%	3/31/2024
Central Garden & Pet Co.	B2 / BB- / NA	26,171	12.3%	$22.58	13.1%	4/30/2019
PIC Group	Baa2 / BBB / NA	22,975	10.8%	$23.41	12.0%	6/30/2018
Primary Capital	NA / NA / NA	22,975	10.8%	$22.81	11.7%	8/31/2020
Johnson Service Group	NA / NA / NA	12,914	6.1%	$23.46	6.7%	3/31/2023
Regus	NA / NA / NA	11,784	5.5%	$24.23	6.3%	6/30/2025
Rechargeable Battery (Call2Recycle)	NA / NA / NA	9,726	4.6%	$26.57	5.7%	8/31/2021
Shimizu	NA / NA / NA	7,993	3.8%	$23.92	4.3%	1/31/2018
Gerber Agri International	NA / NA / NA	4,954	2.3%	$24.04	2.6%	7/31/2018
Capital Special Risks	NA / NA / NA	4,862	2.3%	$23.07	2.5%	4/30/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Kemira Chemicals has the right to terminate its lease effective March 31, 2019 with 12 months’ notice and the payment of the termination fee.

Tenant Summary(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,021	5.7%	NAP	NAP	12,021	5.7%	NAP	NAP
2016 & MTM	1	1,740	0.8%	$39,689	0.9%	13,761	6.5%	$39,689	0.9%
2017	5	9,208	4.3%	212,807	4.7	22,969	10.8%	$252,496	5.6%
2018	5	42,076	19.8%	990,841	22.0	65,045	30.6%	$1,243,337	27.7%
2019	2	30,647	14.4%	696,180	15.5	95,692	45.0%	$1,939,516	43.1%
2020	1	22,975	10.8%	524,060	11.7	118,667	55.8%	$2,463,576	54.8%
2021	3	13,088	6.2%	295,366	6.6	131,755	61.9%	$2,758,942	61.4%
2022	2	8,901	4.2%	209,102	4.7	140,656	66.1%	$2,968,045	66.0%
2023	1	12,914	6.1%	302,962	6.7	153,570	72.2%	$3,271,007	72.7%
2024	1	45,950	21.6%	940,137	20.9	199,520	93.8%	$4,211,144	93.7%
2025	1	11,784	5.5%	285,526	6.3	211,304	99.3%	$4,496,670	100.0%
2026	0	0	0.0%	0	0.0	211,304	99.3%	$4,496,670	100.0%
2027 & Beyond(2)	1	1,401	0.7%	0	0.0	212,705	100.0%	$4,496,670	100.0%
Total	23	212,705	100.0%	$4,496,671	100.0%
(1)	Based on the underwritten rent roll.
(2)	2027 & Beyond includes 1,401 square feet of non-revenue generating space consisting of a common conference room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,023,530	$3,735,017	$3,982,883	$3,961,548	$4,496,671	$21.14	89.6%
Vacant Income	0	0	0	0	276,483	1.30	5.5
Gross Potential Rent	$3,023,530	$3,735,017	$3,982,883	$3,961,548	$4,773,154	$22.44	95.1%
Total Reimbursements	28,994	131,233	170,329	203,289	245,530	1.15	4.9
Net Rental Income	$3,052,524	$3,866,250	$4,153,211	$4,164,837	$5,018,683	$23.59	100.0%
(Vacancy/Credit Loss)	0	0	(5,004)	0	(501,868)	(2.36)	(10.0)
Other Income	0	354	12,726	8,001	0	0.00	0.0
Effective Gross Income	$3,052,524	$3,866,604	$4,160,933	$4,172,838	$4,516,815	$21.24	90.0%

Total Expenses	$1,448,398	$1,723,552	$1,760,862	$1,702,552	$1,886,789	$8.87	41.8%

Net Operating Income	$1,604,126	$2,143,052	$2,400,071	$2,470,286	$2,630,025	$12.36	58.2%

Total TI/LC, Capex/RR	0	0	0	0	297,402	1.40	6.6

Net Cash Flow	$1,604,126	$2,143,052	$2,400,071	$2,470,286	$2,332,623	$10.97	51.6%

(1)	TTM column represents the trailing 12-month period ending May 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place consist of in-place rents including rent steps through April 2017.

Property Management. The property is managed by APG Real Estate Services, LLC, a Georgia limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $306,131 for real estate taxes, $259,770 for outstanding tenant improvements, $51,686 for free rent reserves, $17,725 for tenant improvements and leasing commissions and $3,545 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $34,015.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,545 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $212,700 ($1.00 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $17,725 (approximately $1.00 per square foot annually) for tenant improvements and leasing commission reserves. The reserve is subject to a cap of $425,400 ($2.00 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required at origination to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all rents will be swept daily to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower or property manager, (iii) the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing three calendar months immediately preceding the date of determination is less than 1.15x (a “DSCR Trigger Event”) or (iv) a Tenant Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

1000 Parkwood

A “Tenant Trigger Event” means if Kemira Chemicals (i) terminates or gives notice of its intention to terminate its lease or (ii) does not extend or renew its lease on or prior to the earlier of (A) the expiration of the renewal notice period required under the Kemira Chemicals lease and (B) the date that is 12 months prior to the expiration of the Kemira Chemicals lease.

A Cash Sweep Event may be cured (a) if caused solely by a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters based upon the trailing three calendar quarter period immediately preceding the date of determination, (b) if caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, (c) if caused solely by clause (ii) above with respect to the property manager, if the borrower replaces the manager in accordance with the loan documents within 60 days of the date of the filing or (d) if caused solely by a Tenant Trigger Event, when the applicable space is leased to one or more replacement tenants reasonably acceptable to the lender in accordance with the loan documents (each of the foregoing, a “Cash Sweep Event Cure”).

Each Cash Sweep Event Cure is also subject to the following conditions: (i) no event of default has occurred and is continuing, (ii) a Cash Sweep Event may occur no more than a total of four times during the term of the loan, except with respect to a Cash Sweep Event caused by a DSCR Trigger Event or a Tenant Trigger Event, which may be cured an unlimited number of times and (iii) the borrower’s payment of all of the lender’s reasonable expenses incurred in connection with such cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

7083 Hollywood Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,700,000	Title:	Fee
Cut-off Date Principal Balance:	$21,700,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	82,180
Loan Purpose:	Recapitalization	Location:	Hollywood, CA
Borrower:	7083 Hollywood (LA) Owner, LP	Year Built / Renovated:	1985 / 2012
Sponsor:	CIM Commercial Trust Corporation	Occupancy:	97.3%
Interest Rate:	4.14000%	Occupancy Date:	3/31/2016
Note Date:	6/24/2016	Number of Tenants:	6
Maturity Date:	7/1/2026	2013 NOI:	$1,545,500
Interest-only Period:	120 months	2014 NOI:	$2,074,100
Original Term:	120 months	2015 NOI:	$2,261,500
Original Amortization:	None	TTM NOI (as of 3/2016)(1):	$2,397,055
Amortization Type:	Interest Only	UW Economic Occupancy:	91.8%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$3,608,890
Lockbox:	CMA	UW Expenses:	$1,401,776
Additional Debt:	N/A	UW NOI(1):	$2,207,115
Additional Debt Balance:	N/A	UW NCF:	$2,034,631
Additional Debt Type:	N/A	Appraised Value / Per SF:	$42,200,000 / $514
		Appraisal Date:	5/19/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$264
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$264
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	51.4%
TI/LC(2):	$0	Springing	$1,400,000	UW NCF DSCR:	2.23x
Other(3):	$101,221	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,700,000	100.0%	Return of Equity	$21,465,478	98.9%
			Closing Costs	133,301	0.6%
			Upfront Reserves	101,221	0.5%
Total Sources	$21,700,000	100.0%	Total Uses	$21,700,000	100.0%

(1)	The decline in UW NOI from TTM NOI is primarily due to NOI being underwritten on rent comparable average vacancy of 8.2%.

(2)	At origination, the guarantor was permitted to deliver a guaranty in lieu of the borrower’s required TI/LC monthly deposits upon the following terms: (i) if the guarantor’s net worth is equal to or greater than $600.0 million, all amounts on reserve will be released to the borrower and the borrower’s requirement to make TI/LC monthly deposits will be waived and (ii) if the guarantor’s net worth is equal to or greater than $450.0 million, but less than $600.0 million, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the TI/LC monthly deposits. The borrower is also permitted to deliver a letter of credit in lieu of monthly deposits in the monthly TI/LC reserve.

(3)	Initial Other Escrows and Reserves of $101,221 is attributable to free rent reserves.

The Loan. The 7083 Hollywood Boulevard loan has an outstanding principal balance as of the Cut-off Date of $21.7 million and is secured by a first mortgage lien on the fee interest in a six-story, 82,180 square foot Class A multi-tenant office building located in Hollywood, California. The loan has a 10-year term and is interest-only for the full term of the loan.

The borrowing entity for the 7803 Hollywood Boulevard loan is 7083 Hollywood (LA) Owner, a Delaware limited partnership. The loan sponsor and nonrecourse carve-out guarantor is CIM Commercial Trust Corporation (“CMCT”), a Maryland corporation and publicly traded REIT. CMCT is sponsored and managed by CIM Group (“CIM”). CMCT currently has ownership interests in 33 properties totaling over 5.5 million square feet of office space, 930 multifamily units and 908 hotel rooms. As of June 24, 2016 CMCT has a market capitalization of approximately $1.8 billion. CIM is a full service urban real estate and infrastructure fund manager with approximately $18.8 billion of assets under management. Since its founding in 1994, CIM has been a process and research-driven investor that mitigates risk through the fundamental analysis of the long-term drivers in communities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

7083 Hollywood Boulevard

The loan sponsor acquired the property in 2005 for approximately $20.0 million (approximately $243 per square foot) and subsequently invested approximately $7.2 million into the property for a current cost basis of approximately $27.2 million. Approximately $1.6 million has been invested in the property between 2013 and 2015.

The Property. 7083 Hollywood Boulevard is a LEED Silver, 82,180 square foot Class A multi-tenant office building located in Hollywood, California. The property was built in 1985 and most recently renovated in 2012. The six-story property totals 82,180 square feet of net rentable area and contains a parking garage with 192 spots (approximately 2.34 spots per 1,000 square feet). The property is located approximately 1.1 miles west of the Kodak Theater on the Hollywood Walk of Fame and approximately 0.1 miles from the Hollywood and Highland Center which has over 70 shops and 25 restaurants. The property is also approximately 7.0 miles from US Highway 101 which provides access to Northern California and also has access to public transportation including the Metro Red Line.

As of March 31, 2016, the property was 97.3% occupied by six tenants. The largest tenant at the property, WeWork LA (“WeWork”) leases 43.6% of the net rentable area through November 2024 and has occupied its space since November 2011. WeWork, founded in 2010, provides shared workspace, community and services for entrepreneurs, freelancers, startups and small businesses. In March 2016, WeWork completed a reported $430 million round of funding that valued the company at approximately $16.0 billion. WeWork is currently in 12 countries around the world. WeWork accounts for 37.6% of the in-place base rent and its lease contains two remaining five-year renewal options. The second largest tenant, Live Nation Worldwide, Inc. (“Live Nation”), leases approximately 34.3% of the net rentable area through January 2018 and has occupied its space since November 2011. Live Nation is an American entertainment company, formed from the merger of Live Nation and Ticketmaster. Live Nation owns, leases, operates, has booking rights for and/or equity interest in a large number of U.S. entertainment venues. Live Nation accounts for 39.8% of the in-place base rent and its lease contains one remaining five-year renewal option. The company is rated B3 / BB- / NA by Moody’s, S&P and Fitch, respectively. The third largest tenant, CJ 4Dplex, INC. (“CJ 4Dplex”) leases 8.4% of the net rentable area through February 2019 and has occupied its space since October 2011. CJ 4Dplex is the world’s first and leading 4D technology-based movie theaters. The company is headquartered in Seoul with offices in Hollywood and Beijing. As of May 2016 there are 242 CJ 4Dplex theaters in 37 countries. CJ 4Dplex accounts for 9.0% of the in-place base rent and its lease contains one remaining five-year renewal option.

The Market. 7083 Hollywood Boulevard is located in the Hollywood/Sunset submarket of Los Angeles, California. 7083 Hollywood Boulevard has many demand drivers within walking distance of the property, including the Hollywood Walk of Fame and numerous shops, restaurants and cultural attractions. In 2015, approximately 45.5 million people visited Los Angeles, with Hollywood a common destination among tourists as a major entertainment center. This includes several of the largest theaters in Los Angeles such as Pantages Theater, Kodak Theater and the Cinerama dome. Hollywood is a moderate to high-density suburban location and home to 15 Fortune 500 companies including Walt Disney Studios, Live Nation and CB Richard Ellis Inc. 7803 Hollywood Boulevard is located approximately 9.0 miles from the Staples Center, home of the NBA’s Los Angeles Lakers, Clippers and the NHL’s Los Angeles Kings and approximately 10.5 miles from Los Angeles International airport. The appraisal identified 11 major developments in the area, primarily consisting of mixed use (retail/residential and retail/office). One such property is a $140 million apartment building located approximately 1.2 miles from the property. According to the appraisal, as of the first quarter of 2016 there was approximately 205.1 million square feet of office supply with approximately 2.2 million square feet under construction in Los Angeles County at the end of the year, of which approximately 549,431 square feet were in the Hollywood/Willshire Corridor submarket.

7803 Hollywood Boulevard is located in the Hollywood/Sunset submarket of the Los Angeles office market, approximately 8.5 miles northwest of downtown Los Angeles. According to the appraisal, as of the first quarter of 2016, the Los Angeles County market totaled approximately 205.1 million square feet of space with average rents of $36.00 per square foot, compared to $28.80 per square foot for 2015. According to a third-party data provider, as of the end of the first quarter 2016, the Los Angeles Class A office market had a vacancy rate of 14.1% compared to 10.9% across Classes A, B and C combined. Additionally, as of the fourth quarter of 2015, the Class A office asking rents increased by 8.9% compared with the year prior despite approximately 770,400 square feet of additional supply. The Hollywood/Sunset submarket vacancy as of the end of the first quarter 2016 was 16.1% with asking rent of $41.16 per square foot, up 0.9% year on year. The appraisal identified five directly comparable office properties built between 1964 and 1972 and ranging in size from approximately 72,619 to 321,883 square feet. Occupancy of competitive properties ranges between 81% and 98% with a weighted average of approximately 92%. Recently executed leases for the comparable office property leases ranged from $34.20 to $52.20 per square foot. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the property is approximately 45,923, 294,308 and 866,764, respectively with median household income of $44,451, $51,304 and $49,316.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

7083 Hollywood Boulevard

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
WeWork(3)	NA / NA / NA	35,792	43.6%	$30.00	37.2%	11/30/2024
Live Nation(4)	B3 / BB- / NA	28,151	34.3%	$41.58	40.5%	1/31/2018
CJ 4Dplex	NA / NA / NA	6,872	8.4%	$37.56	8.9%	2/28/2019
Roland & Pennington	NA / NA / NA	4,510	5.5%	$40.20	6.3%	9/30/2016
Surkus	NA / NA / NA	3,047	3.7%	$45.60	4.8%	9/30/2018
Bill Silverman & Jeff Scapa	NA / NA / NA	1,619	2.0%	$41.31	2.3%	4/30/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	WeWork Base Rent PSF excludes percentage rent based on WeWork’s sales in the amount of 0.0% for $0 to $1,149,999, 5.0% for $1,150,000 to $1,500,000 and 15.0% for $1,500,001 and up. This percentage rent was underwritten to $202,644 (approximately $5.66 per square foot).
(4)	LiveNation has the right to contract its space by the entire second floor as of October 31, 2016 with the payment of a contraction fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,189	2.7%	NAP	NAP	2,189	2.7%	NAP	NAP
2016 & MTM	1	4,510	5.5	$181,302	6.3%	6,699	8.2%	$181,302	6.3%
2017	0	0	0.0	0	0.0	6,699	8.2%	$181,302	6.3%
2018	3	32,817	39.9	1,376,250	47.6	39,516	48.1%	$1,557,552	53.9%
2019	1	6,872	8.4	258,130	8.9	46,388	56.4%	$1,815,682	62.8%
2020	0	0	0.0	0	0.0	46,388	56.4%	$1,815,682	62.8%
2021	0	0	0.0	0	0.0	46,388	56.4%	$1,815,682	62.8%
2022	0	0	0.0	0	0.0	46,388	56.4%	$1,815,682	62.8%
2023	0	0	0.0	0	0.0	46,388	56.4%	$1,815,682	62.8%
2024	1	35,792	43.6	1,073,760	37.2	82,180	100.0%	$2,889,442	100.0%
2025	0	0	0.0	0	0.0	82,180	100.0%	$2,889,442	100.0%
2026	0	0	0.0	0	0.0	82,180	100.0%	$2,889,442	100.0%
2027 & Beyond	0	0	0.0	0	0.0	82,180	100.0%	$2,889,442	100.0%
Total	6	82,180	100.0%	$2,889,442	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

7083 Hollywood Boulevard

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,612,100	$2,670,600	$2,747,100	$2,783,702	$2,889,442	$35.16	74.3%
Vacant Income	0	0	0	0	110,107	1.34	2.8%
Gross Potential Rent	$2,612,100	$2,670,600	$2,747,100	$2,783,702	$2,999,549	$36.50	77.2%
Parking	374,100	477,900	534,900	542,870	533,500	6.49	13.7%
Total Reimbursements	148,700	(32,400)	208,500	147,208	150,774	1.83	3.9%
Percentage Rent(3)	69,100	174,400	208,400	320,779	202,644	2.47	5.2%
Net Rental Income	$3,204,000	$3,290,500	$3,699,000	$3,794,559	$3,886,467	$47.29	100.0%
(Vacancy/Credit Loss)	(467,400)	$0	(21,300)	(28,812)	(318,690)	(3.88)	(8.2)--
Other Income	30,000	32,900	33,400	$41,114	$41,114	0.50	1.1%
Effective Gross Income	$2,766,600	$3,323,400	$3,711,100	$3,806,860	$3,608,890	$43.91	92.9%

Total Expenses	$1,221,100	$1,249,300	$1,449,600	$1,409,805	$1,401,776	$17.06	38.8%

Net Operating Income	$1,545,500	$2,074,100	$2,261,500	$2,397,055	$2,207,115	$26.86	61.2%

Total TI/LC, Capex/RR	0	0	0	0	172,484	2.10	4.8%
Net Cash Flow	$1,545,500	$2,074,100	$2,261,500	$2,397,055	$2,034,631	$24.76	56.4%
Occupancy(4)	84.2%	96.3%	96.9%	97.3%	91.8%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Percentage Rent is based on WeWork’s sales in the amount of 0.0% for $0 to $1,149,999, 5.0% for $1,150,000 to $1,500,000 and 15.0% for $1,500,001 and up.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of March 31, 2016. Underwritten Occupancy represents economic occupancy. The decline in Underwritten Occupancy from TTM Occupancy is due to underwritten vacancy being underwritten to the rent comparable average of 8.2%.

Permitted Mezzanine Debt. The owners of the borrower are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified transferee provision in the loan documents and is not an affiliate of the borrower, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the loan and (v) the lenders enter into an intercreditor agreement reasonably acceptable to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

700 17th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	182,505
Loan Purpose:	Refinance	Location:	Denver, CO
Borrower:	700 17th Street, LLC	Year Built / Renovated:	1960 / 1999
Sponsor:	Kenneth Grant	Occupancy:	89.8%
Interest Rate:	4.89000%	Occupancy Date:	5/1/2016
Note Date:	6/6/2016	Number of Tenants:	33
Maturity Date:	6/6/2026	2013 NOI(1):	$911,428
Interest-only Period:	24 months	2014 NOI(1):	$1,100,448
Original Term:	120 months	2015 NOI(1):	$1,549,502
Original Amortization:	360 months	TTM NOI (As of 4/2016):	$1,712,345
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.4%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$4,111,590
Lockbox:	CMA	UW Expenses:	$2,021,615
Additional Debt:	N/A	UW NOI:	$2,089,975
Additional Debt Balance:	N/A	UW NCF:	$1,861,844
Additional Debt Type:	N/A	Appraised Value / Per SF:	$39,800,000 / $218
		Appraisal Date:	4/21/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$115
Taxes:	$122,251	$40,750	N/A	Maturity Date Loan / SF:	$99
Insurance:	$21,353	$2,669	N/A	Cut-off Date LTV:	52.8%
Replacement Reserves:	$0	$3,802	N/A	Maturity Date LTV:	45.5%
TI/LC:	$450,000	$15,209	N/A	UW NCF DSCR:	1.39x
Other(2):	$212,150	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Payoff Existing Debt	$17,967,269	85.6%
			Return of Equity	1,804,168	8.6
			Upfront Reserves	805,754	3.8
			Closing Costs	422,808	2.0
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)

The increase in 2015 NOI from 2013 NOI and 2014 NOI is due to the stabilization of the property after losing the anchor tenant (United Western Bank and affiliates) in stages from 2011 to 2013. The increase in UW NOI over TTM NOI is due to a number of new tenants arriving at the property or existing tenants relocating within the property and commencing to pay full rents per their leases. In addition, Toma West Management Corp (3.8% of net rentable area), has an executed lease commencing on July 1, 2016. The lender underwrote base rent to all leases in-place with rent steps through July 2017.

(2)	Other Escrows and Reserves represents free rent reserved at origination for tenants that have abated or free rent periods.

The Loan. The 700 17th Street loan has an outstanding principal balance as of the Cut-off Date of $21.0 million and is secured by a first mortgage lien on the fee interest in an 182,505 square foot office building located in Denver, Colorado. The loan has a 10-year term and, following a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the 700 17th Street loan is 700 17th Street, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Kenneth Grant. Kenneth Grant is an experienced real estate investor and operator whose portfolio consists of eight properties totaling approximately 1.7 million square feet in Denver, including various properties within walking distance of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

700 17th Street

The Property. The 700 17th Street property consists of one 24-story Class B office building totaling 182,505 square feet that is situated on an approximately 0.2875 acre site in Denver, Colorado. The building was originally constructed in 1960 and was renovated in 1999. As of May 1, 2016, the property was 89.8% occupied by 33 tenants. The largest tenant at the property, Machol & Johannes, LLC, leases approximately 13.2% of the property’s net rentable area through March 2021 and has leased it space since April 2014. Machol & Johannes, LLC (and affiliates) is a collection law firm with offices in Colorado, Washington, Oregon, New Mexico, Wyoming, Utah and Oklahoma. It offers representation in the fields of collection, bankruptcy and creditor rights.

The property has a granular rent roll with its tenants covering a variety of industries. With the exception of the two largest tenants, no individual tenant comprises more than 6.9% of the property’s net rentable area or 7.6% of underwritten base rent. The property has experienced recent leasing momentum with 21 renewal or new leases since March 2014 totaling 108,591 square feet.

The Market. The property is located on the northwest corner of 17th Street and California Street within the Denver central business district, approximately two miles east of Interstate 25, a regional thoroughfare connecting Denver to most major cities along the front range, including Fort Collins, Denver and Colorado Springs, and approximately three miles south of Interstate 70, which provides access through the Rocky Mountains, extending from Utah to Maryland. In addition, public transportation is provided via the Denver Regional Transportation District, which maintains a light rail station at the side lobby door of the property, providing access throughout Denver.

According to the appraisal, downtown Denver is one of the region’s primary employment centers. The 17th Street corridor, known as the Financial District of Denver, has a large concentration of government and financial tenants, as well as numerous municipal and state agencies. Major financial institutions located along 17th Street include Wells Fargo, Bank of Denver, Guaranty Bank and Trust Company, US Bank, Key Bank and JP Morgan Chase. In addition, the Auraria Campus, home to the University of Colorado-Denver, is located approximately one mile southwest of the property. The 127-acre campus is home to approximately 45,000 students and 3,700 employees. In addition to the University of Colorado-Denver, the campus is home to The Community College of Denver and Metropolitan State University of Denver.

According to the appraisal, the 2016 population within a three- and five-mile radius is 213,581 and 462,111 people, respectively. Additionally, the 2016 median household income within a three- and five-mile radius is $53,181 and $53,173, respectively. According to the appraisal, as of the first quarter of 2016, the Denver central business district submarket contained approximately 11.1 million square feet of Class B office space and reported a vacancy rate of 8.72% with asking rents of $28.32 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Machol & Johannes, LLC	NA / NA / NA	24,018	13.2%	$23.50	13.9%	3/31/2021
TGS Management(3)	NA / NA / NA	19,119	10.5%	$27.64	13.0%	Various
First Citizens Bank & Trust(4)	NA / NA / NA	12,640	6.9%	$24.40	7.6%	Various
Colorado National Bank	NA / NA / NA	11,777	6.5%	$22.00	6.4%	9/30/2019
Toma West Management Corp	NA / NA / NA	6,876	3.8%	$25.00	4.2%	6/30/2028
Jefferson Capital Systems	NA / NA / NA	6,876	3.8%	$22.50	3.8%	7/31/2017
Stabills Energy Services	NA / NA / NA	6,851	3.8%	$30.00	5.1%	12/31/2019
WideOrbit	NA / NA / NA	6,792	3.7%	$28.50	4.8%	7/31/2020
PLM Rockies	NA / NA / NA	6,792	3.7%	$26.00	4.4%	9/30/2016
Northstar Investment Advisors	NA / NA / NA	4,536	2.5%	$26.00	2.9%	2/28/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	TGS Management has multiple lease expirations: 13,704 square feet expiring on October 31, 2019 and 5,415 square feet expiring on December 31, 2016.
(4)	First Citizen Bank & Trust has multiple lease expirations: 6,792 square feet expiring August 31, 2019 and 5,848 square feet expiring October 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

700 17th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring(2)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,642	10.2%	NAP	NAP	18,642	10.2%	NAP	NAP
2016 & MTM	7	25016	13.7	$633,112	15.6%	43,658	23.9%	$633,112	15.6%
2017	6	18,226	10.0	421,757	10.4%	61,884	33.9%	$1,054,869	26.0%
2018	6	17,653	9.7	437,221	10.8%	79,537	43.6%	$1,492,090	36.8%
2019	6	45,979	25.2	1,160,396	28.6%	125,516	68.8%	$2,652,486	65.4%
2020	3	14,437	7.9	396,437	9.8%	139,953	76.7%	$3,048,923	75.1%
2021	3	30,196	16.5	718,593	17.7%	170,149	93.2%	$3,767,516	92.9%
2022	0	0	0.0	0	0.0%	170,149	93.2%	$3,767,516	92.9%
2023	0	0	0.0	0	0.0%	170,149	93.2%	$3,767,516	92.9%
2024	1	4,536	2.5	117,936	2.9%	174,685	95.7%	$3,885,452	95.8%
2025	0	0	0.0	0	0.0%	174,685	95.7%	$3,885,452	95.8%
2026	0	0	0.0	0	0.0%	174,685	95.7%	$3,885,452	95.8%
2027 & Beyond(2)	1	7,820	4.3	171,900	4.2%	182,505	100.0%	$4,057,352	100.0%
Total	33	182,505	100.0%	$4,057,352	100.0%

(1)	Based on the underwritten rent roll.
(2)	2027 & Beyond includes a 944 square foot conference room area.

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,661,861	$2,920,046	$3,481,618	$3,664,766	$4,057,352	$22.23	90.3%
Vacant Income	0	0	0	0	388,573	2.13	8.7
Gross Potential Rent	$2,661,861	$2,920,046	$3,481,618	$3,664,766	$4,445,925	$24.36	99.0%
Total Reimbursements	131,487	46,790	62,844	37,160	45,746	0.25	1.0
Net Rental Income	$2,793,348	$2,966,837	$3,544,462	$3,701,925	$4,491,671	$24.61	100.0%
(Vacancy)(3)	0	0	0	0	(388,573)	(2.13)	(8.6)
Other Income	12,279	9,445	7,919	9,568	8,492	0.05	0.2
Effective Gross Income	$2,805,627	$2,976,282	$3,552,381	$3,711,493	$4,111,590	$22.53	91.5%

Total Expenses	$1,894,199	$1,875,834	$2,002,879	$1,999,148	$2,021,615	$11.08	49.2%

Net Operating Income(4)	$911,428	$1,100,448	$1,549,502	$1,712,345	$2,089,975	$11.45	50.8%

Total TI/LC, Capex/RR	0	0	0	0	228,131	1.25	5.5
Net Cash Flow	$911,428	$1,100,448	$1,549,502	$1,712,345	$1,861,844	$10.20	45.3%
Occupancy(5)	65.0%	82.0%	94.0%	89.8%	91.4%

(1)	TTM reflects the trailing 12-month period ending April 30, 2016.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	An economic vacancy of 8.6% was underwritten by the lender based on the percentage of gross potential rent (which is the sum of Net Rental Income and Other Income). The 700 17th Street property was 89.8% physically occupied as of May 1, 2016.
(4)	The increase in the 2015 Net Operating Income from 2013 Net Operating Income and 2014 Net Operating Income is due to the stabilization of the property after losing the anchor tenant (United Western Bank and affiliates) in stages from 2011 to 2013. The increase in Underwritten Net Operating Income over TTM Net Operating Income is due to a number of new tenants arriving at the property or existing tenants relocating within the property and commencing to pay full rents per their leases. In addition, Toma West Management Corp (3.8% of net rentable area), has an executed lease commencing on July 1, 2016. The lender underwrote Rents in Place to all leases in-place with rent steps through July 2017.
(5)	Historical Occupancies are as of December 31 of each year. TTM occupancy is as of May 1, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Four Penn Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,925,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,925,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	522,600
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Four Penn Center Owner LLC	Year Built / Renovated:	1964 / 2001
Sponsor:	Interventure Advisors LP	Occupancy:	78.7%
Interest Rate:	4.67500%	Occupancy Date:	3/31/2016
Note Date:	4/8/2016	Number of Tenants:	19
Maturity Date:	5/1/2026	2013 NOI(2):	$6,455,823
Interest-only Period:	60 months	2014 NOI(2):	$7,208,225
Original Term:	120 months	2015 NOI:	$7,245,528
Original Amortization:	360 months	TTM NOI (as of 2/2016):	$7,239,158
Amortization Type:	IO-Balloon	UW Economic Occupancy:	80.5%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$12,208,168
Lockbox:	Hard	UW Expenses:	$5,247,672
Additional Debt:	Yes	UW NOI:	$6,960,497
Additional Debt Balance:	$48,000,000	UW NCF:	$5,767,333
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$91,900,000 / $176
		Appraisal Date:	3/7/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$292,298	$97,433	N/A	Maturity Date Loan / SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$8,710	$8,710	N/A	Maturity Date LTV:	68.8%
TI/LC(3):	$0	Springing	N/A	UW NCF DSCR:	1.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$68,925,000	82.9%	Payoff Existing Debt	$82,164,679	98.8%
Sponsor Equity	14,224,636	17.1%	Closing Costs	683,949	0.8%
			Upfront Reserves	301,008	0.4%
Total Sources	$83,149,636	100.0%	Total Uses	$83,149,636	100.0%
(1)	The Four Penn Center loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $68.925 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $68.925 million Four Penn Center Whole Loan.

(2)	The increase in 2014 NOI from 2013 NOI was driven predominantly by a reduction in expenses related to real estate taxes. In 2014, the city was re-assessed under the Actual Value Initiative, whereby properties were assessed at 100.0% of market value. As a result, total taxes for the property decreased by approximately 47.5%.

(3)	The loan is structured such that there is a Cash Sweep Event (as defined below) in effect on the origination date (a “2018 Rollover Trigger”), and all excess cash flow is required to be deposited into the TI/LC reserve. On a monthly basis commencing after the occurrence of any of the following: (i) the balance of funds in the TI/LC reserve is equal to or greater than $50.00 per square foot with respect to the office square footage for any portion of the leases for Elsevier, Post & Schell and FIC that has not been renewed or re-leased beyond its current 2018 expiration date or (ii) the achievement of a debt service coverage ratio (excluding rent from any of the foregoing tenants under any portion of a related lease that is not renewed or released) of at least 1.10x for one quarter, based on the trailing three-month period (each of the foregoing (i) or (ii) is referred to as a (“2018 Cash Sweep Event Cure”), the borrower is required to escrow $74,035 (approximately $1.70 per square foot annually) for tenant improvements and leasing commissions. In addition, to the extent there is a Cash Sweep Event as a result of a DSCR Trigger (as defined below) or a 2023 Rollover Trigger (as defined below), all excess cash flow will be required to be deposited into the TI/LC reserve. A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, sponsor or property manager, (iii) any time after January 1, 2019, the date on which the debt service coverage ratio, based on trailing three months of gross income from operations, is less than 1.10x (a “DSCR Trigger”), (iv) a 2018 Rollover Trigger or (v) if more than 25.0% of the square footage is leased to two or fewer tenants and such leases are scheduled to expire in the 2023 calendar year, the date that is the latest of (a) the date on which the preceding lease concentration first occurs, (b) the occurrence of a 2018 Cash Sweep Event Cure or (c) January 1, 2019 (any of the foregoing (a), (b) or (c), the (“2023 Rollover Trigger”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 149

Structural and Collateral Term Sheet	JPMCC 2016-JP2

Four Penn Center

The Loan. The Four Penn Center loan is secured by a first mortgage lien on the borrower’s fee interest in a 21-story, 522,600 square foot Class A multi-tenant office building located in Philadelphia, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $68.925 million (the “Four Penn Center Whole Loan”), and is comprised of two pari passu notes, each as described below. Note A-1 is held by the JPMDB 2016-C2 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Four Penn Center Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the JPMCC 2006-LDP7 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	JPMDB 2016-C2	Yes
A-2	20,925,000	20,925,000	JPMCC 2016-JP2	No
Total	$68,925,000	$68,925,000

The borrowing entity for the Four Penn Center Whole Loan is Four Penn Center Owner LLC, a Delaware limited liability company and special purpose entity.

The nonrecourse carve-out guarantor is Prism Office Holdings LLC and the loan sponsor is Interventure Advisors LP (“Interventure Advisors”). Prism Office Holdings LLC and Interventure Advisors are run by Teresa Tsai. Ms. Tsai has over 24 years of professional experience advising corporations, institutional investors, investment banks, family offices and private individuals with respect to a wide variety of complex transactions and investment-related issues. Interventure Advisors, which serves as an advisor to Prism Office Holdings LLC., is headquartered in New York, New York. Interventure Advisors is a privately owned independent advisory firm founded in January 2011 and provides full-service investment advisory and real estate portfolio and asset management services to high net worth individuals, families and other private investors. As of December 31, 2015, Prism Office Holdings LLC had ownership interests in commercial real estate with a balance sheet value of approximately $583.7 million. As of July 13, 2015, Interventure Advisors had ownership interests in four properties totaling approximately 1.7 million square feet with an aggregate portfolio market value of approximately $491.4 million.

The loan sponsor acquired the property in 2006 for $109.0 million (approximately $209 per square foot). According to the previous sponsor, the property underwent an $80.0 million (approximately $153 per square foot) renovation that was completed in 2001. The renovation included installation of new mechanicals, lobby and tenant finishes upgrades, roof repairs and the installation of thermally efficient windows.

The Property. Four Penn Center is a 21-story, 522,600 square foot Class A multi-tenant office building located in the central business district in Philadelphia, Pennsylvania. The property was developed in 1964 on an approximately 0.83-acre site. The main entrance to the property is located along John F. Kennedy Boulevard with additional access provided from a plaza located in the rear of the building. Amenities at the property include a 24-hour security desk, a large conference room for shared use and views of John F. Kennedy Plaza and City Hall. The property is part of the “Penn Center” group of buildings, which sit above and have direct access to Suburban Station. Suburban Station is a transportation hub that provides access to the regional rail and metro subway system and green-line trolleys. Additionally, Suburban Station provides direct access to 30th Street Station, Philadelphia International Airport and the surrounding suburbs. Regional access is also provided via Interstate 676, located approximately 0.5 miles north of the property, which provides direct access to the surrounding areas as well as Interstate 76 and Interstate 95. The property also contains several ground floor retail spaces leased to Bank of America, Dunkin’ Donuts and Creato Signs. While Four Penn Center does not contain on-site parking, an underground parking garage is located directly across from the property and can be accessed underground via the concourse level.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Four Penn Center

As of March 31, 2016, the property was 78.7% occupied by 19 tenants. The largest tenant, Elsevier, Inc. (“Elsevier”) leases 25.9% of the net rentable area through June 2018 and has occupied its space since April 2005 with an additional expansion in July 2006. Elsevier is a multinational publisher of scientific, technical and health information products and services and the property serves as its North American headquarters. The company was originally founded in 1880 in Amsterdam, Netherlands and has grown to 70 offices worldwide. Elsevier is a subsidiary of RELX Group (NYSE: RELX), a global provider of information and analytics that employs approximately 30,000 people with offices in approximately 40 countries. Elsevier accounts for 29.5% of the in-place base rent and its lease contains two remaining five-year renewal options. The second largest tenant, Post & Schell, leases approximately 15.4% of the net rentable area through September 2018 and has occupied its space since September 2003. Post & Schell is a multi-practice law firm that provides legal services and strategic counseling to a wide range of clients. The law firm has seven different offices across the northeastern region with Four Penn Center serving as its primary location. Post & Schell accounts for 19.2% of the in-place base rent and its lease contains two remaining five-year renewal options. The third largest tenant, Federal Insurance Company (“FIC”) leases 11.3% of the net rentable area through March 2018 and has occupied its space since April 2003. FIC provides property and casualty insurance products and services as well as insurance management services for both businesses and individuals. FIC subleases 21,832 square feet of its space to Internet Order, LLC, which has assigned the sublease to TD Bank, N.A. FIC was originally founded in 1901 and operates as a subsidiary of The Chubb Corporation (NYSE: CB). The Chubb Corporation is the world’s largest publicly traded property and casualty insurance company with approximately $154.4 billion in total assets as of December 31, 2015 and is a Fortune 500 company. FIC accounts for 12.7% of the in-place base rent and its lease contains two remaining five-year renewal options.

The Market. Four Penn Center has many demand drivers within walking distance of the property, including Suburban Station, City Hall, the Comcast Center and numerous shops, restaurants and cultural attractions. Approximately 50,000 commuters travel through Suburban Station on a daily basis, making it one of the busiest transportation hubs in the city. City Hall, which includes Dilworth Park, is located across the street directly east of the property. According to the appraisal, Dilworth Park recently underwent an approximately $50.0 million renovation to enhance its public spaces, upgrade transit access and add a café. The Comcast Center is located two blocks west of the property and is Philadelphia’s tallest office building. Additionally, Comcast is currently constructing its new headquarters building, the Comcast Innovation and Technology Center, across the street from the existing Comcast Center. The new 59-story building is 100% pre-leased to Comcast and will feature approximately 1.3 million square feet of office space and a Four Seasons hotel on the top floors of the building. The appraisal also identified the FMC Tower at Cira Centre South, a new 861,000 square foot building expected to open in the summer of 2016 that will feature 622,000 square feet of office space. The building is approximately 60.8% pre-leased to FMC Corporation and University of Pennsylvania and is the first new office building constructed in the Philadelphia central business district in nine years.

Four Penn Center is located in the central business district submarket of the greater Philadelphia office market. As of the first quarter of 2016, the central business district submarket totaled approximately 60.8 million square feet of space with an overall vacancy rate of 9.5% and average rents of $28.45 per square foot, compared to 8.7% and $27.55 per square foot, respectively, as of the first quarter of 2015. Additionally, as of the first quarter of 2016, the Class A central business district submarket totaled approximately 36.6 million square feet of space with an overall vacancy of 9.6% and average rents of $30.09 per square foot. The appraisal identified four directly comparable office properties built between 1960 and 1980 and ranging in size from approximately 128,128 to 981,743 square feet. Recently executed leases for the comparable office properties ranged from $26.00 to $29.50 per square foot, with a weighted average of $27.20 per square foot. The weighted average in-place office rents for Four Penn Center are $26.58 per square foot, which is in line with the appraisal’s concluded average office market rents of $26.00. Additionally, the appraisal identified four directly comparable bank retail properties and five comparable ground floor retail properties. Recently executed leases for the comparable bank retail properties ranged from $85.00 to $135.00 per square foot, with a weighted average of $98.36, while recently executed leases for the comparable ground floor retail properties ranged from $24.75 to $100.00 per square foot, with a weighted average of $54.93 per square foot. The weighted average in-place bank and ground floor retail rents at Four Penn Center are $52.00 and $43.85 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Four Penn Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Elsevier, Inc.	NA / BBB+ / BBB+	135,468	25.9%	$26.21	25.1%	6/30/2018
Post & Schell	NA / NA / NA	80,479	15.4%	$28.75	16.3%	9/30/2018
Federal Insurance Company(3)	A3 / NA / NA	58,860	11.3%	$26.00	10.8%	3/31/2018
Bank of America	Baa1 / BBB+ / A	34,124	6.5%	$28.00	6.7%	7/31/2017
Ansa Assuncao	NA / NA / NA	13,002	2.5%	$25.00	2.3%	9/30/2022
Right Management Consultants	NA / NA / NA	11,907	2.3%	$27.50	2.3%	2/28/2017
Parsons Brinckerhoff(4)	NA / NA / NA	11,817	2.3%	$26.00	2.2%	3/29/2020
Linebarger Goggan Blair & Sampson(5)	NA / NA / NA	11,707	2.2%	$25.72	2.1%	6/30/2022
McCormick & Priore, PC	NA / NA / NA	10,591	2.0%	$28.50	2.1%	8/30/2020
Center for Applied Research	NA / NA / NA	8,219	1.6%	$28.50	1.7%	12/31/2017
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Federal Insurance Company subleases 21,832 square feet of its space to Internet Order, LLC, which has assigned the sublease to TD Bank, N.A.

(4)	Parsons Brinckerhoff has a one-time right to terminate its lease as of March 31, 2018, with 12 months’ notice and payment of a termination fee.

(5)	Linebarger Goggan Blair & Sampson has the right to terminate its lease as of either (i) June 1, 2017 or (ii) June 1, 2019, with 12 months’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	111,544	21.3%	NAP	NAP	111,544	21.3%	NAP	NAP
2016 & MTM	0	0	0.0%	$0	0.0%	111,544	21.3%	$0	0.0%
2017	5	64,713	12.4	1,801,594	15.9	176,257	33.7%	$1,801,594	15.9%
2018	5	283,206	54.2	7,612,346	67.2	459,463	87.9%	$9,413,941	83.1%
2019	1	2,975	0.6	74,375	0.7	462,438	88.5%	$9,488,316	83.8%
2020	3	24,331	4.7	680,237	6.0	486,769	93.1%	$10,168,552	89.8%
2021	0	0	0.0	0	0.0	486,769	93.1%	$10,168,552	89.8%
2022	3	32,011	6.1	1,009,511	8.9	518,780	99.3%	$11,178,063	98.7%
2023	0	0	0.0	0	0.0	518,780	99.3%	$11,178,063	98.7%
2024	1	1,640	0.3	89,610	0.8	520,420	99.6%	$11,267,673	99.5%
2025	0	0	0.0	0	0.0	520,420	99.6%	$11,267,673	99.5%
2026	0	0	0.0	0	0.0	520,420	99.6%	$11,267,673	99.5%
2027 & Beyond(2)	1	2,180	0.4	55,590	0.5	522,600	100.0%	$11,323,263	100.0%
Total	19	522,600	100.0%	$11,323,263	100.0%
(1)	Based on the underwritten rent roll.

(2)	2027 & Beyond includes 2,180 square feet used as a management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Four Penn Center

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$11,170,411	$11,465,714	$11,537,988	$11,561,110	$11,323,263	$21.67	77.3%
Vacant Income	0	0	0	0	2,851,801	5.46	19.5%
Gross Potential Rent	$11,170,411	$11,465,714	$11,537,988	$11,561,110	$14,175,064	$27.12	96.8%
CAM Reimbursements	869,171	577,031	472,486	461,737	467,331	0.89	3.2%
Net Rental Income	$12,039,582	$12,042,745	$12,010,474	$12,022,847	$14,642,394	$28.02	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,851,801)	(5.46)	(19.5)
Other Income(3)	437,447	423,062	418,006	417,575	417,575	0.80	2.9%
Effective Gross Income	$12,477,029	$12,465,807	$12,428,480	$12,440,422	$12,208,168	$23.36	83.4%

Total Expenses(4)	$6,021,206	$5,257,582	$5,182,952	$5,201,264	$5,247,672	$10.04	43.0%

Net Operating Income(4)	$6,455,823	$7,208,225	$7,245,528	$7,239,158	$6,960,497	$13.32	57.0%

Total TI/LC, Capex/RR	0	0	0	0	1,193,164	2.28	9.8%
Net Cash Flow	$6,455,823	$7,208,225	$7,245,528	$7,239,158	$5,767,333	$11.04	47.2%

Occupancy(5)	82.9%	83.9%	83.9%	78.7%	80.5%
(1)	TTM represents the trailing 12-month period ending on February 29, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents electricity reimbursements, storage revenue and miscellaneous revenue.

(4)	The increase in 2014 Net Operating Income from 2013 Net Operating Income was driven predominantly by a reduction in expenses related to real estate taxes. In 2014, the city was re-assessed under the Actual Value Initiative, whereby properties were assessed at 100.0% of market value. As a result, total taxes for the property decreased by approximately 47.5%.
(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of March 31, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Aloft Milwaukee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,977,568	Property Type - Subtype:	Hotel – Select Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	160
Loan Purpose:	Refinance	Location:	Milwaukee , WI
Borrower:	Milwaukee River Hotel LLC	Year Built / Renovated:	2009 / N/A
Sponsors(1):	Various	Occupancy/ADR/RevPar:	80.0% / $135.98 / $108.74
Interest Rate:	5.37000%	Occupancy / ADR / RevPar Date:	3/31/2016
Note Date:	5/18/2016	Number of Tenants:	N/A
Maturity Date:	6/6/2026	2013 NOI:	$1,795,177
Interest-only Period:	None	2014 NOI:	$1,955,295
Original Term:	120 months	2015 NOI:	$2,040,282
Original Amortization:	360 months	TTM NOI (as of 3/2016):	$2,164,343
Amortization Type:	Balloon	UW Occupancy / ADR / RevPar:	80.0% / $135.98 / $108.74
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$7,883,793
Lockbox:	CMA	UW Expenses:	$5,723,317
Additional Debt:	Yes	UW NOI:	$2,160,476
Additional Debt Balance:	$1,500,000	UW NCF:	$2,160,476
Additional Debt Type:	Unsecured	Appraised Value / Per Room(2):	$31,400,000 / $196,250
		Appraisal Date(2):	3/29/17

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$124,860
Taxes:	$0	$52,624	N/A	Maturity Date Loan / Room:	$103,987
Insurance:	$19,055	$3,811	N/A	Cut-off Date LTV(2):	63.6%
FF&E Reserve(3):	$0	4% of Gross Revenues	N/A	Maturity Date LTV(2):	53.0%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.61x
Other(4):	$1,403,426	Springing	$148,083	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Payoff Existing Debt	$17,749,789	88.7%
			Upfront Reserves	1,422,481	7.1%
			Closing Costs	692,183	3.5%
			Return of Equity	135,547	0.7%
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The loan sponsors are Randall G. Erkert, Mark Flaherty, Edward G. Carow, Kyle Strigenz and David Florsheim.

(2)	The Appraised Value represents the “upon completion” value of $31,400,000, which assumes that the property improvement plan (“PIP”) outstanding at origination will be completed by March 29, 2017. At origination, the borrower reserved $1,253,030 for the PIP, which represents approximately 105% of the budgeted remaining cost to complete the PIP. The “as-is” value as of March 29, 2016 was $29,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 68.9% and 57.4%, respectively.

(3)	The FF&E reserve monthly deposit is currently $28,279.

(4)	At origination, the borrower was required to escrow $1,253,030, $148,083 and $2,313 into a PIP reserve, a seasonality reserve and an environmental reserve respectively. Beginning in calendar year 2017, monthly seasonality reserve payments in the amount of $37,021 will be collected in the months of July, August, September and October of each year of the loan term, subject to a cap of $148,083. On the date that any PIP other than the scheduled PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower will be required to deposit an amount equal to 100% of the sum required to pay for such new PIP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Aloft Milwaukee

The Loan. The Aloft Milwaukee loan has an outstanding principal balance as of the Cut-off Date of approximately $19.98 million and is secured by a first mortgage lien on the fee interest in a five-story, 160-room, select service hotel located in Milwaukee, Wisconsin. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entity for the Aloft Milwaukee loan is Milwaukee River Hotel LLC, a Wisconsin limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Randall G. Erkert, Mark Flaherty, Edward G. Carow, Kyle Strigenz and David Florsheim. Randall, Mark and Edward are principals of Jackson Street Holdings, LLC, a Milwaukee-based real estate development firm with six hospitality properties in Wisconsin and Colorado. David Florsheim and Kyle Strigenz are both Milwaukee-based real estate professionals with experience developing and managing hospitality projects throughout the United States. The property is managed by Aimbridge Hospitality LLC, who currently manages over 285 hotels and resorts (43,000 guestrooms) throughout North America and the Caribbean, including 17 Starwood branded properties (3,080 guestrooms).

The Property. The Aloft Milwaukee property is a five-story, 160-room select service hotel. The property opened in 2009 and features 5,075 square feet of meeting space, a grab-and-go restaurant and bar (W XYZ Bar & Lounge), fitness center, business center and indoor pool. The property offers 120 king and 36 double/double guestrooms along with four king suites. The property will be undergoing an approximately $1.2 million PIP (105% of which was reserved at origination or $7,459 per room) from November 2016 through February 2017, which historically are among the slower months at the property, allowing the hotel to maintain its position in the market. Much of the PIP is for soft goods, which is typical for a property of this age as it is approaching its seventh year of operations. Improvements include new carpeting in the guestrooms and common areas, new window treatments, new soft goods, new wall vinyl and paint and decorative lighting. All mattresses were replaced in January 2016. Exterior improvements include signage and changes to the covered entry.

The property is situated on a 37,437 square foot site in in the northern (Park East) section of downtown Milwaukee, close to major companies in the central business district and the 1.2 million square feet Schlitz Park office park along with leisure demand drivers including the RiverWalk, Water Street Entertainment District, BMO Harris Bradley Center, Marcus Center for Performing Arts, Shops of Grand Avenue and the Harley Davidson Museum. Additionally, the hotel is two blocks from the site of the $500 million arena and adjacent $500 million entertainment complex that is expected to be the future home of the NBA’s Milwaukee Bucks (beginning in the 2018/2019 season), which is anticipated to bring additional interest, traffic and commerce to this area of downtown Milwaukee.

The hotel is accessible from the surrounding area with direct access to Interstate 43, one-half mile west of the hotel and is located approximately ten miles from General Mitchell International Airport. The hotel has frontage on McKinley Avenue, Old World Third Street and the River Walk area of the Milwaukee River. The neighborhood was transformed in the early to mid 2000’s with the demolition of the elevated former Park East Freeway spur, and the creation of West McKinley Ave. and E Knapp St. (at grade) directly north of the property. The Park Freeway was supposed to create a loop connecting all of Downtown Milwaukee; however this Park East spur was the only portion that was ever built. Upon demolition, the mostly undeveloped areas that had been cleared for development of the unbuilt portions of the raised freeway were rezoned to spur economic development in the immediate vicinity. Located within the Park East corridor of Downtown Milwaukee, the hotel is located two blocks from the Water Street Entertainment District with over 13 bars and restaurants within a one block radius of the intersection E Juneau Ave. & N Water St. Two blocks north of the property along the Milwaukee River is Schlitz Park, a 1.2 million square feet office park that is home to approximately 4,300 employees and features major tenants including ManPower Group (corporate headquarters), Time Warner Cable, the Milwaukee Bucks (moved their corporate offices here in 2015), US Bank, UMB Fund Services, HSA Bank and Aurora Healthcare. The hotel offers valet parking services with guest vehicles parked in a leased portion of an off-site city-owned garage a block from the property. Public transportation is also available at the property, with bus stops within a five-block radius and the development and opening (in 2018) of the Milwaukee Streetcar system will further improve transportation options. The initial Milwaukee Streetcar line will feature a stop at the Milwaukee Intermodal Station several blocks from the property, and planned future extension lines are to feature a stop at the new Bucks Arena two blocks away. The initial line and future extension lines will reportedly connect (within a quarter of a mile) all of the existing hotels in downtown Milwaukee with downtown Milwaukee’s 20 largest employers, 90% of occupied office, retail and major downtown attractions and 77% of current parking and housing.

The Market. The property is located in downtown Milwaukee, the largest city and main cultural and economic center in the state of Wisconsin, which is located on the southwest shore of Lake Michigan. The area features numerous leisure and cultural attractions including the Milwaukee Art Museum, Discovery World and Marcus Center for the Performing Arts and is home to numerous corporate headquarters and regional offices. Milwaukee’s location and access to international transportation make it a hub for domestic and international business. Known as the “City of Festivals,” Milwaukee is located in the heart of the Upper Midwest. Situated on the western shores of Lake Michigan, one of the five Great Lakes, it is a 90-minute drive from downtown Chicago, a five-hour drive from Minneapolis-St. Paul and Indianapolis, and approximately an hour from Madison, the capital of Wisconsin. Wisconsin’s North Woods and Michigan’s Upper Peninsula are located three hours away. Employment in the Milwaukee metropolitan statistical area increased by 1.2% from 2011 to 2015, with most growth in the mining, logging and construction sectors. Milwaukee is a regional center for government services, professional and technical services, finance, insurance, hospitality, and information / media services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Aloft Milwaukee

The property’s market area can be defined by its metropolitan statistical area: Milwaukee – Waukesha – West Allis, Wisconsin. According to the appraisal, the metropolitan statistical area has a 2016 estimated population of approximately 1.58 million people with an estimated median household income of $55,179, which is in-line with the national median household income of $55,551.

The appraisal identified new supply coming online in downtown Milwaukee in the next 24 months, only one of which is expected to compete directly with the property. Incoming supply includes the 155-room SpringHill Suites (0.5 miles from the property, was expected to open in May 2016), a 158-room full service boutique Kimpton Journeyman hotel (1.2 miles from the property expected to open in July 2016), and the 220-room Westin downtown (1.0 miles from the property, slated to open in June 2017), all of which are being developed by various members of the sponsorship. The Kimpton is a boutique hotel with a higher price point, while the Westin will be a full service hotel with a much higher price point, catering more to convention and central business district business demand. Only the SpringHill Suites is expected to compete with the Aloft Milwaukee, which was taken into account in the appraisal.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Aloft Milwaukee(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	74.4%	$134.92	$100.36	80.0%	$121.68	$97.33	107.5%	90.2%	97.0%
2014	72.4%	$133.84	$96.95	79.0%	$126.79	$100.10	109.1%	94.7%	103.2%
2015	73.4%	$140.97	$103.40	78.5%	$135.91	$106.67	106.9%	96.4%	103.2%
TTM(4)	73.0%	$143.03	$104.48	80.0%	$135.98	$108.74	109.6%	95.1%	104.1%
(1)	Data provided by a third-party data provider. The competitive set consists of Hotel Metro, Courtyard Milwaukee Downtown, Hampton Inn Suites Milwaukee Downtown and Residence Inn Milwaukee Downtown.

(2)	Based on the operating statements provided by the loan sponsor.

(3)	Penetration Factor is calculated based on data provided by a third-party data provider for the competitive set and borrower-provided operating statements for the property.

(4)	TTM represents the trailing 12-month period ending on March 31, 2016.

Competitive Hotels Profile(1)
Property	Rooms	Year Opened	Meeting Space(SF)
Aloft Milwaukee	160	2009	5,075
Hotel Metro	63	1998	2,300
Courtyard Milwaukee Downtown	169	1999	2,650
Hampton Inn & Suites Downtown	138	2000	6,000
Residence Inn & Suites Downtown	131	2001	1,900
(1)	Based on the Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Aloft Milwaukee

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy(4)	80.0%	79.0%	78.5%	80.0%	80.0%
ADR	$121.68	$126.79	$135.91	$135.98	$135.98
RevPAR	$97.33	$100.10	$106.67	$108.74	$108.74

Room Revenue	$5,684,311	$5,845,928	$6,229,727	$6,368,017	$6,368,017	$39,800	80.8%
Food & Beverage Revenue	721,092	774,965	813,359	797,797	797,797	4,986	10.1%
Other Departmental Revenue	581,062	668,544	702,080	717,979	717,979	4,487	9.1%
Total Revenue	$6,986,465	$7,289,437	$7,745,166	$7,883,793	$7,883,793	$49,274	100.0%

Room Expense	$1,281,930	$1,245,657	$1,329,926	$1,349,870	$1,349,870	$8,437	21.2%
Food & Beverage Expense	328,088	339,205	397,539	381,728	381,728	2,386	47.8%
Other Departmental Expense	340,703	340,773	404,698	395,442	395,442	2,472	55.1%
Departmental Expenses	$1,950,721	$1,925,635	$2,132,163	$2,127,040	$2,127,040	$13,294	27.0%

Departmental Profit	$5,035,744	$5,363,802	$5,613,003	$5,756,753	$5,756,753	$35,980	73.0%

Operating Expenses	$2,145,710	$2,299,036	$2,364,233	$2,374,545	$2,385,589	$14,910	30.3%

Gross Operating Profit	$2,890,034	$3,064,766	$3,248,770	$3,382,208	$3,371,164	$21,070	42.8%

Management Fees	$209,589	$218,669	$231,206	$235,441	$236,514	$1,478	3.0%
Property Taxes	563,368	551,305	613,092	613,092	613,092	3,832	7.8%
Property Insurance	42,441	47,940	54,383	53,975	45,731	286	0.6%
FF&E	279,459	291,557	309,807	315,357	315,352	1,971	4.0%
Total Other Expenses	$1,094,857	$1,109,471	$1,208,488	$1,217,865	$1,210,688	$7,567	15.4%

Net Operating Income	$1,795,177	$1,955,295	$2,040,282	$2,164,343	$2,160,476	$13,503	27.4%
Net Cash Flow	$1,795,177	$1,955,295	$2,040,282	$2,164,343	$2,160,476	$13,503	27.4%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2016.

(2)	Per Room values are based on 160 guestrooms as of March 31, 2016.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items.

(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of March 31, 2016. Underwritten Occupancy represents economic occupancy.

Additional Unsecured Debt. The borrower has $1,500,000 of borrower affiliated debt as a result of tax credits associated with the property. The affiliated debt is unsecured and is subject to a full subordination and standstill agreement among the lender, borrower and the holder of the unsecured debt so that no payments will be due, and the unsecured affiliated lender is prohibited from exercising any remedies in connection with the debt until one year and one day after the repayment in full of the loan. The loan is recourse to the guarantors (i) for any losses suffered in connection with the existence of the unsecured loan and (ii) fully, in the event of any violation of the subordination and standstill agreement by the borrower or the holder of the unsecured note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Providence Downtown Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,908,869	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	272
Loan Purpose:	Refinance	Location:	Providence, RI
Borrower:	RP Providence, L.L.C.	Year Built / Renovated:	2007 / 2016
Sponsor:	TH Investment Holdings II, LLC	Occupancy / ADR / RevPAR:	73.6% / $182.17 / $134.07
Interest Rate:	5.00000%	Occupancy / ADR / RevPAR Date:	4/30/2016
Note Date:	2/9/2016	Number of Tenants:	N/A
Maturity Date:	3/1/2026	2013 NOI:	$3,790,625
Interest-only Period:	None	2014 NOI:	$4,413,431
Original Term:	120 months	2015 NOI:	$4,514,416
Original Amortization:	360 months	TTM NOI (as of 4/2016):	$4,735,064
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	73.6% / $182.17 / $134.07
Call Protection:	L(25),Grt1%orYM(91),O(4)	UW Revenues:	$15,884,844
Lockbox:	CMA	UW Expenses:	$11,514,817
Additional Debt:	Yes	UW NOI:	$4,370,027
Additional Debt Balance:	$24,886,087	UW NCF:	$4,370,027
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(2):	$73,000,000 / $268,382
		Appraisal Date:	12/1/2016

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$164,687
Taxes:	$88,149	$35,081	N/A	Maturity Date Loan / Room:	$136,022
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	61.4%
FF&E Reserves(3):	$0	4% of Gross Revenues	N/A	Maturity Date LTV(2):	50.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.51x
Other(4):	$730,504	Springing	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$45,000,000	99.0%	Payoff Existing Debt	$44,195,296	97.2%
Sponsor Equity	471,650	1.0%	Upfront Reserves	818,653	1.8%
Closing Costs	457,702	1.0%
Total Sources	$45,471,650	100.0%	Total Uses	$45,471,650	100.0%

(1)	The Renaissance Providence Downtown Hotel Whole Loan is evidenced by two pari passu notes with an aggregate original principal balance of $45.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of approximately $44.8 million Renaissance Providence Downtown Hotel Whole Loan.
(2)	The Appraised Value represents the “as complete” value of $73.0 million, which assumes that the remaining renovations related to a property improvement plan, with an initial estimated cost of $5.5 million, have been completed. The estimated amount required to complete the property improvement plan was fully reserved for at loan origination. Based on the “as-is” appraised value of $70.0 million, the Cut-off Date LTV and the Maturity Date LTV are 64.0% and 52.9%, respectively.
(3)	The monthly FF&E Reserves amount will increase to 5% of gross revenues during any quality assurance trigger period.
(4)	Initial Other Escrows and Reserves of $730,504 represent a reserve of $705,504 related to a property improvement plan and a $25,000 reserve for tank tightness testing related to one underground storage tank at the property, as well as any required remediation in the event the test results reveal any issues with the underground storage tank. On each monthly date, the borrower is required to deposit the estimated installment amount required to complete all work under any property improvement plan required by the franchisor (other than the current property improvement plan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Providence Downtown Hotel

The Loan. The Renaissance Providence Downtown Hotel loan is secured by a first mortgage lien on the fee interest in a 272-room full service hotel located in Providence, Rhode Island. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $44.8 million (the “Renaissance Providence Downtown Hotel Whole Loan”) which is comprised of two pari passu notes, each as described below. Note A-1 is held by the DBJPM 2016-C1 trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, the related directing certificateholder). However, the JPMCC 2016-JP2 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event. The loan has a 10-year term and will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,886,087	DBJPM 2016-C1	Yes
A-2	20,000,000	19,908,869	JPMCC 2016-JP2	No
Total	$45,000,000	$44,794,956

The previously existing debt was securitized in the JPMCC 2014-FL5 transaction. The borrowing entity for the loan is RP Providence, L.L.C., a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is TH Investment Holdings II, LLC, a fund of The Procaccianti Group (“TPG”). Founded in 1964, TPG is a second generation privately-held real estate investment and management company. Since 1964, TPG has owned or managed real estate assets with more than 50 million square feet and a value exceeding $5.0 billion. TPG’s current portfolio includes 66 hotel properties located in 26 states totaling 18,496 guest rooms and approximately 20.0 million square feet.

In December 2012, TPG and their equity partner Rockpoint Group, LLC, acquired the property through a discounted note sale for approximately $30.0 million. Upon acquisition, TPG and Rockpoint Group, LLC executed a new 20-year franchise agreement with Marriott to retain the Renaissance brand and were able to significantly improve the operating margins since taking over management. The loan proceeds from 2014 facilitated TPG’s buyout of Rockpoint Group, LLC’s ownership stake at origination. In 2014, TPG commenced an approximately $5.5 million ($20,248 per room) property improvement plan to renovate the restaurant, bar and lounge spaces, fully reconfigure and renovate the lobby and check-in area, renovate the guestroom corridors and elevator lobbies and upgrade the fitness center, guestrooms and guestroom bathrooms. The renovations are expected to be completed by December 2016 and the remaining renovations will provide upgrades to the concierge lounge, boardrooms and meeting spaces.

The Property. The Renaissance Providence Downtown Hotel is a nine-story, 272-room full service hotel located on 5 Avenue of the Arts in Providence, Rhode Island and situated on approximately 0.68 acres. The property was built in 2007 as a Renaissance brand hotel as part of an adaptive reuse of the façade and exterior of the historic Masonic Temple Building, which was originally built in 1929 in downtown Providence. The reconstruction commenced in 2004 and approximately $100.0 million was spent on the redevelopment project over the three years.

The property features modern hotel amenities against the backdrop of a historic setting with architecture restored from the original building. The hotel has one full service restaurant and lounge, the Public Kitchen & Bar, which serves breakfast, lunch, dinner and 24-hour room service. Upon taking over ownership and management of the Renaissance Providence, TPG leased out the restaurant space to the Downtown Restaurant Group, LLC, who has operated the Public Kitchen & Bar since December 2012 and whose lease has two five-year renewal options remaining. The Downtown Restaurant Group, LLC currently operates three other restaurants in the area. The hotel also provides approximately 11,415 square feet of meeting space, including the 4,900 square foot Symphony Ballroom and 1,775 square feet of pre-function space. Additional hotel amenities include a fully equipped fitness center with changing rooms, a full-service business center, a club/concierge lounge, a gift shop and news stand and valet parking. Valet parking is made available to hotel guests through a third-party operated valet service, which utilizes up to 150 parking spaces leased from the Providence Place Mall garage pursuant to the parking lease. The valet parking agreement commenced in May 2013 and has automatic one-year renewal terms. The parking lease commenced in April 2008 and expires in March 2018.

The property has 264 standard rooms and eight suites. The 2,000 square foot Presidential Suite features living room, dining room, den, kitchen, screening room, two bathrooms and views of the Rhode Island State House. The standard rooms average 400 square feet in size, feature 12-foot ceilings with amenities including HD flat-screen TVs with cable, internet access, dual telephone lines with voicemail, desk with ergonomic chair, mini-fridge, in-room hairdryers, irons and ironing boards and alarm clocks with iPod connections.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Providence Downtown Hotel

The Market. The Renaissance Providence Downtown Hotel is located in downtown Providence immediately off of Interstate 95. The property is situated between Park and Francis Streets and is adjacent to the Rhode Island State House and several guest rooms at the hotel offer views of the State House. The Renaissance Providence is also adjacent to Veterans Memorial Auditorium, which is home to the Rhode Island Philharmonic Orchestra, the Festival Ballet Providence and a number of touring company performances. The property is a block away from the Providence Place Mall and is also approximately 1.2 miles from Brown University, which has over 8,500 students.

The appraisal did not identify any confirmed hotel projects in the pipeline for the immediate area that would serve as direct competition to the Renaissance Providence Downtown Hotel.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Renaissance Providence Downtown Hotel(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	69.5%	$138.02	$95.95	73.1%	$162.82	$119.09	105.2%	118.0%	124.1%
2014	69.5%	$144.88	$100.70	74.3%	$170.14	$126.37	106.9%	117.4%	125.5%
2015	71.2%	$157.61	$112.16	72.2%	$180.15	$130.09	101.4%	114.3%	116.0%
TTM(4)	71.3%	$159.15	$113.52	73.6%	$182.17	$134.07	103.2%	114.5%	118.1%
(1)	Data provided by a third-party data provider. The competitive set contains the following properties: Hilton Providence, Marriott Providence Downtown, Curio Collection Providence Biltmore Hotel, Omni Providence Hotel and Courtyard Providence Downtown.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by a third-party data provider for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on April 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Renaissance Providence Downtown Hotel	272	2007	11,415	50%	25%	25%	70%	$180.83	$127.39
Marriott Providence Downtown	351	1975	11,000	55%	20%	25%	79%	$165.00	$130.35
Providence Biltmore Hotel	292	1922	19,000	40%	35%	25%	71%	$155.00	$110.05
Hilton Providence	274	1969	8,500	55%	30%	15%	71%	$145.00	$102.95
Courtyard Providence Downtown	216	1999	2,700	50%	35%	15%	75%	$145.00	$108.75
Omni Providence Hotel	564	1994	22,000	50%	40%	10%	69%	$160.00	$110.40
Total(2)	1,697
(1)	Based on the appraisal.
(2)	Excludes the Renaissance Providence Downtown Hotel property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Renaissance Providence Downtown Hotel

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy(4)	73.1%	74.3%	72.2%	73.6%	73.6%
ADR	$162.82	$170.14	$180.15	$182.17	$182.17
RevPAR	$119.09	$126.37	$130.09	$134.07	$134.07

Room Revenue	$11,823,297	$12,511,188	$12,915,379	$13,310,621	$13,310,621	$48,936	83.8%
Food and Beverage Revenue	1,765,971	2,019,514	1,951,653	1,946,325	1,946,325	7,156	12.3%
Other Rental Revenue	494,419	614,654	606,293	627,898	627,898	2,308	4.0%
Total Revenue	$14,083,687	$15,145,356	$15,473,325	$15,884,844	$15,884,844	$58,400	100.0%

Room Expense	$2,871,415	$2,860,318	$2,944,969	$3,038,603	$3,091,152	$11,365	23.2%
Food and Beverage Expense	1,214,614	1,247,192	1,203,521	1,212,775	1,212,775	4,459	62.3%
Other Departmental Expenses	140,601	39,780	37,363	36,941	36,941	136	5.9%
Departmental Expenses	$4,226,630	$4,147,290	$4,185,853	$4,288,319	$4,340,868	$15,959	27.3%

Departmental Profit	$9,857,057	$10,998,066	$11,287,472	$11,596,525	$11,543,976	$42,441	72.7%

Operating Expenses	$4,755,640	$5,070,609	$5,193,301	$5,247,391	$5,194,004	$19,096	32.7%
Gross Operating Profit	$5,101,417	$5,927,457	$6,094,171	$6,349,134	$6,349,971	$23,345	40.0%

Management Fees	$418,007	$459,182	$465,171	$476,960	$476,545	$1,752	3.0%
Property Taxes	216,591	320,550	354,494	354,994	722,642	2,657	4.5%
Property Insurance	112,847	117,576	129,037	133,235	131,876	485	0.8%
Other Expenses	0	10,904	12,120	13,487	13,487	50	0.1%
FF&E	563,347	605,814	618,933	635,394	635,394	2,336	4.0%
Total Other Expenses	$1,310,792	$1,514,026	$1,579,755	$1,614,070	$1,979,944	$7,279	12.5%

Net Operating Income	$3,790,625	$4,413,431	$4,514,416	$4,735,064	$4,370,027	$16,066	27.5%
Net Cash Flow	$3,790,625	$4,413,431	$4,514,416	$4,735,064	$4,370,027	$16,066	27.5%
(1)	TTM column represents the trailing 12-month period ending on April 30, 2016.
(2)	Per Room values based on 272 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of March 31, 2016. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2016-JP2

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Executive Director	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Matt Smith Director	matt-t.smith@db.com	(212) 250-6155

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number
Brooks Scholl Director	brooks.scholl@db.com	(212) 250-5149

Ryan Horvath Vice President	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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